UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Empire State Realty Trust, Inc.

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EMPIRE STATE
REALTY TRUST

2023 NOTICE OF ANNUAL SHAREHOLDERS MEETING & PROXY STATEMENT

NOTICE OF ANNUAL MEETING
DEAR SHAREHOLDER:
We cordially invite you to attend the 2023 annual shareholders meeting (the “annual meeting”) of Empire State Realty Trust, Inc., a Maryland corporation (the “company”).

Date Thursday May 11, 2023	Time 11:00 a.m. (Eastern Time)	Place State Grill 21 West 33rd Street New York, New York 10118 AND via live webcast at: www.virtualshareholder meeting.com/ESRT2023	Record Date The close of business on March 2, 2023
At the 2023 annual meeting, all Class A and Class B common stockholders as of the close of business on the record date will be asked to consider and vote upon the following matters, as more fully described in the proxy statement, first distributed to shareholders on or about March 30, 2023:
AGENDA ITEM	Board Recommendation	Read More
PROPOSAL 1 a proposal to elect the eight director nominees named in the proxy statement to serve on our board until the next annual meeting or until their successors are elected and qualify.	FOR each director nominee	Page 16
PROPOSAL 2 a proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers (“NEOs”) as described in this proxy statement.	FOR this proposal	Page 51
PROPOSAL 3 a proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	FOR this proposal	Page 66
In addition, shareholders may be asked to consider and act upon any other matter that may properly be brought before the annual meeting or at any adjournment or postponement thereof.
All Class A and Class B common stockholders are cordially invited to attend the annual meeting. The annual meeting will be held at State Grill, 21 West 33rd Street, New York, New York 10118 and via a live webcast. The annual meeting will begin promptly at 11:00 a.m. (Eastern Time). During the annual meeting, you may ask questions. The company will respond to as many inquiries at the annual meeting as time allows. You may vote your shares through the mail, in person, and electronically. To vote by mail, please follow carefully the instructions which accompany your proxy ballot. Please see explanations below to vote in person and electronically.
If you plan to attend the annual meeting in person, you must present proof of ownership of the company’s common stock on the record date, which can be your notice of availability or your proxy card, or if your shares are held in “street name” (i.e., through a broker, bank or other nominee), a copy of a brokerage statement reflecting your stock ownership as of the record date. If your shares are held in “street name,” you will also need a duly authorized proxy from your broker, bank or other nominee to vote your shares at the annual meeting. Shareholders and proxyholders may also be asked to present a form of photo identification such as a driver’s license or passport. Check-in will begin at 10:30 a.m. (Eastern Time), and you should allow ample time for check-in procedures.
If you plan to attend the annual meeting online, you will need the 16-digit control number included in your notice of availability, on your proxy card or on the instructions that accompany your proxy materials. Online check-in will begin at 10:30 a.m. (Eastern Time), and you should allow ample time for the online check-in procedures. Instructions on how to attend and participate in the annual meeting via the live webcast are posted on www.virtualshareholdermeeting.com/ESRT2023. You will be able to vote your common stock while attending the annual meeting by following the instructions on the website. You may also submit questions in advance of the annual meeting or during the meeting through the website.
YOUR VOTE IS IMPORTANT TO US. Whether or not you plan to attend the annual meeting, please authorize a proxy to vote your shares as soon as possible to ensure that your shares will be represented at the meeting. We encourage you to vote your shares as early as possible prior to the annual meeting.
By Order of Our Board of Directors,
HEATHER L. HOUSTON
Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE VIRTUAL ANNUAL MEETING TO BE HELD ON MAY 11, 2023. THIS PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2022 (“2022 ANNUAL REPORT”) TO SHAREHOLDERS ARE AVAILABLE AT WWW.PROXYVOTE.COM.

2023 PROXY STATEMENT 1

Proxy Summary
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references (“XX”) are supplied to help you find further information in this proxy statement. References in this proxy statement to (i) “we,” “us,” “our,” “ours,” “ESRT” and the “company” refer to Empire State Realty Trust, Inc. and its consolidated subsidiaries (including its operating partnership, Empire State Realty OP, L.P.) and (ii) “shareholders” refers to holders of our Class A common stock and Class B common stock, unless the context requires otherwise.
About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT) is a REIT that owns and manages office, retail and multifamily assets in Manhattan and the greater New York metropolitan area. ESRT owns the iconic Empire State Building — the “World’s Most Famous Building” — and the United States’ #1 attraction in Tripadvisor’s 2022 Travelers’ Choice Awards: Best of the Best, the newly reimagined Empire State Building Observatory. The company is a leader in energy efficiency, indoor environmental quality, and healthy buildings, and has the lowest greenhouse gas emissions per square foot of any publicly-traded REIT portfolio in New York City(1). As of December 31, 2022, ESRT’s portfolio is comprised of approximately 8.9 million rentable square feet of office space, 741,000 rentable square feet of retail space and 721 residential units.
Our Portfolio

PREDOMINANTLY MANHATTAN-BASED

KEY
MULTIFAMILY PROPERTIES
OFFICE PROPERTIES
RETAIL PROPERTIES
345 EAST 94TH STREET
THE GOTHAM
1010 THIRD AVENUE
250 WEST 57TH STREET
77 WEST 55TH STREET
THE VICTORY
ONE GRAND CENTRAL PLACE
1400 BROADWAY
501 SEVENTH AVENUE
EMPIRE STATE BUILDING
1359 BROADWAY
1333 BROADWAY
1350 BROADWAY
112 WEST 34TH STREET
111 WEST 33RD STREET
10 UNION SQUARE EAST
298 MULBERRY STREET
HUDSON RIVER
CENTRAL PARK
UPPER WEST SIDE
UPPER EAST SIDE
YORKVILLE
ROOSEVELT ISLAND
QUEENS
THEATER DISTRICT
MIDTOWN EAST
EAST RIVER
HUDSON YARDS
CHELSEA
NOMAD
GRAMERCY
STUYVESANT TOWN
EAST VILLAGE
ALPHABET CITY
WEST VILLAGE
GREENWICH VILLAGE

DIVERSIFIED WITH MULTIPLE SOURCES OF UPSIDE

1%
5%
21%
73%

Net Operating Income (NOI)[(2)]

OFFICE WITH BASE BUILDING RETAIL

- 8.9M sq. ft., predominantly Manhattan, some Greater New York Metropolitan Area ("GNYMA")
- Modernized, amenitized, energy efficient, healthy buildings with central locations near mass transit
- "Flight to Quality" destination, accessible price points

ESB OBSERVATORY EXPERIENCE

- Iconic, authentic NYC experience
- $165M redevelopment completed
- Dynamic pricing, all reservations model; inflation hedge
- #1 attraction in the U.S. per Tripadvisor's 2022 Travelers' Choice Awards: Best of the Best

MULTIFAMILY

- 721 units across three well-located, well-amenitized properties in Manhattan
- Annual rent resets; inflation hedge
- Modest capital expenditure requirements

STANDALONE RETAIL

- 0.7M sq. ft., predominantly in Manhattan
- 93% of annual rents come from national retailers
- High foot traffic locations on or near mass transit

(1)
Per Green Street research report: “Office Insights: NYC Local Emissions Regulation Update”, dated November 24, 2021.

(2)
Chart as of December 31, 2022. NOI is not a measurement of financial performance prepared in accordance with GAAP. See “Non-GAAP Financial Measures” on page 81 for more information and a reconciliation to the most directly comparable GAAP financial measure, net income. For purposes of this graph, NOI is calculated on a trailing twelve-month basis and adjusted for pro-forma full year NOI contribution from the multifamily acquisition that closed in December 2022.

2 EMPIRE STATE REALTY TRUST

Company Priorities

Lease Space	Sell Observatory Tickets
Maintain balance sheet flexibility	Achieve ESG Goals
Enhance Shareholder Value
2022 Financial Performance Highlights

$727.0M Total Revenue	$63.2M Net Income	$0.90 Core FFO Per Share(1)
2.19M Observatory Visitors At record per cap revenue per customer mix	1,118,579 rentable square feet of signed new, renewal, and expansion leases	Outperformed NYC-Based Office Peers on Total Shareholder Return (TSR) by average 1,765 bps(2)
$132.9M returned to shareholders through dividends and share repurchases	$1.1B Liquidity	96 residential units acquired ~234,000 square feet suburban office sold

(1)
Core FFO per share is not a measurement of financial performance prepared in accordance with GAAP. See “Non-GAAP Financial Measures” on page 81 for more information and a reconciliation to the most directly comparable GAAP financial measure.

(2)
Peer group for this purpose includes Boston Properties, Inc., Paramount Group, Inc., SL Green Realty Corp. and Vornado Realty Trust as of December 31, 2022. See page 46 for more information.

2022 Results

Operating Results Highlights
Net Income (Loss) / Core Funds from Operations (“Core FFO”)(1)	Number of Observatory Visitors

800,000
700,000
600,000
500,000
400,000
300,000
200,000
100,000
0
422,000
0
30,000
55,000
51,000
162,000
255,000
360,000
269,000
573,000
687,000
660,000
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
2020
2021
2022

(1)
Core Funds from Operations is not a measurement of financial performance prepared in accordance with GAAP. See “Non-GAAP Financial Measures” on page 81 for more information and a reconciliation to the most directly comparable GAAP financial measure.

2023 PROXY STATEMENT 3

Leasing Stats

◗
Signed a total of 1,118,579 rentable square feet of new, renewal, and expansion leases, including 99 leases totaling 788,010 rentable sq. ft. in Manhattan office portfolio

◗
While Manhattan’s market-wide office availability rate increased in 2022, ESRT’s Manhattan office leased percentage rate improved by 260 basis points (bps) and occupancy increased by 210 bps for the year

◗ As of December 31, 2022, percentage leased (including signed leases not commenced): ◗ Total commercial portfolio: 88.6% ◗ Total multifamily portfolio: 96.3%
Strong & Flexible Balance Sheet
Flexibility to allocate capital for long term shareholder value; optionality: ◗ Share repurchases ◗ External growth ◗ Capital recycling ◗ Office portfolio 100% owned	Liquidity: $1.1 Billion ◗ Cash: $264M ◗ Undrawn credit facility: $850M ◗ Unencumbered office + retail properties: 78% of total sq. ft.
Net Debt / Adj. EBITDA(1): 5.7x (Peer Average(2): 9.6x)	Secured Debt(3): 39% (Peer Average(2): 56%)	Floating Rate Debt Exposure: 0% (Peer Average(2): 15%)
Data as of December 31, 2022.
(1)
Adjusted EBITDA is not a measurement of financial performance prepared in accordance with GAAP. See “Non-GAAP Financial Measures” on page 81 for more information and a reconciliation to the most directly comparable GAAP financial measure. Adjusted EBITDA is calculated on a trailing twelve-month basis.

(2)
Peer group for this purpose includes Boston Properties, Inc., Paramount Group, Inc., SL Green Realty Corp. and Vornado Realty Trust as of December 31, 2022.

(3)
Reflects the company’s secured debt, at share.

Capital Recycling
◗
Completed the acquisition of three multifamily acquisitions in Manhattan in 2021 and 2022 for a combined purchase price of $391 million

◗
625 residential units across two full service multifamily assets, the Victory (561 10th Avenue near Hudson Yards) and 345 East 94th Street featuring predominantly free-market units with approximately 20% of the units subject to 421a affordability requirements for tax abatement program

◗
96 residential units in a 100% free-market, full service multifamily asset located at 298 Mulberry Street

◗
Completed the disposition of 4 non-core assets in our GNYMA portfolio since 2021, for a total gross asset valuation of $112 million in transactions qualifying as like-kind exchanges

◗
Office assets located at 383 Main Avenue in Norwalk, CT (2021) and 10 Bank Street in White Plains, NY (2022)

◗
Retail assets located at 69-97 and 103-107 Main Street in Westport, CT (2023)

Return of Capital
Returned $421 million to shareholders through share repurchases and dividends from 2020 through 2022.
During 2020, ESRT had no requirement to pay a dividend beyond the quarterly dividends paid in Q1 and Q2 2020 due to two primary factors: (i) a net operating loss (“NOL”) carryforward available from accelerated non-cash deductions in prior periods, and (ii) the significant decline in revenue due to lower levels of Observatory visitation. ESRT’s focus on long-term shareholder value creation and preservation of our balance sheet strength and flexibility led to a suspension of its quarterly dividend from Q3 2020 through Q1 2021 and a resumption of dividend in Q2 2021 at one-third of the previous level.
ESRT’s plan for long-term shareholder value creation includes continued balance sheet strength and flexibility, utilization of its NOL carryforward balance to reduce taxable income and required distribution, and use of cash flow for new acquisitions and repurchases of stock.
Between March 5, 2020 (the date the repurchase program began) and March 24, 2023, the company repurchased $283.7 million of shares at a weighted average price of $8.28 per share, representing approximately 11.5% of total shares outstanding as of March 5, 2020.

$250,000
$200,000
$150,000
$100,000
$50,000
$0
$143,713
$65,047
$46,704
$32,764
$90,176
$42,786
2020
2021
2022(1)
Total Dividends Paid
Total Share Repurchases

(1) 2022 includes two repurchases with trade dates in December 2021 that settled in January 2022.

4 EMPIRE STATE REALTY TRUST

Environmental, Social and Governance Highlights

Environmental
Awarded as a Leader

100% of Portfolio is Well
Health-Safety Rated
◗
First commercial portfolio in the Americas to achieve this rating

◗
Among the first to be certified three times

◗
100% of portfolio enrolled in WELL at Scale

◗
Early adopter of WELL Equity Rating

Empire Building Challenge Partner	GRESB Five Star Rated Public Disclosure “A” Rating Global and Regional Sector Leader	2022 ENERGY STAR Partner of the Year ◗ ◗ 92% of our office and retail portfolio and 80% of entire portfolio is certified by ENERGY STAR
LEED Gold at Empire State Building	Green Lease Leader Platinum	Fitwel Champion 89% of NYC Properties Fitwel certified
On Track with Sector Leading Targets

ESRT commercial portfolio achieved carbon neutrality in 2022 through:
◗
Reduction of operational emissions through building energy-efficiency retrofit work

◗
Purchase of wind renewable energy credits (“RECs”) for 100% of commercial portfolio’s electrical usage since 2021, and for Empire State Building since 2011

◗
Offset 100% of fossil fuel usage with preservation of biodiverse ecosystem forest

NET-ZERO COMMITMENT
◗
Net-zero commitment for carbon emissions at Empire State Building by 2030 and the entire commercial portfolio by 2035 through 80% operational carbon emissions reduction in partnership with New York State’s Climate Leadership and Community Protection Act grid performance targets

◗
Targets verified and approved with the Science Based Targets Initiative (SBTi) as aligned with its most stringent 1.5°C trajectory

Prepared for Future Regulation and Reduced Risk of Fines

◗
Local Law 97 ("LL97") Compliant through 2029 based on current assumptions

◗
Scope 1, Scope 2, and Scope 3 emissions tracking, reporting, and disclosure — voluntarily disclose scope 3 emissions for tenant sub-metered usage

◗
Sustainability reporting in alignment with GRESB, TCFD, SASB, GRI, SBTi

Industry Leadership

◗
Empire Building Playbook. Developed and published a free guide, the Empire Building Playbook, in partnership with the New York Energy Research Development Authority (NYSERDA) and the Clinton Global Initiative, for existing commercial buildings to follow our lead and develop a pathway to carbon reduction announced by President Clinton, Governor Hochul, and Mayor Adams

◗ Our Chairman, President and CEO (Tony Malkin) and/or our SVP, Director of Energy, Sustainability and ESG (Dana Schneider) have served as leaders of the following organizations, among others:
◗ Real Estate Roundtable Sustainability Policy Advisory Committee (Malkin — Chair; Schneider — member)	◗ Urban Green Board of Directors (Schneider — board member) ◗ USGBC LEED Steering Committee (Schneider — Co-Chair)

2023 PROXY STATEMENT 5

Industry Leadership

◗
NYC Climate Mobilization Local Law 97 Advisory Board (Malkin — board member and Co-Chair of Commercial Buildings Technical Pathways Working Group)

◗
NYC Sustainability Advisory Board (Schneider — board member)

◗
Real Estate Board of New York (REBNY) Sustainability Committee (Schneider — member)

◗
WELL Living Lab/Mayo Clinic (Schneider — member)

◗
NAREIT Real Estate Sustainability Committee (Schneider — member)

◗
ULI Tenant Energy Optimization Program (Malkin — sponsor)

◗
NYC Mayor’s Carbon Challenge (Schneider — member)

Social
Diversity, Equity & Inclusion (“DEI”) Leadership
Bloomberg Gender-Equality Index	Great Place to Work Certified	UN Global Compact and Women’s Empowerment Principles

In support of

WOMEN'S EMPOWERMENT PRINCIPLES

Established by UN Women and the UN Global Compact Office

Selected for inclusion in 2022 and 2023 indices		First commercial office REIT in the U.S. to join UN Global Compact as well as commit to the Women’s Empowerment Principles
Focus on Gender and Ethnic Diversity in Our Workforce and Leadership
Gender	Ethnicity
◗
Employee-led Inclusion Committee: Our employee-led Inclusion Committee operates under the guidance of an independent DEI consultant and has rolled out a number of initiatives, trainings and programs.

◗
Mandated diversity in candidate pools for new hires.

100%
60%
40%
20%
0%
33.00%
33.00%
33.00%
71.43%
4.76%
4.76%
16.67%
2.38%
38.53%
1.95%
40.33%
13.04%
5.85%
0.30%
NEO
VP+
All
White
Two or more races (Not Hispanic or Latino)
Hispanic or Latino
Black or African American
Asian
American Indian or Alaska Native

Data as of December 31, 2022
Investment in Our People

◗
Employee programs and benefits: In 2022, we significantly increased our 401(k) match from $1,250 per year to 100% of contributions up to 5% of an employee’s salary and added employer funding to our employees’ health savings accounts (“HSAs”). Since 2021, we have enhanced parental leave, increased paid time off and created paid volunteer time off, and added flexible hours (where possible), financial wellness and healthy living programs, and a “VIP Program” that allows employees to attend celebrity events at the Empire State Building.

◗
Training and Education: Over 3,400 hours of in-person and online training

◗
Employee Engagement Survey:

◗
ESRT 100% participation for corporate; 95% for union team members

◗
ESRT overall favorability 85% vs 81% benchmark for real estate industry participants in survey

◗
Community engagement and volunteerism: 1,300 volunteer hours donated by employees in 2022

6 EMPIRE STATE REALTY TRUST

Governance
Focus on Board Diversity
Gender(1)	Ethnicity(1)

(1)
Data as of the date of this proxy statement. Leslie Biddle stepped down from the board on January 16, 2023 to assume her new position of Special Assistant to the Undersecretary of Infrastructure at the U.S. Department of Energy. The company has an active search underway to replace her.

Board Refreshment

◗
Balance of continuity (4 directors since 2013 IPO) and refreshment with 4 new directors appointed since 2017

◗
Focused on enhanced diversity and refreshment with 3 independent diverse directors appointed since 2017

◗
Refreshment of board committees. Thomas J. DeRosa added to Compensation and Human Capital Committee in 2022 and took over as chair in 2023

◗
See page 10 for more information

Board Independence

◗
Lead Independent Director elected annually, with responsibilities outlined in corporate governance guidelines. See page 21 for more information

◗
7 of 8 directors are independent/all committees composed entirely of independent directors

Accountability

◗
Frequent and robust shareholder engagement efforts. See page 8 for more information

◗
Annual election of all directors (declassified board)

◗
Annual say-on-pay voting

◗
Shareholder proxy access, adopted in 2018 in response to shareholder feedback

◗
Shareholder right to amend bylaws, adopted in 2019 in response to shareholder feedback

◗
Robust stock ownership guidelines for our NEOs and directors. See page 48 for more information

◗
Robust annual board and committee self-assessment with third-party facilitator

Robust Board Oversight and Engagement

◗
Frequent engagement with management, company employees, tenants and outside advisors to maintain robust oversight of company environmental, social and governance (“ESG”) matters, risk, strategy and challenges

◗
Board oversight of ESG initiatives and risk management with specific committee responsibility outlined in committee charters. See page 23 for more information

Transparent Reporting

◗
Committed to enhanced transparency and reporting, including through our annual Sustainability Report and our participation in GRESB, WELL Health-Safety and Fitwel

◗
Transparent public reporting of diversity at board, management and all employee levels

◗
Added board diversity matrix disclosure to proxy in response to shareholder feedback. See page 15 for more information

For more information, please see our most recent Sustainability Report (available at esrtreit.com/sustainability), the contents of which are not incorporated by reference into this proxy statement.

2023 PROXY STATEMENT 7

Shareholder Engagement

Following a 62% Say-on-Pay vote at our annual meeting in May 2020, we made significant changes to our executive compensation program, considering shareholder feedback, which has translated into positive results with a 96% vote in favor of our NEO compensation at our annual meetings held in both 2021 and 2022. We continue to engage regularly with our shareholders and made further changes to our executive compensation and governance programs in 2022 based on shareholder feedback.
Say-on-Pay Voting Results
WHAT WE HEARD	WHAT WE DID
Strategy
GUIDANCE

Although we already provided hypothetical forecasts for our Observatory performance since 2020, shareholders expressed a desire for the company to put forth guidance on key metrics similar to that of our peers to assist their evaluation of our performance.

In April 2022, we introduced guidance on Core FFO per share, Same-Store Occupancy, Same-Store Cash NOI (excluding lease termination fees) and Observatory NOI, key metrics that management uses to evaluate the performance of the company. Such metrics are also used by our close peers, as applicable, and we believe are useful measures to investors in evaluating our performance.

Governance
Director Diversity

Shareholders expressed a desire to better understand how the board incorporates diversity into its board refreshment initiatives and whether the board has plans to increase board diversity.
We also received a request to report our individual directors’ racial, ethnic and gender attributes in the form of a matrix in addition to the diversity pie charts that we already provide in our proxy statement.

The board codified in our Corporate Governance Guidelines that it would seek to include candidates with a diversity of race, ethnicity and gender in each board nominee candidate pool.
We have appointed three independent, diverse directors since 2017. The company will consider the opportunity to enhance the diversity of the board with any new director appointment.
We added disclosure to this proxy statement in the form of a matrix to report the self-identified racial, ethnic and gender composition of our individual board members. See page 15.
The board reviews and discusses the board diversity policies contained in shareholder and proxy advisory firm voting guidelines and well-regarded frameworks such as the Bloomberg Gender Equality Index (GEI) as part of its discussions on board refreshment at each quarterly meeting.

DIRECTOR TIME COMMITMENTS

Although no shareholders raised the topic with us, we proactively reviewed various shareholder and proxy advisory firm voting guidelines on director time commitments and found that some of these guidelines were more limited than our current policy.

The board amended the Corporate Governance Guidelines to provide that directors are limited to service on no more than three (reduced from four) other public company boards (one (reduced from two) if the director is a CEO or equivalent position).
All directors are in compliance with this more limited policy.

8 EMPIRE STATE REALTY TRUST

WHAT WE HEARD	WHAT WE DID
Governance (CONTINUED)
Employee Attraction and Retention
There were questions around our human capital management, including our strategy for attraction and retention of talent, particularly diverse talent.
In 2022, we significantly increased our 401(k) match from $1,250 per year to 100% of contributions up to 5% of an employee’s salary and added employer funding to our employees’ HSAs. Since 2021, we have enhanced parental leave, increased paid time off and created paid volunteer time off, and added flexible hours (where possible), financial wellness and healthy living programs, and a “VIP Program” that allows employees to attend celebrity events at the Empire State Building.
Our employee-led Inclusion Committee operates under the guidance of an independent DEI consultant and has rolled out a number of initiatives, trainings and programs.
We have mandated diversity in candidate pools for new hires. Our employee diversity has improved over the past several years, particularly at the management level, as shown on page 6. We regularly conduct employee engagement surveys that are fully anonymous to determine engagement levels and action plan results. The company makes continued enhancements based on ongoing employee feedback.

Location of Annual Meeting
We had several long-standing shareholders request that we resume in-person shareholder meetings.
In 2020 and 2021, we held virtual only annual shareholder meetings. We continued this practice in 2022 as the virtual meeting format resulted in increased shareholder attendance and questions as compared to the in-person only format that we conducted prior to 2020.
We will hold a hybrid meeting in 2023 in order to offer access to all shareholders.

Compensation
ESG Metrics

We were applauded for being well ahead of our peers in terms of integrating ESG into our NEO compensation program, including ESG metrics in an objective/quantitative points system format that account for 15% of our NEO’s annual incentive bonus. See page 37.
We were encouraged to additionally include ESG metrics in our NEO’s long-term equity awards.

For 2022, we maintained the quantitative points system to measure achievement of our ESG goals as part of NEO annual incentive bonus and implemented new 2022-specific goals to encourage the company to push forward on new ESG initiatives.
For 2022, we added three-year ESG metrics to performance-based equity as well. These metrics are tied to industry-recognized, independent third-party ratings that are commonly used as benchmarks for sustainability goals at our peers, and we are one of the first REITs to incorporate these as a performance criterion for equity awards, demonstrating management alignment with these important ESG objectives. See page 44 for more information.

Allocation of Time-Based and Performance-Based Awards

Certain shareholders stated that they were happy that a significant portion of our NEOs compensation is performance-based and expressed a desire to see even more compensation tied to long-term performance metrics.
For 2022, we reallocated our performance-based vesting and time-based vesting awards from 50:50 to 55:45, more heavily weighted to performance-based vesting awards.

2023 PROXY STATEMENT 9

Board and Governance Highlights

BOARD SNAPSHOT
(1)
Data as of the date of this proxy statement. Leslie Biddle stepped down from the board on January 16, 2023 to assume her new position of Special Assistant to the Undersecretary of Infrastructure at the U.S. Department of Energy. The company has an active search underway to replace her.

Board Nominees

Name and Position	Director Since	Committee Membership
		AC	FC	CC	NGC
Anthony E. Malkin, 60 Chairman, President and Chief Executive Officer	2013
Thomas J. DeRosa, 65 Independent Director	2013	+
Steven J. Gilbert, 75 Lead Independent Director	2013
S. Michael Giliberto, 72 Independent Director	2013	+
Patricia S. Han, 51 Independent Director	2019
Grant H. Hill, 50 Independent Director	2020
R. Paige Hood, 64 Independent Director	2020
James D. Robinson IV, 60 Independent Director	2015
AC Audit Committee	CC Compensation and Human Capital Committee		Chair	Member
FC Finance Committee	NGC Nominating and Corporate Governance Committee	+	Audit Committee Financial Expert

10 EMPIRE STATE REALTY TRUST

Executive Compensation Highlights

OUR 2022 NAMED EXECUTIVE OFFICERS ("NEOs")		2022 TARGET COMPENSATION MIX
Anthony E. Malkin Chairman, President and Chief Executive Officer	Christina Chiu Executive Vice President, Chief Operating Officer and Chief Financial Officer
Thomas P. Durels Executive Vice President, Real Estate	Thomas N. Keltner, Jr. Former Executive Vice President and General Counsel(1)

(1)
Mr. Keltner retired as the company’s Executive Vice President and General Counsel effective December 31, 2022.

2022 COMPENSATION COMPONENTS

Base Salary
Our NEOs’ stable source of cash income set at competitive levels.
◗
Our CEO’s base salary has remained unchanged since 2016 other than a pandemic-related voluntary reduction from 2020 into 2021.

◗
Our EVP, Head of Real Estate’s base salary has remained unchanged since 2019 other than a pandemic-related voluntary reduction from 2020 into 2021.

◗
Our EVP, COO & CFO’s base salary has increased since joining the company in 2020 commensurate with her increased responsibilities.

See page 36 for more information.

Time-Based Equity Compensation
Long-term equity is granted in the form of long-term incentive units of partnership interest in our operating partnership (“LTIP units”) or shares of restricted Class A common stock (“Restricted Shares”) at the NEO’s election. All of our NEOs have chosen the LTIP unit option.
◗
Time-based awards make up 45% of the NEO’s total equity award.

◗
Time-based awards generally vest 25% per annum over four years, subject to continued employment. See page 43 for more information.

Performance-Based Equity Compensation
Performance-based awards vest based on a combination of:
(i)
the company’s TSR performance over a three-year period relative to selected office REITs;

(ii)
the company’s performance against three-year ESG metrics; and

(iii)
the company’s performance against one-year corporate metrics with a three-year absolute TSR modifier.

Performance-based awards make up 55% of the NEO’s total equity award.
Such awards, to the extent earned, vest 50% at the end of the three-year period and 50% on the first anniversary of the end of such period. See page 43 for more information.

Annual Incentive Bonus

We motivate and reward achievement of short-term company corporate and ESG objectives and individual goals. ESG goals are weighted 15% for each NEO and weightings for the other metrics vary among the NEOs depending on the NEO’s ability to impact such metric. See page 37 for more information.

Corporate Goals	ESG Goals	Individual Goals	Committee Discretion	Annual Incentive Bonus Exchange

We measure quantitative performance across four metrics:
◗
Core FFO per Share

◗
Same-Store Cash NOI Growth (excluding Observatory)

◗
Leasing and Occupancy (i.e., leased percentage at year-end, leasing volume and weighted average starting rents)

◗
G&A Expense as a Percentage of Revenues

We evaluate specific ESG metrics on a points system, including:
◗
Environmental goals (e.g., GRESB, WELL Health-Safety, Fitwel, ENERGY STAR and other prominent third-party ratings; renewable energy achievements and disclosure)

◗
Social goals relating to DEI initiatives, employee engagement, training, supply chain initiatives and disclosure

◗
Governance goals relating to shareholder engagement and board oversight of ESG

		We measure qualitative performance against individualized goals based on an NEO’s responsibilities and duties to the company.	The Compensation and Human Capital Committee reserves the ability to include a subjective element of judgment to adjust the formula result if appropriate based on identified non-quantitative factors.
Our NEOs have the option to receive any annual incentive bonus earned in one of three ways: (i) cash, (ii) fully vested LTIP units at 100% of the face amount, or (iii) LTIP units that vest over three years, subject to continued employment, at 120% of the face amount.

2023 PROXY STATEMENT 11

2022 EXECUTIVE COMPENSATION OUTCOMES
2022 ANNUAL INCENTIVE BONUS OUTCOMES
We made great progress in 2022 against the rigorous, objective annual bonus framework we implemented in 2021, and our NEOs achieved individual bonus payouts between 116% and 122%.
2022 Annual Incentive Bonus Outcomes	116%-122%

◗
Exceeded target on Core FFO per Share, Same-Store Cash NOI Growth (excluding Observatory), leasing volume and weighted average starting rents.

◗
Rental revenue

◗
We outperformed with increased rental revenue, including from our newly acquired multifamily properties, and increased Observatory revenue.

◗
Leasing performance

◗
We exceeded target for leasing volumes (by total square footage) for renewal tenants, although this was partially offset by underperformance on new leases.

◗
We exceeded target or performed in-line with target across all weighted average starting rent categories, including new and renewal leases in NYC and GNYM.

◗
Observatory revenue and net income

◗
Observatory awarded #1 attraction in the U.S. per Tripadvisor’s 2022 Travelers’ Choice Awards: Best of the Best.

◗
Continued recovery of Observatory driven by the return of Observatory visitors and record per capita revenue, coupled with operating expense management made possible by our new reservations-only ticket sales program. Observatory NOI increased from $18.3M in 2021 to $74.9M in 2022. The number of visitors increased from 269,000 in Q1 2022 to 660,000 in Q4 2022.

◗
Underperformance on leased percentage at year end against our ambitious targets amidst difficult market conditions.

◗
ESRT’s Manhattan office leased percentage rate improved by 260 bps and occupancy increased by 210 bps for the year even though Manhattan’s market-wide office availability rate increased in 2022.

◗
We still underperformed the ambitious targets that we set.

◗
In-line performance with target for G&A as a percentage of revenue.

◗
Increased revenue, including from Observatory and leasing as noted above.

◗
Exceeded target on ESG goals, including:

◗
Environmental achievements: GRESB 5-star rating with disclosure score of  “A” and named Global, Americas Regional, and Americas Regional Listed Sector Leader for Office; WELL Health-Safety Rating for third consecutive year; Fitwel Champion and certification on our newly acquired multifamily properties; ENERGY STAR Partner of the Year; Green Lease Leader Platinum.

◗
Social achievements: selected for inclusion in Bloomberg GEI for second consecutive year; first commercial office REIT in the U.S. to join UN Global Compact as well as commit to the Women’s Empowerment Principles; public reporting of diversity metrics; enhanced DEI policies, hiring practices and trainings; employee engagement scores higher than industry benchmarks; significant benefit program improvements.

◗
Governance achievements: enhanced board engagement on ESG and direct engagement with key shareholders.

See pages 38 – 42 for more information.
MODEST ACHIEVEMENT ON PERFORMANCE-BASED COMPENSATION AWARDS FOR THE 2020-2022 PERFORMANCE PERIOD

After four consecutive years of 0% payout on our three-year performance-based equity awards, we achieved modest payout on 2020-2022 equity awards at 24.7%, in light of ESRT’s relative performance against its office peers.

24.7%	2020-2022 Performance-Based LTIP Units EARNED

Performance Period	2016	2017	2018	2019	2020	2021	2022	Outcome	Payout
2016 – 2018(1)	100% Complete							Below Threshold	0.0%
2017 – 2019(1)		100% Complete						Below Threshold	0.0%
2018 – 2020(1)			100% Complete					Below Threshold	0.0%
2019 – 2021(2)				100% Complete				Below Threshold	0.0%
2020 – 2022(2)					100% Complete			Below Target, Earned in Part	24.7%

(1)
The performance-based awards covering the three-year performance periods from 2016-2018, 2017-2019 and 2018-2020 included the following pre-established quantitative performance metrics and weightings: absolute TSR (25%), relative TSR vs. Nareit Index (50%) and relative TSR vs. MSCI U.S. REIT Index (25%).

(2)
The performance-based awards covering the three-year performance period from 2019-2021and 2020-2022 include the following pre-established quantitative performance metrics and weightings: relative TSR vs. SNL Office Index (66.7%) and relative TSR vs. MSCI U.S. REIT Index (33.3%). The SNL Office Index was replaced by the Nareit Index when it was discontinued in July 2021.

12 EMPIRE STATE REALTY TRUST

Corporate Governance
Board Composition and Refreshment

DIRECTOR QUALIFICATIONS
Per our Corporate Governance Guidelines, directors should:
◗
possess the highest personal and professional ethics and integrity, exercise good business judgment, and commit to represent the long-term interests of the company and our shareholders;

◗
have the time, interest and ability to engage actively in the board, its committees and outreach with management;

◗
have an inquisitive and objective perspective, practical wisdom and mature judgment; and

◗
serve our goal of diversity by providing a range of viewpoints relevant to our business.

In order to build an independent board with broad and diverse experience and judgment that is committed to representing the long-term interests of our shareholders, our board seeks out an overall mix of directors with:

Relevant Skills and Experience for a publicly-traded, NYC-based office REIT
Our board continually evaluates its composition and collective expertise based on the company’s needs as a publicly-traded, NYC-based office REIT and the company’s strategy. See page 15 for more information.

Diversity with respect to race, gender, age and experiences
◗
The board codified in our Corporate Governance Guidelines that it would seek to include candidates with a diversity of race, ethnicity and gender in each board nominee candidate pool.

◗
We have appointed three independent, diverse directors since 2017.

◗
The company will consider the opportunity to enhance the diversity of the board with any new director appointment.

◗
The board evaluates the effectiveness of its director diversity efforts through its annual self-evaluation process and on an ongoing basis through its director candidate search processes led by the Nominating and Corporate Governance Committee.

Independence and no conflicts of interest
◗
Our Corporate Governance Guidelines provide that a majority of the directors on our board must be independent as required by the listing standards of the NYSE.

◗
Our board has adopted director independence standards which assist our board in making determinations with respect to the independence of directors.

◗
Our board considers other positions a director or a director candidate has held or holds (including other board memberships) and any potential conflicts of interest to ensure the continued independence of the board and its committees.

◗
There is no family relationship among any of our directors, executive officers and key employees.

Attention and Focus by each director in light of other obligations
◗
Directors must be willing to devote sufficient time and effort to carry out their duties and responsibilities effectively and should be committed to serve on our board for an extended period of time.

◗
Our Corporate Governance Guidelines provide that directors are limited to serve on no more than three other public company boards (one if the director is a CEO or equivalent position). The board may grant an exception where the board has made an affirmative determination that doing so would not impair the quality of the director’s service to the board.

◗
The Nominating and Corporate Governance Committee considers the position of our directors on other public company boards and their other professional commitments to confirm availability and capacity for service on our board.

◗
The Nominating and Corporate Governance Committee ensures that any potential nominee is not an employee or agent of, and does not serve on the board of directors or similar managing body of, any of our competitors.

◗
The Nominating and Corporate Governance Committee determines whether the potential nominee has a material interest in any transaction to which we are a party.

Balance of Tenures between knowledge of the company and fresh perspectives
◗
Per our Corporate Governance Guidelines, we seek a balance of  (i) new perspectives and refreshed composition and (ii) long-tenured experience and continuity. We recognize that a director’s term should not extend beyond such director’s ability to contribute and such director’s commitment to the board, as evidenced by board and committee meeting attendance and participation.

◗
Since 2017, we have rotated in four new directors and rotated out three directors.

2023 PROXY STATEMENT 13

Identifying and Evaluating Candidates for Director

Identification of Candidates
Nominating and Corporate Governance Committee
At each of its regularly scheduled quarterly meetings, the committee reviews the board’s current composition and considers whether it would be in the best interests of the company to bring on a new director who may add experience and skillsets that would complement the company’s long-term strategy. The committee develops criteria for any search process, including any specific desired skills, experiences, characteristics or qualifications, and typically engages an independent director search firm to assist in the search.
Internal Recommendations
The committee may solicit recommendations for director nominees from non-management directors, executive officers or any other source it deems appropriate.
Shareholder Recommendations
The committee will also consider properly submitted shareholder recommendations for candidates. Any shareholder recommendation should include the nominee’s name and qualifications for board membership. The recommending shareholder should also submit evidence of the shareholder’s ownership of our shares, including the number of shares owned and the length of time of ownership. See page 79 for more information.

Nominating and Corporate Governance Committee Consideration of Candidates
The Nominating and Corporate Governance Committee discusses, assesses and interviews candidates identified by any of the above sources and considers whether, among other things, such candidates’ backgrounds and experiences fulfill the “Director Qualifications” as outlined on page 13 and would align with the company’s long-term strategy, enhance the board’s diversity and preserve the dynamic and effective culture that it believes exists in the board’s current composition.
Prior to a vote as to whether a potential nominee is recommended to our board, each member of the committee is provided reasonable access to such potential nominee. Such access includes a reasonable opportunity to interview such potential nominee and to submit questions to such potential nominee. In addition, each potential nominee must provide the Nominating and Corporate Governance Committee with a written detailed biography and must identify the committees of our board on which the potential nominee would be willing to serve. The committee then makes recommendations to the board to consider such candidates.

Board Evaluation, Appointment, Nomination
Once the Nominating and Corporate Governance Committee has identified candidates and has recommended such candidates to the board, the board then evaluates such candidates. The board’s evaluation includes, as it deems necessary, additional interviews and discussion as well as an analysis of such director’s independence. The board recommends nominees for a shareholder vote at the next annual meeting.

Annual Shareholder Vote to Elect Directors
All directors are elected annually and subject to a plurality voting standard.
Our board has adopted a policy regarding the election of directors in uncontested elections. Pursuant to such policy, in an uncontested election of directors, any nominee who receives a greater number of votes of  “withhold” than votes “for” his or her election will, within two weeks following certification of the shareholder vote with respect to such election, submit a written resignation offer to our board for consideration by our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee will consider the resignation offer and, within 60 days following such certification, make a recommendation to our board concerning the acceptance or rejection of the resignation offer. Our board will take formal action on the recommendation no later than 90 days following such certification. We will publicly disclose, in a Current Report on Form 8-K or periodic report filed with the Securities and Exchange Commission (the “SEC”), the decision of our board, including an explanation of the process by which the decision was made and, if applicable, its reason(s) for rejecting the tendered resignation.

Annual Board Self-Evaluation
The Nominating and Corporate Governance Committee also takes the results of the board’s annual self-evaluation into account when considering board candidates and composition. See page 27 for more information.

14 EMPIRE STATE REALTY TRUST

Director Skills to Support Our Strategy

Our board continually evaluates its composition and collective expertise based on the company’s needs as a publicly-traded, NYC-based office REIT and the company’s strategy.
Knowledge, Skills & Experience	DeRosa	Gilbert	Giliberto	Han	Hill	Hood	Malkin	Robinson
Real Estate Experience experience in the real estate industry, including experience with acquisition, financing and operation of commercial property
Investment Experience relevant investment, strategic and deal structuring experience

Target Tenant Industry Experience
knowledge and experience with the top industries that make up the majority of our tenant base (technology, media and advertising; finance, insurance, real estate; consumer goods; professional services; legal services)

Executive Leadership leadership role as company CEO, President or other key executive position
Accounting Experience/Financial Literacy financial or accounting experience and an understanding of financial reporting, internal controls and compliance requirements for public companies
Digital Media and Commerce experience in digital media and commerce
Cybersecurity and Technology experience with cybersecurity issues and the technology industry
Human Capital Management experience leading an organization, including setting company culture and attracting, motivating, developing and retaining talent
Energy and Environmental Sustainability experience in the management and oversight of energy, environmental and climate-related risk
Risk Management Experience experience in identifying, managing and mitigating enterprise risks, including strategic, regulatory, operational and financial risks
Public Company Board Experience Experience as a board member of another publicly-traded company
Demographics
Race/Ethnicity
African American
Asian American
White/Caucasian
Gender
Female
Male
Tenure	9.5	9.5	9.5	3.5	2.3	2.7	9.5	8.2

2023 PROXY STATEMENT 15

PROPOSAL 1: ELECTION OF DIRECTORS
Our board currently consists of eight members, each serving for a term of one year or until his or her successor is duly elected and qualifies.
At the annual meeting, shareholders will be asked to elect each of the director nominees to serve until the 2024 annual meeting or until a successor is duly elected and qualifies. Our board, upon recommendation of the Nominating and Corporate Governance Committee, has nominated Thomas J. DeRosa, Steven J. Gilbert, S. Michael Giliberto, Patricia S. Han, Grant H. Hill, R. Paige Hood, Anthony E. Malkin, and James D. Robinson IV to serve as directors. Each of the nominated persons currently serves as a member of the board and has consented to be named in this proxy statement and to serve as a director, if elected. If any nominee is unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person or persons as our board may select.
The election of each nominee requires the affirmative vote of a plurality of all the votes cast at the annual meeting at which a quorum is present in person or by proxy.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE.
Information Regarding the Nominees

The following biographical descriptions set forth certain information with respect to each nominee for election as a director at the annual meeting. The biographical information includes the specific experience, qualifications, attributes and skills that led to the conclusion by our board that such person should serve as a director.
Anthony E. Malkin	Biography	Skills
Chairman, President and Chief Executive Officer Age: 60 Director since: 2013 Other Current Public Company Directorships: APi Group Corporation
Anthony E. Malkin is our Chairman, President and Chief Executive Officer. He joined our predecessor entities in 1989. Mr. Malkin has been a leader in existing building energy efficiency retrofits through coordinating the team of Clinton Climate Initiative, Johnson Controls, JLL, and Rocky Mountain Institute in a groundbreaking project at the Empire State Building. Mr. Malkin led the development of standards for energy efficient office tenant installations which is now known as the Tenant Energy Optimization Program at the Urban Land Institute. Mr. Malkin is a board member of APi Group Corporation (NYSE: APG), the Real Estate Roundtable and Chair of its Sustainability Policy Advisory Committee, a member of the Urban Land Institute, member of the Board of Governors of the Real Estate Board of New York and a member of the Partnership for New York City’s Innovation Council. Mr. Malkin received a bachelor’s degree cum laude from Harvard College.
Mr. Malkin was selected to serve as a member of our board based on his history with, and knowledge of, the company and his performance and achievements in his capacity as Chairman, President and Chief Executive Officer of the company.
Real Estate Experience Expertise gained from tenure as CEO of ESRT since its IPO in October 2013 and his many years with our predecessor

Investment Experience Valuable experience leading the company and its predecessor entity’s investment strategy

Target Tenant Industry Experience Vast experience in the real estate industry, which sector (finance, insurance, real estate) comprises 20% of our tenant base

Executive Leadership Chairman, President and Chief Executive Officer, Empire State Realty Trust, Inc.

Accounting Experience/Financial Literacy Expertise in public company financial reporting gained as CEO of ESRT

Human Capital Management Experience Experience building a strong culture and talent base as CEO of a publicly-traded company with ~700 employees

Energy and Environmental Sustainability Experience A pioneer in energy and environmental sustainability efforts in the real estate industry

Risk Management Experience Expertise gained as CEO of ESRT, particularly while bringing the company public in 2013

Public Company Board Experience APi Group Corporation (NYSE: APG) since 2019

16 EMPIRE STATE REALTY TRUST

Thomas J. DeRosa	Biography	Skills
Independent Age: 65 Director since: 2013 Committee Membership: Compensation and Human Capital (Chair); Audit; and Nominating and Corporate Governance
Thomas J. DeRosa is the former Chairman and Chief Executive Officer of Welltower Inc. (NYSE: WELL). Welltower is an owner, manager, and developer of health care real estate and infrastructure, structured as a REIT. Prior to Welltower, he served as the Vice Chairman and Chief Financial Officer of the Rouse Company, a leading owner, operator and developer of commercial real estate and master planned residential communities, from September 2002 until November 2004 when it was merged with General Growth Properties, Inc. (NYSE: GGP). Prior to joining the Rouse Company, Mr. DeRosa spent over 20 years in investment banking. From 1992 to September 2002, Mr. DeRosa held various positions at Deutsche Bank AG (NYSE: DB), including Global Co-Head of the Health Care Investment Banking Group, and at Alex Brown & Sons, including Managing Director of the Real Estate Investment Banking Group. Mr. DeRosa also served as a member of the board of directors of Dover Corporation (NYSE: DOV), a manufacturer and service provider for a broad range of specialized products and components, from 2007 to 2010.
Mr. DeRosa is a member of the Global Advisory Board of Value Retail PLC, a U.K.-based owner, operator and developer of luxury outlet shopping villages in Europe and Asia. Mr. DeRosa served on the board of directors of Georgetown University from 2007 to 2013 and the board of overseers of the Columbia University School of Business from 2018 to 2020. Mr. DeRosa received a bachelor’s degree from Georgetown University and a master’s degree from Columbia University.
Mr. DeRosa was selected to serve as a member of our board because of his extensive experience as a senior executive and director of public, NYSE-listed companies, including REITs.

Real Estate Experience
Expertise gained from executive roles in the real estate industry as CEO of Welltower, CFO of Rouse Company and Managing Director of the Real Estate Investment Banking Group at Alex Brown & Sons

Investment Experience Valuable experience gained through 20 years spent in investment banking, investing in and managing companies

Target Tenant Industry Experience Vast experience in the real estate industry, which sector (finance, insurance, real estate) comprises 20% of our tenant base

Executive Leadership Former Chairman and Chief Executive Officer, Welltower, Inc.

Accounting Experience/Financial Literacy Expertise in accounting standards and interpreting financial statements gained from time spent as Vice Chairman and CFO of Rouse Company

Cybersecurity and Technology Experience gained through his role as CEO of Welltower through oversight of cyber risk and implementation of technology platforms

Human Capital Management Experience Experience building a strong culture and talent base while CEO at Welltower

Risk Management Experience Expertise in financial risk management from his CEO and CFO roles for Welltower and Rouse Company

Public Company Board Experience Former Chairman of the Board, Welltower, Inc. (NYSE: WELL) from 2014-2020 Former board member, Dover Corporation (NYSE: DOV) from 2007-2010
Steven J. Gilbert	Biography	Skills

Lead Independent Director
Age: 75
Director since:
2013
Committee Membership:
Compensation and Human Capital; Finance; and Nominating and Corporate Governance
Other Current Public
Company Directorships:
MBIA, Inc.
TRI Pointe Homes, Inc.
The Fairholme Funds (a mutual fund)

Steven J. Gilbert has over 50 years of experience in private equity investing, investment banking and law, and he has invested in and managed numerous companies during his career. Mr. Gilbert has served as Chairman of the board of directors of Gilbert Global Equity Partners, L.P., a private equity fund since 1998, and as Vice Chairman of the executive board of MidOcean Capital Partners, L.P., a private equity firm since 2005. Mr. Gilbert also serves on the board of directors of MBIA, Inc. (NYSE: MBI), a provider of financial guarantee insurance, fixed-income asset management and other specialized financial services, since 2011, as Chairman of the board of directors of TRI Pointe Homes, Inc. (NYSE: TPH), a single family home builder, since 2013, and on the board of directors of The Fairholme Funds, a mutual fund (Nasdaq: FAIRX), since 2014. Mr. Gilbert is the Lead Director for Oaktree Capital Group LLC, a private, global alternative investment manager since 2016, and also serves on the board of directors of several other privately held companies. Within the past five years, Mr. Gilbert has also served as Co-Chairman of Birch Grove Capital, a credit hedge fund, from 2013 to 2021, as a director of Waterpik, Inc., a manufacturer of personal and oral healthcare products, from 2013 to 2017, and as a director of CPM Holdings, Inc. (HKG: 0906), a manufacturer of process equipment used for oilseed and animal feed production from 2003 to 2019.
Mr. Gilbert is a member of the Writer’s Guild of America (East), a member of the Council on Foreign Relations and a director of the Lauder Institute at the University of Pennsylvania. He was previously a trustee of the New York University Langone Medical Center. Mr. Gilbert received a bachelor’s degree in economics from the Wharton School at the University of Pennsylvania, a law degree from the Harvard Law School, and a master’s degree from the Harvard Business School.
Mr. Gilbert was selected to serve as a member of our board based on his extensive experience leading companies in the financial services industry and serving as a director of public, NYSE-listed companies.
Real Estate Experience Valuable experience with operation of real property serving as Chairman of the Board of TRI Pointe Homes, Inc., a leading home builder across the U.S.

Investment Experience Extensive background in private equity investing and investment banking spanning his 50-year career

Target Tenant Industry Experience
Diverse experience across several industries within our tenant base including private equity with Global Equity Partners and MidOcean Capital Partners, hedge funds at Birch Grove Capital, specialized financial services with MBIA, real estate with TRI Pointe Homes and consumer goods at Waterpik

Executive Leadership Chairman of the Board, Gilbert Global Equity Partners, L.P.

Accounting Experience/Financial Literacy
Expertise in accounting and financial reporting for a public company gained from his service as chairman of audit committees where he is qualified as an “Audit Committee Financial Expert”

Human Capital Management Experience Insight into attracting and developing talent gained through management of numerous companies throughout his career

Risk Management Experience Expertise in financial risk management from his many directorships for NYSE-listed companies such as TRI Pointe Homes, Inc., MBIA, Inc. and OakTree Capital Group LLC

Public Company Board Experience
TRI Pointe Homes, Inc. (NYSE TPH) since 2013 MBIA, Inc. (NYSE: MBI) since 2011
OakTree Capital Group LLC since 2016 (company went private in 2019)
The Fairholme Funds (NASDAQ: FAIRX) (a mutual fund) since 2014

2023 PROXY STATEMENT 17

S. Michael Giliberto	Biography	Skills
Independent Age: 72 Director since: 2013 Committee Membership: Audit (Chair); Finance; and Nominating and Corporate Governance
S. Michael Giliberto currently consults with investment management firms and produces the Giliberto-Levy Indexes, which measure the investment performance of private-market real estate debt instruments. He has consulted for several major real estate investment management firms and serves on the Real Estate Advisory Committee for the New York State Common Retirement Fund. He previously served as Director of Portfolio Strategy and Senior Portfolio Manager at J.P. Morgan Asset Management from 2002 to 2010, and before that, he served as the head of Real Estate Research at J.P. Morgan Investment Management from 1996 to 2002. Prior to joining J.P. Morgan, Mr. Giliberto worked at Lehman Brothers, Inc. in the Fixed-Income Research department from 1993 to 1996 and at Salomon Brothers Inc. in the Real Estate Research department from 1989 to 1992. Before his career in the financial services industry, Mr. Giliberto was a professor in the Real Estate and Urban Land Economics Department at Southern Methodist University in Dallas, Texas. Mr. Giliberto has authored multiple publications about real estate investment performance, asset allocation and capital markets, and he has been an adjunct professor at Columbia University’s Graduate School of Business since 2007. In the past, he has served on the Real Estate Information Standards Board, and the board of directors of the Pension Real Estate Association, where he served as Treasurer and Chairman and was awarded the 1996 Graaskamp Award for research excellence. Mr. Giliberto received a bachelor’s degree from Harvard College, a master’s degree in business economics from the University of Hartford, and a Ph.D. in finance from the University of Washington.
Mr. Giliberto was selected to serve as a member of our board based on his extensive experience in real estate investment and finance.

Real Estate Experience
Substantial industry expertise and influence as evidenced by his commercial mortgage performance index and decades of leadership positions with top financial institutions like J.P. Morgan

Investment Experience A wealth of experience in the investment space gained from his time at J.P. Morgan Asset Management and as a consultant for several major real estate investment management firms

Target Tenant Industry Experience Vast experience in the finance and real estate industries, which sector (finance, insurance, real estate) comprises 20% of our tenant base

Executive Leadership Former Director of Portfolio Strategy and Senior Portfolio Manager, J.P. Morgan Investment Management

Accounting Experience/Financial Literacy Expertise in understanding and evaluating financial disclosures of companies gained from years with J.P. Morgan

Cybersecurity and Technology Experience gained through dedicated trainings on cybersecurity and technology risks

Risk Management Experience Expertise in risk management gained from a career assessing commercial mortgage loans and real estate investments
Patricia S. Han	Biography	Skills
Independent Age: 51 Director since: 2019 Committee Membership: Compensation and Human Capital; Finance; and Nominating and Corporate Governance Other Current Public Company Directorships: Latch, Inc.
Patricia S. Han has been the Chief Executive Officer of MyFitnessPal, an industry leading health and fitness tracking application, since 2021. Prior to MyFitnessPal, Ms. Han was the Chief Product Officer of Care.com, a leading online care platform, from 2020 to 2021. From 2017 to 2020, Ms. Han served as the Chief Executive Officer at IAC’s Daily Burn, Inc., a leading fitness technology brand. From 2013 to 2017, Ms. Han served as Chief Product Officer at IAC’s Dotdash (formerly About.com), one of the largest content publishers on the Internet. Prior to that, Ms. Han held senior roles at WebMD LLC (2012 to 2013), one of the most trusted health brands on the web, DailyCandy, LLC (2009 to 2012), a pioneer in e-mail lifestyle newsletters, and a variety of technology start-ups including Vindigo, Inc. (2000 to 2006), Rave Wireless Inc. (2006 to 2007), and Juno Online Services (1998 to 2000). Ms. Han currently sits on the board of directors of Latch, Inc. (Nasdaq: LTCH), Gohenry and Hudson Lab School and previously served on the board of directors of Nutrisystem, Inc. (Nasdaq: NTRI). She earned her bachelor’s degree in 1993 from Cornell University.
Ms. Han was selected to serve as a member of our board based on her extensive experience in digital media and commerce.

Target Tenant Industry Experience
Vast knowledge in the technology industry gained through leadership roles at MyFitnessPal, Care.com, Daily Burn, Inc., Dotdash and WebMD, among others, which segment (technology, media and advertising) comprises 22% of our tenant base

Executive Leadership Chief Executive Officer of MyFitnessPal Former Chief Product Officer of Care.com Former Chief Executive Officer of Daily Burn, Inc.

Digital Media and Commerce Expertise in the digital media and commerce space having held several leadership roles across the industry, including current role as CEO of MyFitnessPal

Cybersecurity and Technology Experience gained through her leadership roles with numerous technology platforms and the unique issues involved in managing such platforms

Human Capital Management Experience Successfully established company culture and managed senior talent as CEO of MyFitnessPal and Daily Burn, Inc.

Public Company Board Experience Director of Latch, Inc. (Nasdaq: LTCH) since 2021 Director of Nutrisystem, Inc. (Nasdaq: NTRI) from 2018 to 2019

18 EMPIRE STATE REALTY TRUST

Grant H. Hill	Biography	Skills
Independent Age: 50 Director since: 2020 Committee Membership: Finance; and Nominating and Corporate Governance Other Current Public Company Directorships: Campbell Soup Company
Grant H. Hill is an owner and Vice Chairman of the board of directors of the Atlanta Hawks Basketball Club. Mr. Hill has invested in and developed more than $200 million of commercial real estate through Hill Ventures, Inc. He is the co-founder and a member of the investment committee of Penta Mezzanine Fund, a private investment firm that provides customized growth capital solutions to profitable, lower-middle- market companies nationwide. In August 2021, Mr. Hill was appointed managing director of the USA Basketball Men’s National Team. He has served on the board of directors of the Campbell Soup Company (NYSE: CPB) since 2021.
Mr. Hill is also an independent member of the board of governors of the NCAA, a member of the board of directors and Secretary of the NBA Retired Players Association and a member of the board of governors for the Naismith Memorial Basketball Hall of Fame, amongst other professional and extensive community and not-for-profit involvements. He earned a bachelor’s degree in History from Duke University. Mr. Hill is one of the greatest college and professional basketball players of all time and an Olympic gold medal winner.
Mr. Hill was selected to serve as a member of our board based on his extensive experience in consumer branding, leadership and team skills, and entrepreneurial successes.
Real Estate Experience Wealth of knowledge gained through investing in commercial real estate through Hill Ventures, Inc.

Investment Experience Extensive experience as co-founder and member of the investment committee of Penta Mezzanine Fund

Target Tenant Industry Experience Insight into the real estate industry through Hill Ventures, Inc. as well as the financial industry as a member of the Penta Mezzanine Fund Investment Committee

Executive Leadership An owner and Vice Chairman of the Board of Directors, Atlanta Hawks Basketball Club

Digital Media and Commerce Extensive experience in social media and online branding and presence

Human Capital Management Experience Expertise in large company leadership as an owner and Vice Chairman of the Board of Directors of the Atlanta Hawks Basketball

Public Company Board Experience Campbell Soup Company (NYSE: CPB) since January 2021
R. Paige Hood	Biography	Skills
Independent Age: 64 Director since: 2020 Committee Membership: Audit; Finance (Chair); and Nominating and Corporate Governance
R. Paige Hood has over 32 years of experience in the real estate finance industry spanning national and international portfolios and a wide variety of property types and sectors. He spent the last 31 years of his career with PGIM Real Estate Finance, an asset management subsidiary of Prudential Financial, Inc., where he most recently served as Chief Investment Officer from 2016 to 2019. Prior to this position, he served as General Account Portfolio Manager for 13 years, during which time he grew PGIM Real Estate Finance’s portfolio from a $16 billion domestic portfolio to over a $50 billion international portfolio. Mr. Hood earned a Top 100 Scholarship to, and a bachelor’s degree in Finance and a master’s degree from, Louisiana State University, Baton Rouge.
Mr. Hood was selected to serve as a member of our board on his extensive experience in real estate finance.
Real Estate Experience Over 30 years of real estate finance industry experience with PGIM Real Estate Finance

Investment Experience Valuable experience gained while Chief Investment Officer at PGIM Real Estate Finance

Target Tenant Industry Experience Intensive real estate expertise gained during his more than three decades with PGIM Real Estate Finance

Executive Leadership Former Chief Investment Officer, PGIM Real Estate Finance

Accounting Experience/Financial Literacy Vast accounting and financial literacy experience garnered while with PGIM Real Estate Finance

Human Capital Management Experience Experience in large company leadership as a former senior executive of PGIM Real Estate Finance

Risk Management Experience Perspective on risk management challenges gained from his role as Chief Investment Officer at PGIM Real Estate Finance, a publicly-traded company

2023 PROXY STATEMENT 19

James D. Robinson IV	Biography	Skills
Independent Age: 60 Director since: 2015 Committee Membership: Nominating and Corporate Governance (Chair)
James D. Robinson IV is currently a Founder and Managing Partner at RRE Ventures. He has been active within the technology community for over 30 years and has led investments in and served on the boards of more than 45 technology companies. He is a Co-Founder and a director of Abra, and a director of Netsertive, Noom, Securrency and TheSkimm. Mr. Robinson is a board observer at HYPR and Bitpay. Mr. Robinson has been recognized on the Forbes Midas List of Top 100 VC’s, as well as Institutional Investors’ Top Fintech Investors. Previously, he worked at H&Q Venture Capital and J.P. Morgan & Co.
Mr. Robinson holds a master’s degree from Harvard and a joint bachelor’s degree in Computer Science & Business Administration from Antioch College. He is a director of the New York City Partnership Investment Fund and the HBS Alumni Angels.
Mr. Robinson was selected to serve as a member of our board based on his more than 30 years of management and board experience in the technology industry.
Investment Experience Strong investment background as Founder and Managing Partner of RRE Ventures

Target Tenant Industry Experience Extensive experience working with many startups and enterprises in the technology and finance industries

Executive Leadership Founder and Managing Partner, RRE Ventures

Digital Media and Commerce Experience gained through investing in and managing numerous digital platforms

Cybersecurity and Technology Broad experience in the technology sector having served on the boards of more than 40 technology companies throughout his career

Human Capital Management Experience Perspective gained from building a strong talent base at RRE Ventures over its 25-year history

Risk Management Experience Expertise in risk management gained from investing and assessing technology companies and taking several of those companies public

Public Company Board Experience Olo Inc. (NYSE: OLO) from 2008 to 2022
Our Chairman Emeritus

Peter L. Malkin, our Chairman Emeritus, may attend meetings of our board, but does not have board member voting status.
PETER L. MALKIN	AGE: 89

Peter L. Malkin is our Chairman Emeritus. Peter L. Malkin joined his father-in-law and Malkin Holdings LLC’s co-founder, Lawrence A. Wien, as a principal of Malkin Holdings LLC in 1958, and was responsible for the syndication and supervision of property acquisitions and operations of Malkin Holdings LLC. Peter L. Malkin is the founding chairman and a director of the Grand Central Partnership, The 34th Street Partnership and The Fashion Center Business Improvement District, each of which is a not-for-profit organization that provides supplemental public safety, sanitation and capital improvement services to a designated area in midtown Manhattan. Peter L. Malkin is also Co-Chairman of the Emeritus Council of Directors of Lincoln Center for the Performing Arts, Inc. (having been the longest serving board member of that institution), Founding Chairman and currently Chairman Emeritus of the Dean’s Council of the Harvard Kennedy School, Co-Chair Emeritus of The Real Estate Council of the Metropolitan Museum of New York, founding Co-Chair with Paul Newman and Co-Chair Emeritus of Chief Executives for Corporate Purpose, a member of the Global Wealth Management Advisory Committee of Bank of America, a member of the Advisory Committee of the Greenwich Japanese School, a partner in the New York City Partnership and a director of the Realty Foundation of New York. Peter L. Malkin received a bachelor’s degree summa cum laude, Phi Beta Kappa, from Harvard College and a law degree magna cum laude from Harvard Law School.

20 EMPIRE STATE REALTY TRUST

Leadership Structure of Our Board of Directors

MAJORITY INDEPENDENT BOARD
Our board has determined that each of our directors, other than Anthony E. Malkin, has no material relationship with us (either directly or as a partner, shareholder, director or officer of an organization that has a relationship with us) and is “independent” as defined in the NYSE listing standards and our director independence standards. No director participated in the final determination of his or her own independence.
Our board has also determined that each member of its four standing committees is independent as defined under NYSE rules and, where applicable, also satisfies the committee-specific requirements set forth on page 25.
The independent members of our board meet in executive session during each regularly scheduled meeting of our board without the presence of any persons who are part of our management. The executive sessions are chaired by our Lead Independent Director.

LEAD INDEPENDENT DIRECTOR
Our board understands there is no single, generally accepted approach to providing board leadership and does not have a fixed policy regarding the separation of the roles of CEO and Chairman of our board. Given the dynamic and competitive environment in which we operate, our board believes that the appropriate leadership may vary as circumstances warrant.
The board believes that it is in our company’s best interests to have Anthony E. Malkin serve as Chairman of our board and CEO because the combination of these roles in him provides effective leadership, taps his depth of knowledge about the real estate industry and the history of our company and assets, and provides the clear focus needed to execute our business strategies and objectives. Our board believes the company is in a better position to implement its near- and long- term strategies if the Chairman is also the person directly responsible for the operations executing those strategies.
Given the combined Chairman and CEO role, our board has appointed Steven J. Gilbert as Lead Independent Director.
In accordance with our Corporate Governance Guidelines, our Lead Independent Director is elected annually by a majority of the independent directors. The Lead Independent Director:
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is the principal liaison between our Chairman, President and CEO and our independent directors;

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presides at any meetings at which our Chairman, President and CEO is not present (including regular executive sessions of independent directors);

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takes a leadership role in identifying issues for our board to consider and reviews and comments on each board agenda;

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takes the primary role in providing feedback to our Chairman, President and CEO with respect to any issues or discussions which may occur in executive sessions that are conducted without the presence of the management team;

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resolves any conflict among directors or between directors and management;

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independently reviews risk oversight matters with our Chairman, President and CEO and determines appropriate planning and actions; and

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consults with and provides counsel to our Chairman, President & CEO as needed or requested.

The duties of the Lead Independent Director are codified in our Corporate Governance Guidelines, described on page 28.
Additionally, our Lead Independent Director engages directly with shareholders:
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by joining meetings with shareholders, when requested, during our governance outreach; and

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by reviewing shareholder correspondence directed to our board and providing input on responses to such correspondence.

The independent directors believe the Lead Independent Director role is a highly effective conduit between our board and management and provides the vision and leadership to execute on our strategy and create shareholder value without the need for an independent chair. Our board convenes regularly scheduled executive sessions of the independent directors in order to ensure the independent directors can speak candidly and openly without the presence of management.

2023 PROXY STATEMENT 21

GOVERNANCE ENHANCEMENTS

MARCH 2018

Adopted proxy access bylaw provision

MARCH 2019

Adopted bylaw provision permitting amendment by shareholders

DECEMBER 2019

Codified guidelines for lead independent director

FEBRUARY 2020

Modified policy regarding director tenure

Added ESG metrics to NEO annual incentive bonus

DECEMBER 2020

Revised committee charters to reflect ESG oversight

FEBRUARY 2021

Overhauled NEO compensation structure in response to shareholder feedback, including reduced pay magnitude, objective annual bonus program and required TSR outperformance for target equity

DECEMBER 2021

Clarified diversity requirements in Corporate Governance Guidelines

MARCH 2022

Added three-year ESG metrics to long-term equity compensation program

Increased weighting of performance-based equity to 55% of total equity award

DECEMBER 2022

Reduced number of outside boards that our directors can serve on to align with shareholder guidelines

GOVERNANCE BEST PRACTICES
We are committed to good corporate governance, which strengthens the accountability of our board and promotes the long-term interests of our shareholders.
INDEPENDENT BOARD AND LEADERSHIP PRACTICES	SHAREHOLDER RIGHTS

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Majority independent directors (7 out of 8)

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4 new directors added since 2017, 3 of whom were diverse in gender and/or ethnicity

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Lead Independent Director elected annually with rights and responsibilities codified in Corporate Governance Guidelines

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All board committees composed of independent directors

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Comprehensive risk oversight practices

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Independent directors conduct regular executive sessions

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Robust annual board and committee self-assessment with third-party facilitator

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Nominating and Corporate Governance Committee approval of related party transactions

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Directors adhere to Minimum Share Ownership Guidelines

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Annual election of all directors (declassified board)

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Annual say-on-pay voting

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Frequent and robust shareholder engagement efforts

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Any director who receives more “withhold” votes than “for” votes in an uncontested election must offer to resign

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Shareholder right to amend bylaws, adopted in 2019 in response to shareholder feedback

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Shareholder proxy access, adopted in 2018 in response to shareholder feedback

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No shareholder rights plan (i.e., no poison pill)

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Process for shareholders to communicate with board

22 EMPIRE STATE REALTY TRUST

Board Oversight of Strategy

OUR STRATEGY
Lease space	Sell Observatory tickets	Maintain balance sheet flexibility	Achieve sustainability goals	Enhance shareholder value

Our board actively participates with management in the development, evaluation and refinement of our business strategy to help ensure that our strategic priorities are thoughtfully constructed and well-articulated to all constituents.
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The board receives updates from management, including on acquisition and redevelopment opportunities, proactive management of our portfolio revenue and expenses and tenant relationships, Observatory performance, ESG initiatives, changes in market conditions and external opportunities and challenges.

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The board assists our management to refine its business strategy and react to particular opportunities or challenges that arise. While management is charged with the definition and execution of strategy on a daily basis, the board monitors and evaluates performance through regular updates and active dialogue with our management team. Aspects of our business strategy are discussed at every meeting, and key elements of our strategy are embedded in the work performed by the committees of the board. Our board believes that, through these ongoing efforts, they are able to focus on our performance over the short, intermediate and long-term to secure long-term growth of the business for our shareholders.

Board and Management Oversight of ESG

As ESG is a critical part of our business strategy, our entire board has responsibility for ESG oversight. Recognizing the significance, attention and focus that ESG strategy requires, our board has delegated specific ESG responsibilities to each of its committees as specified in the committee charters:
Governing Body	Sustainability-related Responsibilities	2022 Sustainability-related Discussions
BOARD
While the Nominating and Corporate Governance Committee makes recommendations with respect to ESG matters, the board has ultimate decision-making authority. ESG matters that arise from other committees are also referred to the full board as appropriate.

Matters referred by committees per discussions noted below. Our entire board is on the Nominating and Corporate Governance Committee and receives the presentation noted below from our SVP, Director of Energy, Sustainability and ESG and Chief People Officer on topics such as ESG certifications and ratings, employee engagement, community outreach and sustainability report.

AUDIT COMMITTEE
As part of its oversight of the company’s enterprise risk management (“ERM”) program, the committee reviews and discusses the company’s risks and mitigants related to ESG, including environmental risks such as climate-related risks and human and labor right risks.

Regular discussions regarding ESG risks with internal audit consultant, such as review of risk and mitigation strategies to address emissions disclosure and reporting, LL97, physical and transitional climate-related risks. Tabletop exercise with external consultant on cybersecurity risks.

COMPENSATION AND HUMAN CAPITAL COMMITTEE
The committee is responsible for overseeing the company’s strategies and policies related to human capital management, including with respect to matters such as DEI, workplace environment and culture, pay equity, and talent attraction and retention.
Regular discussions regarding human capital management, talent attraction and retention, DEI and compensation and benefits.
FINANCE COMMITTEE	The committee considers ESG opportunities and strategy in reviewing and analyzing significant transactions and financings.
Regular discussions regarding review of economic implications of environmental risk and potential for enhancements to energy efficiency and indoor environmental quality within portfolio and in acquisition targets.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	The committee is responsible for considering social responsibility, environmental and sustainability matters, and making recommendations to the board regarding such matters.
Presentations by SVP, Director of Energy, Sustainability and ESG and Chief People Officer on topics such as ESG certifications and ratings, employee engagement, community outreach and sustainability report.

Our comprehensive, all-department approach to ESG is supported by the employee-led Sustainability Committee, led by our SVP, Director of Energy, Sustainability and ESG, and executed by the property management teams across our portfolio. The Sustainability Committee meets quarterly, and the standing members include our Chairman, President and CEO, COO & CFO, Director of Leasing, property construction and operations executives and members of the legal, marketing and investor relations teams. The committee’s agenda has evolved over time to reflect our company’s proactive leadership and commitment to results.

2023 PROXY STATEMENT 23

Board Oversight of Risk

OBJECTIVE	HOW WE GET THERE
Maintain an effective risk oversight process to enable the board to monitor, evaluate and take action with respect to the company’s most important short-term, medium-term and long-term business risks.
Management reporting of key enterprise risks to the board and its committees on a regular basis and distribution of oversight among the board and its committees to ensure appropriate time and attention is devoted to each risk.

BOARD OVERSIGHT		MANAGEMENT OVERSIGHT

The board plays an active role in overseeing management’s processes and controls to address the company’s risks. The committees of the board assist the full board in such risk oversight on the specific matters within the purview of each committee as outlined below. The board believes that its role in the oversight of the company’s risks complements our current board leadership structure, with a strong lead independent director, as well as our committee structure, as it allows our four standing board committees to play an active role in the oversight of the actions of management in identifying risks and implementing effective risk management policies and controls.

Our management team is responsible for the day-to-day management of enterprise risks, including through the management of the company’s ERM program. Our Chief Accounting Officer is primarily responsible for our ERM program, with the assistance of an independent consultant, and our Compliance Officer reviews and advises on day-to-day risks. Management actively identifies, monitors and implements mitigation strategies with respect to such risks.
As part of the ERM program and committee oversight responsibilities under the committee charters, management provides regular updates to the board and relevant committees. The below provides key examples of management oversight but is not intended to be an exhaustive list.
Financial Reporting Risks
Our Disclosure Committee, comprised of certain executives and senior employees involved in the financial reporting process, meets at least quarterly and additionally as often as circumstances dictate to ensure the accuracy, completeness and timeliness of our disclosure statements, and to evaluate the effectiveness of the design and operation of our disclosure controls and procedures. Their purpose is to bring employees from our core business lines together with employees involved in the preparation of our financial statements to consider the information required to be disclosed to the company’s shareholders, the SEC and the investment community. Our Disclosure Committee reports to our CEO and COO & CFO, and its findings are shared with the Audit Committee.
Cybersecurity Risks
Our Chief Technology Officer presents a cybersecurity update at each quarterly Audit Committee meeting, and cybersecurity is an area reviewed by internal audit testing.
ESG Risks
Our Sustainability Committee, led by the SVP, Director of Energy, Sustainability and ESG, addresses key ESG risks including, but not limited to:
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Physical environmental risks, such as the environmental impact of our buildings in terms of energy consumption and emissions, the potential impact of extreme weather or natural disasters, indoor environmental quality concerns and climate-related risks;

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Regulatory risks related to changing environmental regulations such as LL 97 and NYC’s Climate Mobilization Act; and

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Social risks, including DEI, employee health and wellness and talent attraction and retention.

Audit Committee
◗ Financial risks ◗ Cybersecurity risks ◗ ESG risks, including climate-related risk	◗ Regulatory and litigation risks ◗ Oversight of the ERM program ◗ Oversight of the company’s Whistleblower Policy

Compensation and Human Capital Committee
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Human capital management risks, including DEI, culture, pay equity, talent attraction and retention

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Risks relating to executive compensation arrangements

Finance Committee ◗ Risks relating to significant transactions and financings ◗ Risks relating to our capital structure and strategies

Nominating and Corporate Governance Committee
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Oversight of reputational and corporate governance risks, including potential conflicts of interest, director independence and ESG matters

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Executive succession planning

Further, the board has engaged an independent consultant to supplement management’s activities on enterprise risk assessment, which rotates through each area of our activities and reports on a quarterly basis to the Audit Committee. The consultant, with the input of management, provides a heat map of the risks to identify the urgency and potential impact. The board engages additional consultants as it deems necessary to investigate and prepare for new and emerging risks. For example, in 2022 the board engaged an independent consultant to conduct a cybersecurity tabletop exercise.
In addition to our board’s review of risks applicable to our company generally, the board conducts an annual self-assessment in order to evaluate performance for the purpose of improving board and committee processes and effectiveness.

24 EMPIRE STATE REALTY TRUST

Board Committees

Our board has four standing committees: an Audit Committee, a Compensation and Human Capital Committee, a Finance Committee and a Nominating and Corporate Governance Committee. The current charter for each of these committees is available on our investor website at investors.esrtreit.com in the “Governance Documents” section. The information available on, or otherwise accessible through, our website is not incorporated by reference into this proxy statement.
AUDIT COMMITTEE	Meetings held in 2022: 11
Members: S. Michael Giliberto (Chair), Thomas J. DeRosa, R. Paige Hood
We have adopted an Audit Committee Charter, which outlines the principal functions of the committee, including assisting our board in the oversight of:	The Audit Committee is also responsible for:
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our financial reporting, auditing and internal control activities, including the integrity of our financial statements;

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oversight of our ERM program, including oversight of ESG risks;

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our compliance with legal and regulatory requirements and ethical behavior;

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the independent auditor’s qualifications and independence;

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the performance of our internal audit function and independent auditor; and

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the preparation of the Audit Committee Report for inclusion in the annual proxy statement.

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engagement of our independent registered public accounting firm;

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review with our independent registered public accounting firm of the plans and results of the audit engagement;

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approval of professional services provided by our independent registered public accounting firm;

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review of the independence of our independent registered public accounting firm;

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consideration of the range of audit and non-audit fees; and

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review of the adequacy of our internal accounting controls.

Additional information regarding the functions performed by our Audit Committee is set forth in the “Audit Committee Report” included in this proxy statement on page 67.
Each of the current members of the Audit Committee is “independent” and “financially literate” as such terms are defined by the applicable rules of the SEC and/or NYSE. Our board has also determined that each of Messrs. Giliberto and DeRosa qualify as an “audit committee financial expert” as defined in the rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002, as amended.
COMPENSATION AND HUMAN CAPITAL COMMITTEE	Meetings held in 2022: 5
Members: Thomas J. DeRosa (Chair), Steven J. Gilbert, Patricia S. Han
We have adopted a Compensation and Human Capital Committee Charter, which outlines the principal functions of the committee, which include:
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establish and revise the company’s general compensation philosophy and oversee the development, implementation and administration of compensation plans and equity-based plans;

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review and approve on an annual basis the market, corporate goals and objectives relevant to any compensation to be paid to the company’s NEOs, evaluate the performance of the NEOs in light of those goals and objectives, and determine the NEOs’ compensation level based on this evaluation;

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consider the results of the most recent shareholder advisory vote on executive compensation and recommend to the board the frequency of such say-on-pay votes;

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review and make recommendations to the board with respect to non-executive director compensation;

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make recommendations to the board with respect to the company’s incentive compensation plans and equity-based plans, including the equity incentive plan, and oversee the activities of any individuals and committees who have been delegated responsibility for administering these plans;

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oversee, in consultation with senior management, regulatory compliance with respect to compensation matters;

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review and approve any severance or similar termination payments or entitlements;

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oversee the company’s strategies and policies related to human capital management, including with respect to matters such as DEI, workplace environment and culture, pay equity, and talent attraction and retention;

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prepare and recommend the Compensation and Human Capital Committee Report to the board for inclusion in the annual proxy statement;

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retain and approve the compensation of any compensation advisor and evaluate the independence of any such compensation advisor;

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review and approve policies with respect to any perquisites provided to the NEOs;

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review the company’s incentive compensation arrangements;

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review and approve the terms of any compensation “clawback” or similar policy or agreement between the company and the NEOs for recovering incentive-based compensation; and

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oversee compliance with the company’s share ownership guidelines for NEOs and non-employee directors.

Each of the current members of the Compensation and Human Capital Committee is “independent” as defined by the applicable rules of the NYSE and is a “non-employee director” as defined by the applicable rules and regulations of the SEC.

2023 PROXY STATEMENT 25

FINANCE COMMITTEE	Meetings held in 2022: 4
Members: R. Paige Hood (Chair), Steven J. Gilbert, S. Michael Giliberto, Patricia S. Han, Grant H. Hill
We have adopted a Finance Committee Charter, which outlines the principal functions of the committee, which include:
◗
provide advice to management and vote on management’s recommendations to the board in all cases regarding any acquisition, disposition, or financing transaction, which may include without limitation, purchase, sale, secured and unsecured borrowing, drawdown under line of credit, merger, joint venture, divestiture, strategic investment, and issuance or repurchase of its debt or equity; and

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at the request of the board, provide advice to management and vote on management’s recommendations to the board regarding other matters related to the debt and equity capital structure of the company, which may include without limitation, the company’s financing plan from the perspective of cash flow, capital spending, and financing requirements, credit ratings, hedging program, policies and procedures governing the use of financial instruments, including derivatives, and the financial aspects of the company’s insurance and risk management processes, in coordination with the Audit Committee of the board.

Nominating and Corporate Governance Committee	Meetings held in 2022: 4
Members: James D. Robinson IV (Chair), Thomas J. DeRosa, Steven J. Gilbert, S. Michael Giliberto, Patricia S. Han, Grant H. Hill, R. Paige Hood
We have adopted a Nominating and Corporate Governance Committee Charter, which outlines the principal functions of the committee, which include:
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review periodically and make recommendations to the board as to changes in the size, composition, organization, function and operational structure of the board and its committees;

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review and make recommendations to the board on the range of qualifications, skills and experience that should be represented on the board and eligibility criteria for individual board membership;

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assist the board by identifying individuals qualified to become board members;

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recommend to the board the director nominees to fill a vacancy or to be elected at each annual or special meeting of the company’s shareholders;

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recommend to the board the director nominees to serve on each board committee;

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develop, together with the Chairman of the board and members of management, and recommend to the board succession plans for the company’s CEO and, if applicable, other executive officers;

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develop and recommend to the board the corporate governance principles and guidelines applicable to the company;

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review the company’s Code of Business Conduct and Ethics periodically and review any reported alleged violations thereof;

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review and, where appropriate, approve specific or general categories of transactions or arrangements that may involve a “conflict of interest” (as defined in the company’s Code of Business Conduct and Ethics);

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direct the board in the annual review of its performance; and

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consider social responsibility, environmental and sustainability matters and make recommendations to the board regarding, such matters.

Each of the current members of the Nominating and Corporate Governance Committee is “independent” as such term is defined by the applicable rules of the NYSE.
BOARD MEETINGS AND ATTENDANCE
	Board	Audit	Compensation and Human Capital	Finance	Nominating and Corporate Governance
Number of Board and Committee Meetings	4	11	5	4	4
Attendance(1)	94%	98%	100%	90%	94%

(1)
Aggregate attendance by all directors who were part of the board or applicable committee at the time of the meeting. Each director attended at least 75% of the meetings of the board and committees on which the director served during 2022, with the exception of Mr. Hill, whose attendance fell below the 75% threshold as a result of meetings missed due to the protracted illness and death of a family member. Historically, Mr. Hill has had a perfect attendance record and attended 100% of the aggregate meetings of the board and committees on which he served during 2020 and 2021. Further, neither Mr. Hill nor the board anticipates any issues with Mr. Hill’s ability to attend future meetings of the board and committees.

All directors attended our 2022 annual shareholders meeting, except Mr. Hill for the reasons noted above.

26 EMPIRE STATE REALTY TRUST

Other Board Matters

BOARD AND COMMITTEE SELF-EVALUATIONS
Annual board and committee self-evaluations facilitated by a third party
Throughout the year, our board discusses corporate governance practices with management and third-party advisors to ensure that the board and its committees follow practices that are optimal for the company and its shareholders. As part of this process, the board conducts an annual self-evaluation in order to determine whether it and its committees are functioning effectively. With concurrence from the board, the Nominating and Corporate Governance Committee develops and implements procedures for the board self-evaluation process. In 2022, our board again engaged a third-party service provider to assist with developing and administering a director self-assessment questionnaire, with topics that included board and committee composition and culture, board and committee meetings and administration, the company’s strategy and performance, succession planning and risk management. At its December 2022 in-person meeting, the board held a discussion of these topics.
DIRECTOR ONBOARDING AND CONTINUING EDUCATION
The board has an orientation and onboarding program as part of its effort to integrate new directors in their roles and familiarize them with the company. The company also provides continuing education for all directors.
NEW DIRECTOR ORIENTATION
Our orientation program is tailored to the needs of each new director depending on his or her level of experience serving on other boards and knowledge of the company or industry acquired before joining the board. Materials provided to new directors include information on the company’s business plan, financial matters, corporate governance practices, the Code of Business Conduct and Ethics, and other key policies and practices. New directors meet with existing directors, executive officers and other members of management for briefings on the employees’ responsibilities, programs and challenges. New directors are invited for tours of our properties. New Audit Committee members meet with representatives from our independent registered accounting firm.
CONTINUING DIRECTOR EDUCATION
Representatives of management brief the board regularly on topics designed to provide directors a deeper understanding of various aspects of our business. Continuing director education is provided during portions of board and committee meetings and other board discussions. Our focus is on items necessary to enable the board to consider effectively long-term strategic issues and topics that address their fiduciary responsibilities. For example:
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The Audit Committee invites our auditor and other external consultants to present on topics such as developments in SEC regulation and disclosure, new accounting rules and standards and other topics necessary for a thorough understanding of our accounting practices and financial statements.

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The Nominating and Corporate Governance Committee receives presentations by legal advisors on topics such as governance trends, shareholder activism and ESG.

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Our board conducted a cybersecurity tabletop exercise in 2022 under the guidance of an independent consultant.

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Our board members also regularly attend conferences on emerging topics and actively participate in meetings with our shareholders.

COMMUNICATIONS WITH OUR BOARD OF DIRECTORS
We have a process by which shareholders and/or other parties may communicate with our board, our independent directors as a group, or our individual directors by e-mail or regular mail. Any such communication may be made anonymously. All communications by e-mail should be sent to Investor Relations at ir@esrtreit.com. Communications sent by regular mail should be sent to the attention of the board, the Independent Directors, the Lead Independent Director, any of the Chairs of the Audit Committee, Compensation and Human Capital Committee, Finance Committee, or Nominating and Corporate Governance Committee, in each instance in care of the company’s Secretary at the company’s office at 111 West 33rd Street, 12th Floor, New York, New York 10120. The company’s Secretary will review each communication received in accordance with this process to determine whether the communication requires immediate action. All appropriate communications received, or a summary of such communications, will then be forwarded to the appropriate member(s) of our board. However, we reserve the right to disregard any communication which the company’s Secretary determines is unduly hostile, threatening, illegal, unrelated to the company, or otherwise inappropriate.

2023 PROXY STATEMENT 27

CORPORATE GOVERNANCE POLICIES AND PRACTICES
CORPORATE GOVERNANCE GUIDELINES
Our board has adopted Corporate Governance Guidelines which address significant topics of corporate governance, including among others, director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, director self-evaluation, management responsibilities, management succession, annual performance evaluation of management by our board and meeting procedures. These guidelines meet or exceed the listing standards adopted by the NYSE, on which our Class A common stock is listed. Our Nominating and Corporate Governance Committee is responsible for assessing and periodically reviewing the adequacy of the Corporate Governance Guidelines and will recommend, as appropriate, proposed changes to our board.
DIRECTOR TENURE
Our policy seeks a balance of  (i) new perspectives and refreshed composition and (ii) long-tenured experience and continuity when evaluating director tenure. The policy expressly recognizes that a director’s term should not extend beyond such director’s ability to contribute and such director’s commitment to the board, as evidenced by board and committee meeting attendance and participation.
WRITTEN GUIDELINES FOR LEAD DIRECTOR
Our Corporate Governance Guidelines set forth our Lead Independent Director’s rights and responsibilities, which include the power to call and chair executive sessions of the independent directors; review and comment on board agendas prior to meetings; facilitate communications; resolve any conflict among directors or between directors and senior management; and consult with and provide counsel to our CEO as needed or requested. In accordance with such guidelines, our Lead Independent Director is elected annually by a majority of the independent directors and those elections have been unanimous.
SHAREHOLDER AMENDMENT OF THE BYLAWS
We provide our shareholders with the right to amend our bylaws, co-extensive with the right of the board to do the same. Our bylaws permit shareholders of the company to amend the company’s bylaws by the affirmative vote of the holders of a majority of all the votes entitled to be cast on the matter. The board has the ability to alter or repeal any bylaw provision, to adopt new bylaw provisions and to make new bylaws, co-extensive with the right of the shareholders described here. A shareholder amendment proposal may not adopt any provision inconsistent with the existing by-law provisions regarding (i) indemnification of directors and officers of the company or (ii) procedures for amendment of the bylaws, in either case, without the approval of the board.
PROXY ACCESS
Our proxy access bylaw provision enables a shareholder, or group of no more than 20 shareholders, meeting specified eligibility requirements, to include director nominees in the company’s proxy materials for our annual meetings. See page 79 for more information.
20 A shareholder, or group of no more than 20 shareholders	3%/3 years Owning at least 3% of the aggregate of the issued and outstanding common stock continuously for at least the prior three years
20%
To nominate and include in our proxy materials the maximum number of director nominees that may be submitted pursuant to these provisions which may not exceed 20% of the number of directors then in office

CODE OF BUSINESS CONDUCT AND ETHICS
Our board has adopted a Code of Business Conduct and Ethics, which applies to our directors, officers and employees and is reviewed and overseen by our Nominating and Corporate Governance Committee. We train our employees on the code on an annual basis and provide additional compliance training on key topics on a rotational basis, including insider trading, anti-harassment and discrimination and cybersecurity. All employees are required annually to reaffirm their compliance with the code.
Employees are required to speak up about misconduct and report suspected or known code violations. The code prohibits retaliation against anyone who raises an issue or concern in good faith. Any waiver of the code for our directors or executive officers may be made only by our board or one of our board committees. We intend to disclose on our website any amendment to, or waiver of, any provision of the code that would be required to be disclosed under the rules of the SEC or the NYSE.
WHISTLEBLOWER POLICY
Our Audit Committee has adopted procedures for (i) the anonymous and confidential submission by employees or other interested parties of complaints or concerns regarding violations of securities laws or questionable accounting, internal accounting controls or auditing matters, and (ii) the receipt, retention and treatment of employee complaints or concerns regarding such matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of our company, you may do so via our hotline at (855) 326-9626, via email at www.esrt.ethicspoint.com, or in writing to the Chairman of our Audit Committee or our Compliance Officer, Empire State Realty Trust, Inc., 111 West 33rd Street, 12th Floor, New York, New York 10120. Any such communication may be made anonymously.

28 EMPIRE STATE REALTY TRUST

Compensation of Directors

Members of our board who are not independent receive no additional compensation for their services as directors. Each independent director receives an annual base retainer for his or her services of  $200,000. The annual base retainer is comprised of:
1.
60% equity ($120,000), at such director’s election, either in LTIP units issued pursuant to the Empire State Realty Trust, Inc. Empire State Realty OP, L.P. 2019 Equity Incentive Plan (our “2019 Equity Plan”) or Restricted Shares, in each case to vest ratably over a period of four years; and

2.
the remaining 40% at such director’s election:

a.
in cash at face value ($80,000) (“Option 1”);

b.
in fully vested equity at face value ($80,000), at such director’s election, either in LTIP units or Restricted Shares (“Option 2”); or

c.
in equity to vest ratably over a period of three years at 120% of face value ($96,000), at such director’s election, either in LTIP units or Restricted Shares (“Option 3”).

The following table sets forth each element of annual compensation payable to our independent directors for their services:
Role	Annual Compensation Amount ($)
Independent Director Base Retainer	200,000(1)
Lead Independent Director	75,000
Audit Committee Chair	25,000
Compensation and Human Capital Committee Chair	17,500
Finance Committee Chair	17,500
Nominating and Corporate Governance Committee Chair	15,000
Committee Membership Fee (Audit)	12,500
Committee Membership Fee (Other Committees)	7,500

(1)
Increased to $216,000 if director elects to receive equity that vests over three-years per Option 3 above.

Fees for service as the Lead Independent Director and on committees of the board are payable in cash. Each year, the Compensation and Human Capital Committee and board has consulted Ferguson Partners Consulting L.P. (“Ferguson Partners”), an independent compensation consultant, regarding current levels and trends in director compensation at peer and other public companies, including a benchmarking analysis by the consultant, to assess the alignment of the company’s compensation policies with peers and market practice. In 2022, we made the following changes to our director fees based on such peer benchmarking and consideration of the time spent by certain board members outside of board meetings providing additional guidance to our management team:
◗
Increased the Audit Committee Chair retainer from $15,000 to $25,000 and the member retainer from $5,000 to $12,500;

◗
Increased the Compensation and Human Capital Committee Chair retainer from $12,500 to $17,500 and the member retainer from $5,000 to $7,500;

◗
Increased the Nominating and Corporate Governance Committee Chair retainer from $10,000 to $15,000 and the member retainer from $5,000 to $7,500; and

◗
Increased the Finance Committee Chair retainer from $12,500 to $17,500 and the member retainer from $5,000 to $7,500.

Additionally, we compensated director Patricia S. Han with a consulting fee of  $10,000 for the substantial amount of time she spent advising the company’s Marketing team. The board affirmatively determined that such additional compensation does not impair her independence for purposes of serving on the Compensation and Human Capital Committee, the Nominating and Corporate Governance Committee or the board.
Under our program, our independent directors are generally not eligible to receive fees for attending board or committee meetings. However, to the extent that an independent director attends board or committee meetings in excess of eight times per annum, such director will receive a fee of  $1,500 for attending each such meeting in excess of such threshold (pro-rated for a partial year of service). In 2022, we further modified this policy such that the excess meetings must exceed thirty (30) minutes to be eligible for the extra fee. We also reimburse each of our independent directors for his or her travel expenses incurred in connection with attendance at board and committee meetings.
The following table sets forth the compensation earned by each of our independent directors who served for all or a portion of the year ended December 31, 2022, under our director compensation program:
	2022 Director Compensation
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2),(3)	Total ($)
Leslie D. Biddle(4)	28,125	200,042	228,167
Thomas J. DeRosa	94,219	120,039	214,258
Steven J. Gilbert	143,582	120,039	263,621
S. Michael Giliberto	110,625	120,039	230,664
Patricia S. Han(5)	27,813	200,042	227,855
Grant H. Hill	11,875	200,042	211,917
R. Paige Hood	28,125	216,004	244,129
James D. Robinson IV	11,875	200,042	211,917

(1)
For the annual period beginning May 13, 2022, Messrs. DeRosa, Gilbert and Giliberto elected Option 1, such that $80,000 of each of their annual retainers was paid in cash.

(2)
Each director received $120,000 in LTIP units that vest pro rata on an annual basis over a period of four years after the date of grant. Additionally, Mses. Biddle and Han and Messrs. Hill and Robinson elected Option 2 and received $80,000 in fully vested LTIP units. Mr. Hood elected Option 3 and received $96,000 in LTIP units that vest pro rata on an annual basis over a period of three years after the date of grant, subject to continued service as director and acceleration in the event of a termination of service on account of death or “disability” (as defined in our 2019 Equity Plan) or resignation after the age of 65 or otherwise in accordance with any company policy for a mandatory term limit or retirement age.

(3)
The amount shown is the aggregate grant date fair value of LTIP units issued to the director as calculated pursuant to ASC Topic 718, which is equal to, on a per unit basis: (i) $7.43 for the LTIP Units granted to each director that vest annually over four years; (ii) $7.32 for LTIP Unit granted to Mr. Hood under Option 3 that vests annually over three years; and (iii) $6.24 for the fully vested LTIP Units granted to Mses. Biddle and Han and Messrs. Hill and Robinson who elected Option 2. As of December 31, 2022, directors held the following number of unvested LTIPs: Ms. Biddle (40,287), Mr. DeRosa (30,382), Mr. Gilbert (36,061), Mr. Giliberto (30,382), Ms. Han (36,061), Mr. Hill (26,002), Mr. Hood (51,247), and Mr. Robinson (40,287).

(4)
Ms. Biddle resigned from the board effective January 16, 2023 to assume her new position of Special Assistant to the Undersecretary of Infrastructure at the U.S. Department of Energy and our board agreed to accelerate the vesting of all Ms. Biddle’s LTIP units upon her resignation from the board since she left for government service.

(5)
In 2022, Ms. Han was paid a consulting fee of  $10,000 for the substantial amount of time she spent advising the company’s Marketing team.

2023 PROXY STATEMENT 29

Our 2022 Named Executive Officers
Set forth below is the biographical information regarding our NEOs.
ANTHONY E. MALKIN Chairman, President and Chief Executive Officer	Age: 60

Anthony E. Malkin is our Chairman, President and Chief Executive Officer. He joined our predecessor entities in 1989. Mr. Malkin has been a leader in existing building energy efficiency retrofits through coordinating the team of Clinton Climate Initiative, Johnson Controls, JLL, and Rocky Mountain Institute in a groundbreaking project at the Empire State Building. Mr. Malkin led the development of standards for energy efficient office tenant installations which is now known as the Tenant Energy Optimization Program at the Urban Land Institute. Mr. Malkin is a board member of APi Group Corporation, the Real Estate Roundtable and Chair of its Sustainability Policy Advisory Committee, a member of the Climate Mobilization Advisory Board of the New York City Department of Buildings, a member of the Urban Land Institute, member of the Board of Governors of the Real Estate Board of New York and a member of the Partnership for New York City’s Innovation Council. Mr. Malkin received a bachelor’s degree cum laude from Harvard College.

CHRISTINA CHIU	Executive Vice President, Chief Operating Officer and Chief Financial Officer	Age: 42

Christina Chiu is Executive Vice President, Chief Operating Officer & Chief Financial Officer for Empire State Realty Trust, responsible for capital markets, financial planning & analysis, financial reporting, tax, treasury, investor relations, technology, legal and human resources. Ms. Chiu joined ESRT following an 18-year career at Morgan Stanley where she served as Managing Director and Chief Operating Officer of the Global Listed Real Assets Investing business, responsible for business development and capital raising efforts, institutional investor and consultant relationships, oversight of the day-to-day investing business, and execution of strategic initiatives. Additionally, she was responsible for Canadian REIT investments and served as a member of the MSIM Sustainability Council and Listed Real Assets Investment Committee. She began her career as a real estate investment banking analyst on both principal investing and strategic advisory transactions. Ms. Chiu is a member of The Real Estate Roundtable Real Estate Capital Policy Advisory Committee and ULI Technology & Real Estate Council, and also a David Rockefeller Fellow of the Partnership for NYC. She serves on the Board of University Settlement, a non-profit service provider in New York City. Ms. Chiu earned a B.S. in Finance and Accounting summa cum laude from NYU Stern School of Business.

THOMAS P. DURELS Executive Vice President, Real Estate	Age: 61

Thomas P. Durels is our Executive Vice President, Real Estate. Mr. Durels is responsible for all of our real estate activities, including leasing, property redevelopment, management and construction. He is a member of our acquisition, management and sustainability committees. Mr. Durels joined our predecessor in 1990 where he served in similar capacities, also supervised property acquisitions, and was involved in acquisitions and structured equity investments of over $1.1 billion. Prior to joining our predecessor, from February 1984 to April 1990, Mr. Durels served as Assistant Vice President at Helmsley Spear, Inc., with responsibilities in construction and engineering for its portfolio of office, hotel, residential and retail properties. Mr. Durels is a member of the Real Estate Board of New York, the Urban Land Institute and the Young Men’s and Women’s Real Estate Association, for which he served as Treasurer in 2003, and is a licensed real estate broker in New York and Connecticut. Mr. Durels received a bachelor’s degree in Mechanical Engineering from Lehigh University.

THOMAS N. KELTNER, JR. Former Executive Vice President and General Counsel	Age: 76

Thomas N. Keltner, Jr. is our Former Executive Vice President and General Counsel. He joined our predecessor in 1978, became a partner in 1982 and its first general counsel in 1997, and, until his retirement, was responsible for leading a legal staff that provided and coordinated legal services in our transaction, compliance and litigation matters. Before joining our predecessor, he served from 1974 to 1975 as law clerk to Judge Alfred P. Murrah, U.S. Court of Appeals (10th Circuit), and from 1975 to 1978 as an attorney in the real estate finance group at Shearman & Sterling. Mr. Keltner has served on the New York Advisory Board of the Stewart Title Insurance Company and as chairman and member of bar association committees on both real estate and business entities. He is a member of the Dean’s Advisory Council at the Harvard Radcliffe Institute for Advanced Studies. He received a bachelor’s degree cum laude from Harvard College and a law degree as a Stone Scholar from Columbia Law School.

30 EMPIRE STATE REALTY TRUST

Compensation Discussion and Analysis
This section of our proxy statement discusses the principles underlying our executive compensation policies and decisions. It also provides quantitative and qualitative information about the manner and context in which compensation is awarded to, and earned by, our NEOs.
Executive Compensation Highlights

2022 TARGET COMPENSATION MIX
2022 COMPENSATION COMPONENTS

Base Salary
Our NEOs’ stable source of cash income, set at competitive levels.
◗
Our CEO’s base salary has remained unchanged since 2016 other than a pandemic-related voluntary reduction from 2020 into 2021.

◗
Our EVP, Head of Real Estate’s base salary has remained unchanged since 2019 other than a pandemic-related voluntary reduction from 2020 into 2021.

◗
Our EVP, COO & CFO’s base salary has increased since joining the company in 2020 commensurate with her increased responsibilities.

See page 36 for more information.

Time-Based Equity Compensation
Long-term equity is granted in the form of LTIP units or Restricted Shares at the NEO’s election. All of our NEOs have chosen the LTIP unit option.
Time-based awards make up 45% of the NEO’s total equity award.
Time-based awards generally vest 25% per annum over four years, subject to continued employment. See page 43 for more information.

Performance-Based Equity Compensation
Performance-based awards vest based on a combination of:
(i)
the company’s TSR performance over a three-year period relative to selected office REITs,

(ii)
the company’s performance against three-year ESG metrics; and

(iii)
the company’s performance against one-year corporate metrics with a three-year absolute TSR modifier.

Performance-based awards make up 55% of the NEO’s total equity award.
Such awards, to the extent earned, vest 50% at the end of the three-year period and 50% on the first anniversary of the end of such period. See page 46 for more information.

Annual Incentive Bonus
We motivate and reward achievement of short-term company corporate and ESG objectives and individual goals. ESG goals are weighted 15% for each NEO and weightings for the other metrics vary among the NEOs depending on the NEO’s ability to impact such metric. See page 37 for more information.

Corporate Goals	ESG Goals	Individual Goals	Committee Discretion	Annual Incentive Bonus Exchange

We measure quantitative performance across four metrics:
◗
Core FFO per Share

◗
Same-Store Cash NOI Growth (excluding Observatory)

◗
Leasing and Occupancy (i.e., leased percentage at year-end, leasing volume and weighted average starting rents)

◗
G&A Expense as a Percentage of Revenues

We evaluate specific ESG metrics on a points system, including:
◗
Environmental goals (e.g., GRESB, WELL Health-Safety, Fitwel, ENERGY STAR and other prominent third-party ratings; renewable energy achievements and disclosure)

◗
Social goals relating to DEI initiatives, employee engagement, supply chain initiatives and disclosure

◗
Governance goals relating to shareholder engagement and board oversight of ESG

		We measure qualitative performance against individualized goals based on an NEO’s responsibilities and duties to the company.	The Compensation and Human Capital Committee reserves the ability to include a subjective element of judgment to adjust the formula result if appropriate based on identified non-quantitative factors.
Our NEOs have the option to receive any annual incentive bonus earned in one of three ways: (i) cash, (ii) fully vested LTIP units at 100% of the face amount, or (iii) LTIP units that vest over three years, subject to continued employment, at 120% of the face amount.

2023 PROXY STATEMENT 31

2022 Compensation Outcomes

To assist shareholders in understanding the compensation arrangement for our CEO, we provide the following views of compensation:

SEC Summary Compensation Table View
The compensation in a given year calculated in accordance with SEC rules and set out in the Summary Compensation Table on page 52 reflects the actual base salary paid with respect to the applicable year, the annual incentive bonus paid with respect to the applicable year (even though paid in March of the following year), the grant date fair value of the long-term equity granted in such year and all other compensation, including perquisites, required to be reported.
Thus, SEC compensation includes amounts which the CEO does not actually receive during such years, such as equity grants that may not vest for several years (or at all) or may be forfeited. As such, the SEC- reported compensation may differ substantially from the compensation actually realized by our CEO.

ESRT Realized Compensation View
To supplement the SEC-required disclosure, we provide a realized compensation view that is designed to capture the compensation actually received by our CEO in a given year. We calculate realized compensation as the sum of:
(1)
the “Salary”, “Bonus” and “All Other Compensation” columns reported in the Summary Compensation Table; and

(2)
the time-based and performance-based LTIP units that vested in each of the applicable years as reported in the “Option Exercises and Stock Vested” table on page 57 at a value based upon the closing price of our Class A common stock on the NYSE on the vesting date.

The realized compensation for our CEO has been substantially less in each year than the total compensation reported in the Summary Compensation Table, all in alignment with our pay-for-performance philosophy and the downward trend in TSR for ESRT (as well as our NYC peers) during those years.

CEO Summary Compensation Table ("Granted") vs. Realized Compensation ("Realized")
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
10.14M
5.45M
7.92M
4.45M
8.39M
6.47M
Granted
Realized
Granted
Realized
Granted
Realized
2020
2021
2022
Base Salary
Bonus(1)
Stock Awards
Other

(1)
Annual Incentive Bonus Election. Our NEOs have the option to receive any annual incentive bonus earned in one of three ways: (i) cash, (ii) fully vested LTIP units, or (iii) LTIP units that vest over three years, at 120% of the face amount. The amounts included in the “Bonus” bar represent the face amount of the bonus awarded to our CEO in each year shown. The extra value to be received by our CEO who elected option (iii) in each year shown is included in the “Stock Awards” bar.

32 EMPIRE STATE REALTY TRUST

COMPENSATION BEST PRACTICES
We have adopted many market best practices with respect to our compensation program. Highlights of those practices are set forth below.

WHAT WE DO
We pay for performance, and our compensation programs are designed to have direct alignment with TSR

We use multiple performance metrics and both short-term and long-term performance periods in granting equity awards to foster achievement across multiple business goals and time periods

We have implemented a clawback policy that allows for the recovery of previously paid cash and equity compensation

We have “double-trigger” change in control benefits

We have robust stock ownership guidelines for our NEOs and directors

We align the interests of our shareholders and NEOs by granting long-term equity awards that vest based on both achievement of TSR targets and continued service over time

We engage an independent compensation consultant to advise the Compensation and Human Capital Committee, which is comprised entirely of independent directors

We obtain confirmation from an independent consultant that our compensation structure does not encourage excessive or inappropriate risk taking

WHAT WE DO NOT DO
We do not provide “golden parachute” tax gross-up payments

We do not have “single-trigger” change in control benefits

We do not allow hedging by directors or employees; our Compensation and Human Capital Committee must approve any pledge of company stock by executives and other key employees

We do not encourage unnecessary or excessive risk taking; incentive awards are not based on a single performance metric and do not have guaranteed minimum payouts

Our equity plan does not permit repricing of stock options without shareholder consent

We do not provide perquisites for our NEOs, with the exception of very limited perquisites for our CEO structured with safety considerations and for specific business purposes

Compensation Program Objectives

The Compensation and Human Capital Committee designed the 2022 executive compensation program with the objectives and key features set out below:
Program Objective	How We Get There
Alignment with Corporate Strategies
We set performance metrics for our annual incentive bonus that align with our company’s corporate and ESG goals and are tied to our company’s annual financial and operational results, with the flexibility to adjust for individual performance and non-formulaic factors, where appropriate.

Alignment with Shareholder Interests
A substantial portion of our NEOs’ pay is long-term incentive compensation in the form of performance-based equity to link compensation with the creation of shareholder value by granting awards that are earned based in part on TSR over a period of years.

Short-Term and Long-Term Performance Objectives
A substantial percentage of our NEOs’ pay is performance-based. This is divided between (i) annual incentive bonus, which measures performance over a one-year period and rewards achievement of short-term company corporate, ESG and individual goals, and (ii) long-term performance-based equity, which measures performance over a multi-year period and rewards long-term company shareholder return.

Long-Term Continued Employment
Our NEOs are granted long-term incentive compensation in the form of time-based equity awards that are earned based on continued service, designed to retain highly talented executives over a period of years.

Balanced Mix
We provide current compensation in the form of cash, divided between base salary and annual incentive bonus, and long-term compensation in the form of equity, divided between performance-based and time-based equity. Both current and long-term compensation are mixed between stable (base salary and time-based equity) and performance-based (annual incentive bonus and performance-based equity) compensation.

No Unnecessary Risk-Taking
To ensure that compensation arrangements do not encourage unnecessary risk-taking, we create a balance between performance-based and non-performance-based compensation and short-term and long-term performance-based compensation with a mix of performance metrics and set performance metric targets that we believe are aspirational but achievable. We also have stock ownership guidelines to help mitigate potential compensation risk and further align the interests of our NEOs with those of our shareholders.

Competitive
To ensure our compensation remains competitive, the Compensation and Human Capital Committee engaged Ferguson Partners as its independent consultant in 2022 and prior years to review and benchmark the compensation we provide relative to our peer group and other market data.

2023 PROXY STATEMENT 33

Compensation Setting Process

ROLES OF OUR COMPENSATION AND HUMAN CAPITAL COMMITTEE, COMPENSATION CONSULTANT AND MANAGEMENT
COMPENSATION AND HUMAN CAPITAL COMMITTEE
Our Compensation and Human Capital Committee is comprised entirely of independent directors and chaired by Thomas J. DeRosa. The committee has overall responsibility for monitoring the performance of the company’s executives and evaluating and approving our executive compensation policies and programs. In addition, the committee oversees the administration of the 2019 Equity Plan. The committee determines all components of our CEO’s compensation.
With respect to the other NEOs, the committee seeks input from our CEO and reviews and approves all components of our other NEOs’ compensation.
COMPENSATION CONSULTANT
Our Compensation and Human Capital Committee has engaged Ferguson Partners to provide guidance with respect to the development and implementation of our compensation programs. Ferguson Partners provides the committee with advice concerning the types and levels of compensation to be paid to our NEOs. In connection with this, Ferguson Partners provides market data on base salary, annual incentive bonus, and long-term incentive compensation at other REITs.
The committee requires that its consultant be independent of company management and performs an annual assessment of such independence. It most recently assessed Ferguson Partners’ independence in March 2023 and confirmed that Ferguson Partners remains independent and free of any conflict of interest which might affect its work.
MANAGEMENT
Our CEO attends Compensation and Human Capital Committee meetings, provides information as to the individual performance of the other NEOs and makes annual recommendations to the committee regarding appropriate compensation levels for all NEOs other than himself. All elements of our NEOs’ compensation must be approved by our Compensation and Human Capital Committee and the committee regularly meets in executive session without the CEO or any members of management present.
PEER BENCHMARKING PROCESS
In developing our executive compensation programs, our Compensation and Human Capital Committee commissions an annual compensation benchmarking analysis to ensure that our programs are competitive with those of other similar publicly-traded REITs, including consideration of the cost of attracting and retaining talented executives in the New York City marketplace.
PEER DATA
Our company has few public REIT direct business competitors, particularly when factoring our geographic focus in the metropolitan New York City marketplace. In order to allow for a robust examination of market practices, the Compensation and Human Capital Committee, in consultation with Ferguson Partners, strives to develop a peer group that best reflects the characteristics noted in the table below.
Guiding Principles for Empire State Realty Trust’s Peer Selection
INDUSTRY	SIZE	BUSINESS CHARACTERISTICS

Consider Industry to identify companies with a similar business model or philosophy
◗
Start with New York City office-focused REITs with substantial portfolios in New York City

◗
Expand to other high barrier to entry market office-focused REITs

	Consider Size (i.e., total capitalization) to ensure companies are similar in scope	Consider Other Business Characteristics that distinguish the complexity of the particular business (e.g., operating the Observatory)

34 EMPIRE STATE REALTY TRUST

Questions Addressed in Developing an Effective Peer Group
Who are key performance comparators?
◗
Against whom is Empire State Realty Trust competing for tenants?

◗
Against whom is Empire State Realty Trust competing for investors?

◗
Which companies have similar market demands and influences?

Who are closest competitors for talent?
◗
Which companies might logically try to recruit our executives?

◗
If our company had to replace a member of its executive team externally, from which companies might it recruit to attract executives with similar capabilities?

Who are the peers from an external perspective?
◗
Whom do the investment community name as peers?

◗
Who cites Empire State Realty Trust as a peer?

◗
Who are other REITs classified within the Nareit Index and broader MSCI US REIT Index that best fit the characteristics noted above?

After our peer group has been confirmed, Ferguson Partners provides market data and practices of the peer group for our Compensation and Human Capital Committee to consider, as well as information on executive compensation trends and developments generally. Specifically, Ferguson Partners provides information regarding the design and levels of compensation paid by our peers and overall counsel to determine the appropriate incentive design for our company. Such compensation data for peers is analyzed by our Compensation and Human Capital Committee with the assistance of Ferguson Partners to set a suitable and competitive compensation package in the context of the New York City marketplace in which we operate and the competitive conditions for the talent pool in that market. The resulting compensation is intended to serve the company’s requirements in both recruitment and retention of key qualified executives and to motivate our executive officers to achieve our corporate goals and increase value for our shareholders. An executive’s target compensation is not mechanically set at a particular percentage of the peer group. Rather, our Compensation and Human Capital Committee also takes into account the executive’s role and experience and the competitive factors needed to retain and incentivize such executive.
2022 PEER GROUP
In December 2021, the Compensation and Human Capital Committee, in consultation with Ferguson Partners reviewed the peer group given that one of the peers included for 2021, Columbia Property Trust, Inc., would be acquired and no longer a public company to use for peer group comparison. The committee determined to keep the same peer group for 2022 as 2021, but replace Columbia Property Trust, Inc. with Easterly Government Properties, the next closest office REIT by size.
2022 PEER GROUP
At the time Ferguson Partners conducted its analysis of executive compensation during the fourth quarter of 2021 for the purposes of 2022 compensation-setting, our company size ranked among this peer group at approximately the following relative percentiles across the categories below:
REVENUE	UPREIT (EQUITY) MARKET CAPITALIZATION	TOTAL CAPITALIZATION	NUMBER OF EMPLOYEES
28th PERCENTILE	37th PERCENTILE	22nd PERCENTILE	81st PERCENTILE

2023 PROXY STATEMENT 35

GOAL SETTING AND PERFORMANCE EVALUATION PROCESS
The Compensation and Human Capital Committee’s oversight of compensation for our NEOs, including our Chairman, President and CEO, uses a three-step process:
1	Establishment of Corporate and ESG Goals and Individual Objectives
Beginning of each year

◗
CEO provides recommendations to the Compensation and Human Capital Committee regarding the company’s target corporate and ESG goals and individual objectives for himself and the other NEOs.

◗
The target corporate goals are reviewed with the committee through a multi-month process that begins in the fall with management’s preparation of a budget for the following year. The budget is prepared with input from each of our departments and undergoes numerous reviews by management and our NEOs. The result of the budget process is the formation of a corporate model by which we measure our performance during the year.

◗
The board reviews the corporate model, including the financial and operational assumptions that underlie the corporate model to test its rigor and alignment with our strategies and market conditions. The target corporate goals used in NEOs’ annual incentive bonus targets are set based on the corresponding targets in such tested corporate model.

◗
Our CEO works with each other NEO to establish annual individual objectives which align with the overall goals of the company. The individual goals relate to specific strategic and organizational objectives. The committee believes that individual accountability and strong individual performance should lead to overall strong company performance, for which the committee wants to hold the senior leadership team accountable.

2	Evaluation and Review Process
End of year

◗
Our executive compensation determinations include an evaluation and performance review process that measures each NEO’s performance against his or her objectives for that year. These evaluations and performance reviews are an essential part of the process by which the committee determines overall executive compensation and include both a mid-year and a full-year evaluation.

◗
Our CEO first provides the Chair of the Compensation and Human Capital Committee with a report on his own performance compared to the objectives established for him.

◗
The Chair of the Compensation and Human Capital Committee then prepares his/her own written evaluation and discusses with the full board in executive session, while also considering additional factors, including prior years’ compensation trends, prior years’ company performance and the relative level of rigor and complexity of the CEO’s tasks resulting from the competitive marketplace in which we operate.

◗
As part of the year-end evaluation process, our CEO prepares evaluations of all the other NEOs, which are then presented to the board for discussion. Based on the evaluations, the CEO recommends compensation packages for each other NEO, after the end of the calendar year.

3	Determination of Compensation
Over the course of several meetings in the first quarter of the following year

◗
After considering the result of the most recent Say-on-Pay vote, reviewing the NEOs’ performance against goals and objectives for the year and considering the other factors discussed above, and after consultation with the full board, the Compensation and Human Capital Committee makes its final determinations with respect to compensation. The committee’s objective is to ensure that the level of compensation is consistent with the level of corporate and individual performance delivered while also attracting and retaining highly talented executives in our competitive industry and metropolitan area, motivating our NEOs to achieve exceptional corporate results and aligning their interests with those of our shareholders.

Compensation by Component

BASE SALARIES

The base salary payable to each NEO provides a fixed component of compensation that reflects the executive’s position and responsibilities. Base salaries are reviewed annually by our Compensation and Human Capital Committee with input from our independent compensation consultant, Ferguson Partners, and may be adjusted to match more closely the competitive market levels or to recognize an executive’s professional growth, development and increased responsibility.

◗
Our CEO’s (Anthony E. Malkin) base salary has remained unchanged since 2016 other than a pandemic-related voluntary reduction from 2020 into 2021.

◗
Mr. Malkin initiated a reduction in his base salary to $1.00 for the second quarter of 2020 and initiated further adjustment in his base salary rate between August 2020 and September 2021 from $810,000 to $540,000.

36 EMPIRE STATE REALTY TRUST

◗
Our EVP, Head of Real Estate’s (Thomas P. Durels) base salary has remained unchanged since 2019 other than a pandemic-related voluntary reduction from 2020 into 2021 from $700,000 to $525,000.

◗
Our EVP, COO & CFO (Christina Chiu) has had increases to her base salary since she joined the company in 2020 based on increased responsibilities, exemplary performance and benchmarking data from $475,000 to $550,000 effective July 1, 2021 and to $650,000 effective January 1, 2022.

The table below shows the base salaries of our NEOs over the past three years.
Named Executive Officer	2020 ($)	2021 ($)	2022 ($)
Anthony E. Malkin	810,000(1)	810,000(1)	810,000
Christina Chiu	475,000	550,000(2)	650,000
Thomas P. Durels	700,000(3)	700,000(3)	700,000
Thomas N. Keltner, Jr.	625,000	625,000	625,000

(1)
Voluntarily reduced from $810,000 to $540,000 from August 2020 until restored through committee approval effective September 1, 2021.

(2)
Increased mid-year from $475,000 to $550,000 through committee approval effective July 1, 2021.

(3)
Voluntarily reduced from $700,000 to $525,000 from August 2020 until restored through committee approval effective September 1, 2021.

ANNUAL INCENTIVE BONUS OPPORTUNITIES
We provide annual incentive bonuses to motivate and reward achievement of short-term company corporate and ESG objectives and individual NEO goals. Target annual bonuses are set at a percentage of the NEO’s annual base salary.
Our shareholders expressed a desire to understand better our annual incentive bonus metrics, including how and why we chose our metrics and targets, which goals are most important and how the committee evaluates and factors in subjective components. In light of this feedback, the committee holistically revised our annual incentive bonus framework for 2021 and maintained this framework for 2022. Some of the changes to our program include:
◗
Rather than equal weight across corporate metrics, the committee varied the weighting in accordance with each metric’s relative importance to the company as a key performance indicator and each NEO’s relative ability to impact performance on such metric.

◗
A leasing and occupancy metric now applies to all NEOs versus only Mr. Durels, and replaces Property Operating Margin as a metric, which better aligns with peer practice.

◗
We adopted more specific ESG metrics that are evaluated on a points system to enhance quantitative criteria and reduce subjectivity. Additionally, the weighting of the ESG metric was increased from 10% to 15% for each NEO.

◗
Each NEO now has a defined set of individual goals by which the committee measures his or her performance across the individual component and applies an outcome determination. Additionally, the individual goal weighting was reduced for all NEOs.

The corporate goals for the 2022 annual incentive bonus program and the weighting of each goal is set forth below.
Metric	Malkin	Chiu	Durels	Keltner
Core FFO per Share	20%	20%	20%	20%
Same-Store Cash NOI Growth (excluding Observatory)	20%	15%	20%	10%
Leasing and Occupancy	10%	5%	25%	5%
G&A Expense as a Percentage of Revenues	10%	10%	10%	10%
Individual Goals	25%	35%	10%	40%
ESG Goals	15%	15%	15%	15%
Upon the recommendation of Ferguson Partners, our Compensation and Human Capital Committee set 2022 annual bonus opportunities that contained a threshold, target, and maximum level as set forth below (with the amounts in the % column as a percentage of base salary). Target bonus percentages for the NEOs have remained unchanged since early 2016, other than for Ms. Chiu who joined the company mid-2020 and whose bonus percentage was adjusted along with her base salary increase in 2022.
	Threshold		Target		Maximum
Named Executive Officer	%	$	%	$	%	$
Anthony E. Malkin	75	607,500	150	1,215,000	225	1,822,500
Christina Chiu	42.3	275,000	84.6	550,000	126.9	825,000
Thomas P. Durels	37.5	262,500	75	525,000	112.5	787,500
Thomas N. Keltner, Jr.	25	156,250	50	312,500	75	468,750

2023 PROXY STATEMENT 37

As discussed in “Goal Setting and Performance Evaluation Process” on page 36, our Compensation and Human Capital Committee established rigorous quantifiable corporate and ESG objectives, and it reserved the ability to include a subjective element of judgment to adjust the formula result if appropriate based on identified non-quantitative factors.
CORPORATE GOALS
The tables below summarize 2022 performance against each of the target corporate goals and the significance of each performance metric for purposes of determining executive compensation.
1	CORE FFO PER SHARE
OUTCOME Exceeded

Why is this metric important?
Funds from Operations (“FFO”) is widely acknowledged by the REIT industry as being a helpful measure of the operating performance of a real estate company because it excludes depreciation and gains or losses relating to sales of depreciated real estate. The company uses “Core FFO,” which further excludes amortization of below-market ground leases and other items that by their nature are not comparable from period to period and tend to obscure actual operating results, as a method to compare the operating performance of the company over a given time period to that of other companies and other time periods in a consistent manner. The company believes that Core FFO is helpful to shareholders as a supplemental measure of its operating performance because it is a direct measure of company performance and may significantly impact the trading price of our common stock and, therefore, may significantly impact TSR.
Target: Target of  $0.77 per share was set higher than the 2021 target of  $0.59 and higher than the actual 2021 result of  $0.70 to account for our anticipated increase in Observatory revenues as pandemic conditions subsided.
Performance: Outperformed ($0.90 vs. target of  $0.77; 117% of target) due primarily to increased rental revenue, including from our newly acquired multifamily properties, and higher observatory revenues driven by increased visitation and lease termination fees.
See page 83 for a reconciliation of Core FFO per Share to the most directly comparable GAAP measure.
2	SAME-STORE CASH NOI GROWTH (EXCLUDING OBSERVATORY)
OUTCOME Exceeded

Why is this metric important?
Same-Store Cash NOI Growth (excluding observatory) is a key internal performance metric that measures growth in our existing real estate portfolio and compares year-over-year improvements in our property operations as a result of increases in occupancy, cash rental income and our ability to manage property operating expenses and taxes. Our same-store portfolio includes all of our properties owned and included in our portfolio for all periods presented. It does not include properties held-for-sale or those properties which we otherwise expect to dispose of in the subsequent quarter.
Target: Target of  (10.7)% was set lower than the 2021 target of  (8.4)% and lower than the actual 2021 result of  (1.5)% based on budgeting for increased property operating expenses from their low levels in 2020-2021 during pandemic-related low office building utilization coupled with budgeting for a slow return to pre-pandemic revenues. The actual 2021 result was largely impacted by one-time lease termination fees and not useful as a basis for target setting. In setting target, we excluded our multifamily properties since we did not acquire them until December 2021. In evaluating 2022 results, we adjusted target to remove the properties we disposed of during 2022 so that target and actual would include the same property set. The adjusted target was (9.3)%.
Performance: Outperformed ((4.1)% vs. target of  (9.3)%; 150% of target) due primarily to increased rental revenue.

(1)
Actual achievement is capped at 150% of target on all metrics, which reduced outcome in 2020, 2021 and 2022.

See page 82 for a reconciliation of Net Operating Income (NOI) to the most directly comparable GAAP measure.

38 EMPIRE STATE REALTY TRUST

3	LEASING AND OCCUPANCY
OUTCOME Exceeded (based on average outcomes)

Why is this metric important?
Our Leasing and Occupancy metric is a combination of performance across three sub-metrics:
◗
Leased percentage at year-end across our portfolio

◗
Leasing volume (based on total square footage)

◗
Weighted average starting rents across our office portfolio

Each of these are key metrics because they measure our ability to attract and retain tenants and profit from our real estate portfolio.
Outcome
Outcome determined by averaging leased percentage at year-end, leasing volume and weighted average starting rents metrics.

Target and Outcome
Metric	Target	Result	Outcome %	Achievement
Leased Percentage
NYC Office	92.5%	89.6%	97%	Not Met
GNYM Office	86.8%	80.9%	93%	Not Met
Retail	90.0%	92.2%	102%	Exceeded
Leasing Volume (sq. ft.)
New	806,930	649,599	81%	Not Met
Renewals	312,065	468,980	150%	Exceeded
Weighted Average Starting Rents
New
NYC	$59.30	$62.62	106%	Exceeded
GNYM	$40.59	$40.48	100%	Met
Renewals
NYC	$55.11	$58.26	106%	Exceeded
GNYM	$39.57	$39.71	100%	Met
4	GENERAL AND ADMINISTRATIVE EXPENSES AS A PERCENTAGE OF REVENUES
OUTCOME Met

Why is this metric important?
G&A expenses as a percentage of revenues is a key internal performance metric that measures our ability to manage our general and administrative expenses.
Target: Target of 8.5% was set more challenging than the 2021 target of 9.7% and the 2021 actual result of 9.0% as a result of higher anticipated revenue in 2022 due to increased observatory visitation and newly acquired multifamily properties.
Performance: In-line (8.5% of revenues vs. 8.5% target; 100% of target) due primarily to increased rental revenue, including from our newly acquired multifamily properties, and higher observatory revenues driven by increased visitation and lease termination fees.

Achievement Against Target
96%
108%
100%
9.2%
9.6%
9.7%
9.0%
8.5%
8.5%
10
8
6
4
2
0
2020
2021
2022
Target
Outcome

(1) Excludes one-time severance expenses paid in 2020.

2023 PROXY STATEMENT 39

5	ESG
OUTCOME Exceeded

Why is this metric important?
Capitalizing on our ESG leadership in the real estate industry is a key component of our strategy and thus beginning in 2021, the board increased the weighting of the ESG metric from 10% to 15% as a percentage of each NEO’s annual incentive compensation.
Target and Performance
Each goal set forth below was assigned a points weighting as shown in the chart below. Scoring was determined on an interpolated basis:
◗
THRESHOLD (50%): 14 points, forfeited under 14 points

◗
TARGET (100%): 17 points

◗
MAX (150%): 19 or more points

	GOAL	POSSIBLE POINTS	2021 ACHIEVEMENTS	ACHIEVED POINTS
ENVIRONMENTAL	GRESB — make 2022 submission and achieve 5 stars for office portfolio	2	Complete. Achieved 5 stars, score of 95, A rating for public disclosure assessment. Named Global, Americas Regional, and Americas Regional Listed Sector Leader for Office	2
	WELL Health-Safety Rating — make 2022 submission and achieve rating for 2022 for office portfolio	1	Complete. 100% of portfolio is WELL Health-Safety Rated. Recertified in 2022 (among the first to be certified three times). Additionally, enrolled 100% of the portfolio in WELL at Scale and early adopter of WELL Equity Rating.	1
	Maintain Fitwel certification	1	Complete. Received certification for both multifamily properties we submitted in 2022.	1
	Publication of Sustainability Report in 2022 aligned with GRI, SASB, TCFD reporting standards	2	Complete. Published in April 2022	2
	Maintain ENERGY STAR Partner of the Year (“ESPOY”) status	1	Complete. Awarded ESPOY for 2022.	1
	Receive prominent third-party recognition for sustainable buildings	2	Complete. Achieved Green Lease Leader Platinum in 2022 (increased from Gold in 2021) and LEED Gold at Empire State Building	2
SOCIAL	Provide opportunities for employees to purchase renewable energy in their state to foster ESRT’s goals outside the office	1	Complete. Vendor onboarded/piloted program in 2022 with select employees.	1
	Publicly report on gender and diversity metrics based on EEOC data company-wide, VP-level & above, executive officers and board in 2022	1	Complete. Data disclosed in 2022 Sustainability Report	1
	Maintain Bloomberg GEI inclusion in 2022	1	Complete. Selected for inclusion in 2022 and 2023 Bloomberg GEI	1
	Advance gender and racial diversity initiatives, including through DEI hiring practices and training	2	Complete. Trainings, discussion forums, events, holiday recognition celebrations led by Inclusion Committee under guidance of third-party DEI consultant. Joined UN Global Compact and signed on to Women Empowerment Principles	2
	Conduct employee engagement survey and achieve overall score in-line with third-party benchmarking data	1	Complete. Results included: ◗ 100% participation for corporate employees; 95% for union employees ◗ overall favorability 85% vs 81% benchmark for real estate industry participants in survey	1
	Roll-out benefit program improvements to support attraction/ retention of employees in 2022	1	Complete. Increased 401(k) match and added employer funding to our employees’ HSA; added financial wellness and healthy living programs; added opportunity for employees to join VIP events at the Empire State Building	1
	Increase employee training offerings, including at least two company-wide trainings on DEI	1	Complete. Held two company-wide DEI trainings in 2022	1
	Measure and track supply chain diversity in 2022	1	Complete. Rolled out procurement process for construction/ operations to measure and track supply chain diversity	1
	Increase employee volunteer hours in 2022	1	Complete. 85% of employees participated for 1,300 hours in 2022 vs. 57% of employees participated for 725 hours in 2021	1
GOVERNANCE	Conduct off-season governance outreach to key shareholders (fall-winter 2022)	1	Complete. Offered meetings to investors representing 79% of shares outstanding and met with investors representing 47% of shares outstanding	1
	Increase number of ESG and human capital topics addressed at board meetings in 2022	1	Complete. Addressed at each quarterly meeting. See page 23 for more information.	1
	TOTAL POSSIBLE POINTS	21		21

40 EMPIRE STATE REALTY TRUST

INDIVIDUAL GOALS
Our Compensation and Human Capital Committee also reviewed the individual achievements of each NEO in 2022 against goals set at the beginning of the year. Individual goals for all NEOs include execution of strategic priorities within their respective departments. All NEOs’ individual goals also include leadership, team development and succession planning. The committee assessed each NEO’s performance against his or her respective business goals set forth below and determined that he or she exceeded such goals and earned the maximum award for this category.
ANTHONY E. MALKIN, CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

◗
Work with board to define board objectives

◗
Drive management team to achieve board objectives

◗
Set, refine, enhance and execute on the business plan and strategic vision

◗
Drive Observatory team to achieve budget objectives

◗
Leadership on ESG/sustainability in the real estate industry and in public policy

◗
Direct public relations, brand, digital, social

◗
Management team development and succession

◗
Conceive and engage directly with M&A, external growth, investors (personal management of largest outside investor relationship), lenders on own initiative and on request

CHRISTINA CHIU, EXECUTIVE VICE PRESIDENT, CHIEF OPERATING OFFICER AND CHIEF FINANCIAL OFFICER

◗
Maintain balance sheet flexibility and broad access to capital

◗
Efficient capital allocation

◗
Enhance investor perception and understanding of company strategy and competitive advantages and overall credibility with financial markets

◗ Actively engage and cultivate relationships with investors, sell-side analysts, lenders, advisors, other REITs ◗ Refine, enhance and execute on the business plan and strategic vision
THOMAS P. DURELS, EXECUTIVE VICE PRESIDENT, REAL ESTATE

◗
Drive bottom line from property performance, including tenant retention, new leasing and operating and capital costs controls

◗
Ensure execution of energy efficiency measures

◗
Identify, vet, and execute property technology to improve tenant service, budgeting of operations and capital expense reporting

◗ Operating expense reduction and control ◗ Capital expenditure execution and cost control relative to budget
THOMAS N. KELTNER, JR., FORMER EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL

◗
Foster legal compliance, disclosure, and risk management across all departments

◗
Lead succession of General Counsel office to new leadership and contribute to readiness of the new leadership team

◗
Provide effective board support

◗
Contribute to strategic transactions, including issuance of debt and equity and activity regarding joint ventures, acquisitions and dispositions

◗
Achieve successful outcomes in litigation and dispute matters

COMMITTEE ASSESSMENT OF ANNUAL INCENTIVE BONUS PAYOUTS
We made great progress in 2022 against the rigorous, objective annual bonus framework we implemented in 2021, and our NEOs achieved individual bonus payouts between 116% and 122%.
◗
Exceeded target on Core FFO per Share, Same-Store Cash NOI Growth (excluding Observatory), leasing volume and weighted average starting rents.

◗
Rental revenue

◗
We outperformed with increased rental revenue, including from our newly acquired multifamily properties, and increased Observatory revenue.

◗
Leasing performance

◗
We exceeded target for leasing volumes (by total square footage) for renewal tenants, although this was partially offset by underperformance on new leases.

◗
We exceeded target or performed in-line with target across all weighted average starting rent categories, including new and renewal leases in NYC and GNYM.

◗
Observatory revenue and net income

◗
Observatory awarded #1 attraction in the U.S. per Tripadvisor’s 2022 Travelers’ Choice Awards: Best of the Best

◗
Continued recovery of Observatory driven by the return of Observatory visitors and record per capita revenue, coupled with operating expense management made possible by our new reservations-only ticket sales program. Observatory NOI increased from $18.3M in 2021 to $74.9M in 2022. The number of visitors increased from 269,000 in Q1 2022 to 660,000 in Q4 2022.

2023 PROXY STATEMENT 41

◗
Underperformance on leased percentage at year end against our ambitious targets amidst difficult market conditions.

◗
ESRT’s Manhattan office leased percentage rate improved by 260 bps and occupancy increased by 210 bps for the year even though Manhattan’s market-wide office availability rate increased in 2022.

◗
We still underperformed the ambitious targets that we set.

◗
In-line performance with target for G&A as a percentage of revenue.

◗
Increased revenue, including from Observatory and leasing as noted above.

◗
Exceeded target on ESG goals, including:

◗
Environmental achievements: GRESB 5-star rating with disclosure score of  “A” and named Global, Americas Regional, and Americas Regional Listed Sector Leader for Office; WELL Health-Safety Rating for third consecutive year; Fitwel Champion and certification on our newly acquired multifamily properties; ENERGY STAR Partner of the Year; Green Lease Leader Platinum.

◗
Social achievements: selected for inclusion in Bloomberg GEI for second consecutive year; first commercial office REIT in the U.S. to join UN Global Compact as well as commit to the Women’s Empowerment Principles; public reporting of diversity metrics; enhanced DEI policies hiring practices and trainings; employee engagement scores higher than industry benchmarks; significant benefit program improvements.

◗
Governance achievements: enhanced board engagement on ESG and direct engagement with key shareholders.

Based upon the factors noted above, the committee approved payment of the following 2022 cash bonus awards:
Named Executive Officer	Target Bonus Award ($)	Percentage of Achievement (%)	Actual Bonus Award ($)
Anthony E. Malkin	1,215,000	121.4	1,475,010
Christina Chiu	550,000	118.6	652,300
Thomas P. Durels	525,000	122.2	641,550
Thomas N. Keltner, Jr.	312,500	116.1	362,813
BONUS ELECTION PROGRAM
We reinforce the alignment of our NEOs’ interests with those of shareholders through a bonus election program under which each NEO may elect to receive his or her annual incentive bonus in any combination of  (i) cash, (ii) fully vested LTIP units at 100% of the face amount or (iii) LTIP units that vest over three years, subject to continued employment, at 120% of the face amount.
The chart below shows the face amount of the annual incentive bonus awarded to each NEO for 2022 as well as the cash and equity components elected by each.
Named Executive Officer	Face Amount of Bonus Award ($)	Amount of Award Received in Cash at Face Amount ($)	Amount of Award Elected to be Received in Vested LTIPs at Face Amount ($)	Amount of Award Elected to be Received in 3-Year Time-Based LTIPs at 120% of Face Amount ($)
Anthony E. Malkin	1,475,010	—	—	1,770,022
Christina Chiu	652,300	652,300	—	—
Thomas P. Durels	641,550	—	—	769,857
Thomas N. Keltner, Jr.	362,813	—	—	435,379

42 EMPIRE STATE REALTY TRUST

Long-term Equity Incentive Compensation

GENERAL
LONG-TERM EQUITY INCENTIVE MIX

Our Compensation and Human Capital Committee believes that a substantial portion of each NEO’s compensation should be in the form of long-term equity incentive compensation. Equity incentive awards align management’s interests more closely with those of our shareholders and encourage management to create shareholder value over the long-term because the value of the equity awards is directly attributable to changes in our dividends and the price of our common stock over time. In addition, equity awards are an effective tool for management retention because full vesting of the awards generally requires continued employment for multiple years.
Long-term equity incentive compensation is granted in the form of LTIP units or Restricted Shares. Each grant is formulated as a dollar amount when approved, based on peer benchmarks, competitive conditions, and the criteria and goals discussed herein. In accordance with the applicable approval, such dollar amount is converted into units or shares, using a grant date fair value calculation. For a description of such fair value calculation and a description of LTIP units, see “LTIP Units — Valuation” on page 47. In connection with these awards, our NEOs elect whether to receive LTIP units or Restricted Shares. To date, all of our NEOs have chosen LTIP units.

In order to maximize retention and enhance the achievement of goals for our company, the committee has determined to structure our long-term incentive awards to include both (i) awards subject to vesting based on achievement of multiple performance-based criteria and (ii) awards subject to time-based vesting.
◗
In 2022, the committee determined to change the allocation of long-term equity incentive awards to be allocated more heavily in the form of performance-based vesting awards (55%) versus time-based vesting awards (45%).

TIME-BASED AWARDS
VESTING 25% per year over 4 years	CONDITIONS Continued employment	DIVIDENDS/DISTRIBUTIONS Paid as and when distributions are paid with respect to our common stock and partnership units
PERFORMANCE-BASED AWARDS

PERFORMANCE CRITERIA

- **50%** Relative TSR (Nareit Office Index)
- **10%** Core FFO per Share
- **10%** Manhattan Leasing Volume (office)
- **10%** Net Debt to Adj. EBITDA
- **20%** ESG Metrics

Historically, the performance criteria for our NEO’s performance-based vesting awards has been entirely comprised of relative TSR metrics. The awards issued in 2019, 2020 and 2021 were based on the company’s TSR over a three-year performance period relative to indices which reflect the performance of a representative group of (i) office REITs (SNL Office Index, later replaced by FTSE NAREIT US Office Index) and (ii) all REITs (MSCI US REIT Index). In response to shareholder feedback, in 2021 we increased the relative TSR targets to require outperformance, increasing the percentile targets on each index from the 50th percentile to the 55th percentile.
Upon the recommendation of the committee’s compensation consultant, and after review of peer practice, the committee determined to modify the performance criteria for the awards issued in 2022 covering the three-year performance period from January 1, 2022 through December 31, 2024 to include the following pre-established quantitative performance metrics and potential payout levels:

2023 PROXY STATEMENT 43

Criteria/Commentary	Weighting	Threshold	Target	Max
RELATIVE TSR (AGAINST FTSE NAREIT US OFFICE INDEX) ◗ Aligns management interest with shareholder interest ◗ Maintained as largest portion of award ◗ Maintained requirement for outperformance for target	50%
OPERATIONAL METRICS (WITH MODIFIER) ◗ Objective criteria over a one-year performance period, which remain subject to an absolute TSR modifier
◗ Core FFO per Share(1) ◗ FFO is a non-GAAP measure widely used by the REIT industry as a supplemental measure of operating performance because it excludes depreciation and gains or losses relating to sales of depreciated real estate ◗ The company uses “Core FFO,” which further excludes amortization of below-market ground leases and other items that by their nature are not comparable from period to period	10%
◗ Manhattan Leasing Volume (office) ◗ Represents our ability to execute our leasing platform in the highly competitive New York City real estate market	10%
◗ Net Debt to Adjusted EBITDA (at share)(1) ◗ A widely used non-GAAP measure that reflects our ability to incur and service debt and is an indicator of the health of our balance sheet and cash flows	10%
◗
Absolute TSR Modifier

◗
Absolute TSR is a pure measurement of value delivered to stockholders who were invested in our stock for the three-year performance period

◗
Target is 25% increase over 3-year period

◗
As TSR declines from 25% to 0%, reduction in earned amount declines via linear interpolation from 0% reduction to 25% reduction

◗
No additional upside for TSR achievement over 25% and no additional reduction for TSR achievement below 0%

	Can reduce operational component by up to 25%
ESG Metrics Improve ESG such that we maintain ratings in the following against increasingly rigorous standards: ◗ WELL Health Safety Rating ◗ Fitwel certification ◗ GRESB 5 stars ◗ ENERGY STAR Partner of the Year status ◗ Bloomberg GEI inclusion We chose stringent third-party rating systems for objectivity.	20%

(1)
Core FFO per Share and Adjusted EBITDA are not measurements of financial performance prepared in accordance with GAAP. See “Non-GAAP Financial Measures” on page 81 for more information and reconciliations to the most directly comparable GAAP financial measures.

44 EMPIRE STATE REALTY TRUST

In setting our performance criteria, we proactively considered shareholder concerns addressed to similar programs at our peers:
	ESRT Structure	Concerns addressed to Peer Structure(1)
% Total Equity Award that is Performance-Based (vs. Time-Based)	55% (Majority)	50%
% of Performance-Based Award Tied to Annual Performance Metrics	Only 30%	50%
Target Relative TSR Goal	55th percentile (Outperform)	50th percentile (Median)
Three-Year Modifier	Down only	Up and down
Three-Year ESG Metrics	Included	Not Included

(1)
Peers include SL Green Realty Corp. and Vornado Realty Trust.

VESTING To the extent earned, 50% vests at the end of 3-year performance period; 50% vests on the first anniversary of the end of the 3-year performance period	CONDITIONS Continued employment
DIVIDENDS/DISTRIBUTIONS
10% of distributions paid with respect to our common stock and our partnership units during performance period; 90% balance accrued and paid in full when such performance equity is earned at the end of the performance period

2022 Long-Term Equity Incentive Compensation Awards
In setting target long-term equity incentive compensation amounts, the committee considered:
◗
Ferguson Partners’ benchmarking study of the company’s peer group, particularly the subset of our peers operating in the New York City market; and

◗
Its goals to set (i) an appropriate balance between cash and equity as it relates to total compensation and (ii) a level of total compensation which, when combined with the level of base salary and annual incentive bonus, remains at a market-competitive level to attract and retain our key executives.

Based on the recommendation of Ferguson Partners, the Compensation and Human Capital Committee set 2022 target long-term equity incentive compensation amounts for Messrs. Malkin, Durels and Keltner in-line with their 2021 awards, maintaining the reductions applied to Messrs. Malkin and Durels’ awards in 2021 ($2.7M and $1.2M, respectively, as compared to 2020 and prior years).
At the initiation of Mr. Malkin, and upon review of her exemplary performance and benchmarking against the compensation of peer REIT CFOs, the committee determined to increase Ms. Chiu’s target long-term equity incentive compensation for 2022 from $900,000 to $1,000,000.
All of such annual NEO long-term equity incentive awards were allocated 45% (based on target amounts) in the form of time-based vesting awards, and 55% in the form of performance-based vesting awards for the performance period January 1, 2022, to December 31, 2024. The long-term incentive awards were granted to our NEOs on March 15, 2022. The following table shows the dollar value of the total awards granted to our NEOs in 2022.
ALLOCATION OF 2022 LONG-TERM EQUITY INCENTIVE COMPENSATION:
	Dollar Value of LTIP Award Opportunities Granted in 2022
	Time-Based	Performance-Based			Change vs. 2021
Named Executive Officer	Target ($)	Threshold ($)	Target ($)	Maximum ($)	(%)
Anthony E. Malkin	1,640,860	1,002,748	2,005,496	4,010,992	10.0
Christina Chiu	450,000	275,000	550,000	1,100,000	22.0
Thomas P. Durels	790,014	433,286	866,572	1,733,145	10.0
Thomas N. Keltner, Jr.	403,594	246,641	493,282	986,564	10.0
In addition to the annual awards set forth in the table above, in March 2022, in light of her exemplary service during 2021, Ms. Chiu was granted a one-time time-based equity award with a dollar value of  $1,000,000 that vests 30% on January 1, 2025, 30% on January 1, 2026, and 40% on January 1, 2027.

2023 PROXY STATEMENT 45

ESRT TSR Performance
In 2022, ESRT outperformed its NYC-based office peers on a relative TSR basis as shown in the chart below.

The chart to the right shows the delta by which ESRT outperformed each NYC-based office peer on 2022 TSR. This helped us achieve 2020–2022 performance-based awards in part (24.7%) after 4 consecutive years of awards forfeited in their entirety. We are on track for partial achievement of 2021–2023 and 2022–2024 awards as well as shown in the chart below.

The graphic below summarizes the performance periods and outcomes of our annual three-year performance-based equity awards over the past several years. Such awards for the 2016-2018, 2017-2019, 2018-2020 and 2019-2021 performance periods were forfeited in their entirety. The awards for the 2020-2022 period were earned 24.7%. Payouts for our 2021-2023 and 2022-2024 performance-based equity awards will not be measured until the end of 2023 and 2024, respectively.
PERFORMANCE-BASED LTIP AWARD STATUS THROUGH DECEMBER 31, 2022
LTIP Performance Period	2016	2017	2018	2019	2020	2021	2022	2023	2024	Outcome	Payout
2016 – 2018(1)	100% Complete									Below Threshold – 100% Forfeited	0.0%
2017 – 2019(1)		100% Complete								Below Threshold – 100% Forfeited	0.0%
2018 – 2020(1)			100% Complete							Below Threshold – 100% Forfeited	0.0%
2019 – 2021(2)				100% Complete						Below Threshold – 100% Forfeited	0.0%
2020 – 2022(2)					100% Complete					Below target, earned in part	24.7%
2021 – 2023(2),(3)						66% Complete				Tracking above threshold	TBD
2022 – 2024(3),(4)							33% Com	plete		Tracking above target	TBD

(1)
The performance-based awards covering the three-year performance periods from 2016-2018, 2017-2019 and 2018-2020 included the following pre-established quantitative performance metrics and weightings: absolute TSR (25%), relative TSR vs. Nareit Index (50%) and relative TSR vs. MSCI US REIT Index (25%).

(2)
The performance-based awards covering the three-year performance period from 2019-2021, 2020-2022 and 2021-2023 include the following pre-established quantitative performance metrics and weightings: relative TSR vs. SNL Office Index (66.7%) and relative TSR vs. MSCI US REIT Index (33.3%). The SNL Office Index was replaced by the Nareit Index when it was discontinued in July 2021.

(3)
The performance period for these awards remains open and the payout percentage for these awards has not been determined.

(4)
The performance period for these awards covering the three-year performance period from 2022-2024 include the pre-established qualitative performance metrics and weightings described on page 44.

Other Compensation Policies and Practices

LTIP UNITS
OVERVIEW
Pursuant to our equity plans we have issued LTIP units as a form of equity-based award for long-term incentive equity compensation. LTIP units are designed to qualify as “profits interests” in our operating partnership for federal income tax purposes, meaning that initially they would not be entitled to any distributions upon the liquidation of our operating partnership. However, over time the LTIP units can become entitled to a share of liquidating distributions from our operating partnership until the LTIP units are on a one-for-one parity with operating partnership units. LTIP units are designed to offer key employees a long-term incentive that will over time become comparable to common stock while allowing them to enjoy a more favorable income tax treatment. Each LTIP unit awarded is deemed equivalent to an award of one share of Class A common stock reserved under both the 2019 Equity Plan and our Empire State Realty Trust, Inc. Empire State Realty OP, L.P. 2013 Equity Incentive Plan (our “2013 Plan”), reducing availability for other equity awards on a one-for-one basis.

46 EMPIRE STATE REALTY TRUST

LTIP UNITS KEY POINTS

◗
LTIP unit = profit interest in our operating partnership

◗
Convertible into operating partnership units and exchangeable for Class A common stock on 1-for-1 basis after two-year holding period

◗
More favorable tax treatment to grantee vs. Restricted Shares (i.e., no taxable income to grantee upon vesting)

◗
Time-based LTIP units receive distributions equivalent to common stock dividends

◗
Performance-based LTIP units receive distributions equal to 10% of common stock dividends until performance period ends and then 90% catch-up on any earned award amount

Our Compensation and Human Capital Committee believes that allowing executives to choose to receive equity-based awards in the form of LTIP units rather than Restricted Shares (i) advances the goal of promoting long-term equity ownership by executives; (ii) further aligns the interests of executives with the interests of shareholders; (iii) because LTIP units are offered by many of our peers, enables the company to remain competitive with our peers in recruiting and retaining talented executives; and (iv) serves our objectives by increasing the after-tax value of a given equity grant and, therefore, enhances our equity-based compensation package for executives as a whole. Based on these considerations, we offer certain eligible officers and employees a choice between Restricted Shares and LTIP units for their performance-based and time-based long-term equity compensation awards.
DISTRIBUTIONS
Time-based LTIP units and time-based Restricted Shares issued in connection with annual equity awards, whether vested or not, receive the same per unit distributions (or dividends in the case of Restricted Shares) as operating partnership units, which equal per share dividends (both regular and special) on common stock. Performance-based LTIP units receive 10% of such distributions currently, unless and until such LTIP units are earned based on performance, at which time they will receive the accrued and unpaid 90% and will commence receiving 100% of such distributions.
CONVERSION RIGHTS
At the time of award, LTIP units do not have full economic parity with operating partnership units but can achieve such parity over time upon the occurrence of specified events. The capital account associated with an LTIP unit when it is initially issued is zero. Under the terms of the LTIP units, our operating partnership will revalue its assets upon the occurrence of certain specified events, and any increase in valuation from the time of grant until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of holders of operating partnership units. Upon equalization of the capital accounts of the holders of LTIP units with other holders of operating partnership units, the LTIP units will achieve full parity with operating partnership units for all purposes, including with respect to liquidating distributions.
Following a two-year holding period, holders of vested LTIP units that have achieved such parity will have the right to convert their vested LTIP units into an equal number of operating partnership units or to require our operating partnership to redeem their vested LTIP units for an equal number of shares of Class A common stock of the company or, at the company’s option, an amount of cash equal to the value of such shares. Unless and until such parity is reached, the value that an executive will realize in a liquidation for a given number of vested LTIP units is less than the value of an equal number of operating partnership units. Events that allow such revaluation of our operating partnership’s assets under the partnership agreement and applicable federal tax regulations generally include: (i) the issuance by the company of our Class A common stock; (ii) the issuance by our operating partnership of operating partnership units; (iii) the issuance of equity compensation LTIP units; (iv) significant repurchases of common stock for cash; and (v) the redemption by the company of operating partnership units for cash or other property.
VALUATION
Each grant is formulated as a dollar amount when approved and such dollar amount is converted into units, based on the grant date fair value, with such grant date fair value calculated by a third-party appraiser.
For LTIP unit awards that are time-based or performance-based, the grant date fair value is the stock price of our Class A common stock on the grant date discounted for the restriction period during which the LTIP units cannot be redeemed or transferred and the uncertainty regarding if, and when, the book capital account of the LTIP units will equal that of the common units. Additionally, for the performance-based equity awards, we assess, at each reporting period, whether it is probable that the performance conditions will be satisfied. We recognize expense respective to the number of awards we expect to vest at the conclusion of the measurement period. Changes in estimate are accounted for in the period of change through a cumulative catch-up adjustment.
For LTIP unit awards that are market-based, the grant date fair value is calculated using a Monte Carlo Simulation model. Our stock price, along with the prices of the comparative indexes, is assumed to follow the Geometric Brownian Motion Process. Geometric Brownian motion is a common assumption when modeling in financial markets, as it allows the modeled quantity (in this case, the stock price) to vary randomly from its current value and take any value greater than zero. The volatilities of the returns on our stock price and the comparative indexes were estimated based on implied volatilities and historical volatilities using a six-year look-back period. The expected growth rate of the stock prices over the performance period is determined with consideration of the risk-free rate as of the grant date. In essence, the Monte Carlo methodology calculates the LTIP unit value as a delta from the grant date price of our Class A common stock, based on price volatility, TSR goal difficulty, vesting probability and potential payout. The more difficult the TSR goal, the lower the value assigned to an LTIP unit. For more information, see Note 10 to our 2022 audited financial statements included in our 2022 annual report.

2023 PROXY STATEMENT 47

EQUITY AWARDS — RETIREMENT AGE
Pursuant to the 2019 Equity Plan and our forms of equity award agreement, in the event of a voluntary termination of employment by a grantee following such grantee’s Retirement Eligibility Date (as defined below), any restrictions and conditions on the vesting of any time-based equity award shall lapse and any equity not yet vested shall automatically become fully vested as of such date of termination. The same applies to any earned performance-based equity awards (meaning the performance period has concluded and the earned amount has been determined). In the case of any performance-based equity with a performance period still ongoing as of the termination date, the performance period end date shall be the date of termination and the number of earned LTIP units shall be determined as of such date and pro-rated in accordance with the shortened performance period. Prior to amendment of the 2019 Equity Plan on July 13, 2020, “Retirement Eligibility Date” meant the later of  (i) the date such grantee attains the age of 60 and (ii) the date on which the grantee has first completed ten (10) years of continuous service. On July 13, 2020, the board amended the 2019 Equity Plan such that the Retirement Eligibility Age was raised from 60 to 65 starting with awards issued after such amendment date and amended certain grant agreements for equity awards issued in early 2020 such that the new Retirement Eligibility Age would apply to all awards issued in 2020 and thereafter.
EMPLOYEE BENEFITS
Our 401(k) Plan covers eligible employees of the company and any designated affiliate. Our 401(k) Plan permits an eligible employee to defer a percentage of eligible annual compensation, subject to certain limitations imposed by the U.S. Internal Revenue Code of 1986 (the “Code”). The employee’s elective deferrals are immediately vested and non-forfeitable upon contribution to our 401(k) Plan. In order to encourage employee participation, we provide a 401(k)-company match that vests over time; this match was increased from $1,250 per year in 2021 to 100% of contributions up to 5% of an employee’s salary in 2022. We do not provide our NEOs with a supplemental pension or any other retirement or nonqualified deferred compensation benefits, other than our 401(k) Plan benefits provided generally to our employees.
Additionally, for employees that are eligible for our HSA, in 2022 we started offering employer funding. For employees who enroll individually, the company contributes $1,000 per year towards their HSA. For employees who enroll with dependent or family coverage, the company contributes $2,000 per year towards their HSA.
PERQUISITES AND OTHER PERSONAL BENEFITS
For security and efficiency, we provide Mr. Malkin a car and a full-time driver, with a value up to $165,250 per year at January 1, 2021, as adjusted thereafter to reflect changes in the consumer price index (“CPI”) for New York City. This allows him to travel more safely and to use his time more efficiently during his travel. The cost to the company in 2022 was $105,213 for the driver’s salary and bonus and $40,488 for car-related expenses. In addition, we provide Mr. Malkin security services for him and his family, when required in his reasonable judgment, provided that Mr. Malkin provides the Compensation and Human Capital Committee with reasonable justification for any such expense which exceeds $50,000 in any consecutive 12-month period, excluding up to $50,000 total per residence for security assessment and related installations at any time during the three-year term that began October 6, 2021. Mr. Malkin did not incur any such security expenses in 2022.
CLAWBACK POLICY
We have adopted a formal clawback policy, which allows us to recoup cash and equity incentive compensation paid to an officer covered by the policy if the related financial results are subsequently restated as described below. The policy covers all of our current and former executive officers as well as certain other specified officers. Pursuant to this policy, if we are required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement, then our Compensation and Human Capital Committee may require an employee covered by the policy who was engaged in fraud, willful misconduct, or intentional illegal conduct which materially contributed to the need for such restatement to repay or forfeit to the company “excess compensation.” Excess compensation includes annual cash incentive and long-term incentive compensation in any form (including Restricted Shares and LTIP units, whether time-based or performance-based) received by that employee during the three-year period preceding the publication of the restated financial statements that the committee determines was in excess of the amount that such employee would have received if such compensation had been determined based on the financial results reported in the restated financial statements.
The Compensation and Human Capital Committee annually reviews this clawback policy and, as appropriate, will change it to confirm to any applicable final rules issued by the SEC or NYSE.
HEDGING AND PLEDGING OUR SECURITIES
Our directors and employees, or related persons thereof, are prohibited from engaging in a transaction meant to hedge or minimize losses in our securities, including engaging in transactions in puts, calls or other derivatives on our securities, or short-selling our securities.
Executive officers and certain employees, or related persons thereof, owning more than $1,000,000 of our securities are prohibited from pledging our securities as collateral for a loan unless such pledging is pre-approved by our Compensation and Human Capital Committee.
MINIMUM STOCK OWNERSHIP GUIDELINES FOR EXECUTIVE OFFICERS AND DIRECTORS AND POST-VESTING HOLDING PERIODS
We have adopted minimum stock ownership guidelines that require each executive officer to maintain ownership of a minimum number of shares of our common stock (including awarded operating partnership units and LTIP units) having a market value equal to or greater than a multiple (ten times, in the case

48 EMPIRE STATE REALTY TRUST

of our CEO, and five times, in the case of all other executive officers) of such executive officer’s base salary. Each executive officer must achieve the minimum equity investment within five years from adoption of the guidelines or the date of such officer’s appointment for subsequently appointed executive officers.
We have adopted minimum stock ownership guidelines that require our independent directors to hold a number of shares of our common stock (including awarded operating partnership units and LTIP units) having a market value equal to or greater than five times the portion of the annual base retainer which is eligible to be paid in cash. Each independent director must achieve the minimum equity investment within five years from the date of such director’s election to our board to attain compliance with the stock ownership requirements.
In addition, equity awards granted to our NEOs during 2022 are subject to a post-vesting holding period of two years.
NO TAX GROSS-UP PAYMENTS
We do not provide any “golden parachute” tax gross-up payments to our NEOs. According to their respective employment and change in control severance agreements, if any payments or benefits to be paid or provided to any of our NEOs would be subject to “golden parachute” excise taxes under Section 4999 of the Code, the executive’s payments and benefits will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater net after-tax receipt for the executive.
TAX IMPLICATIONS — DEDUCTIBILITY OF EXECUTIVE COMPENSATION
Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act of 2017 (the “TCJA”), limits to $1 million the deduction that publicly-traded corporations may take for compensation paid to “covered employees” of the corporation. Under a series of private letter rulings issued by the Internal Revenue Service (the “IRS”) prior to the enactment of the TCJA, compensation paid by an operating partnership to executive officers of a REIT that serves as its general partner was not subject to the limitation on deductibility under Section 162(m) to the extent such compensation was attributable to services rendered to the REIT’s operating partnership. In December 2020, the IRS issued final Treasury regulations under Section 162(m) (the “Regulations”) that overturn the guidance in the private letter rulings and apply the $1 million deduction limit under Section 162(m) of the Code to a REIT’s distributive share of any compensation paid by the REIT’s operating partnership to certain current and former executive officers of the REIT. The guidance under the Regulations applies to all compensation deductible in tax years ending on or after December 20, 2020, other than compensation paid pursuant to a written binding contract in effect on December 20, 2019, that is not subsequently materially modified. This guidance under the Regulations represents a change in IRS guidance regarding the deductibility of compensation for REITs and, to the extent that compensation paid to our executive officers does not qualify for deduction under Section 162(m) of the Code, a larger portion of shareholder distributions may be subject to U.S. federal income taxation as dividend income rather than return of capital.
The board and the Compensation and Human Capital Committee believe that shareholder interests are best served if they retain maximum flexibility to design executive compensation programs that meet stated business objectives. For that reason, while our board and Compensation and Human Capital Committee have considered the potential effects of Section 162(m) of the Code and the Regulations on the compensation paid to our NEOs, the Compensation and Human Capital Committee’s compensation policy and practices are not directly guided by considerations relating to Section 162(m) of the Code.
RISK CONSIDERATIONS IN OUR COMPENSATION PROGRAMS
Our Compensation and Human Capital Committee has discussed the concept of risk as it relates to our compensation programs with management and Ferguson Partners, and the committee does not believe the goals, or the underlying philosophy of our compensation programs encourage excessive or inappropriate risk taking.

2023 PROXY STATEMENT 49

Compensation and Human Capital Committee Report

The following Compensation and Human Capital Committee Report to shareholders shall not, in accordance with the rules of the SEC, be incorporated by reference into any of our future filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or under the Securities Act of 1933, as amended (the “Securities Act”), and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.
Our Compensation and Human Capital Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and, based on such review and discussions, the committee recommended to our board that such Compensation Discussion and Analysis be included in this proxy statement.
Submitted by our Compensation and Human Capital Committee

Thomas J. DeRosa (Chair)	Steven J. Gilbert	Patricia S. Han
Compensation and Human Capital Committee Interlocks and Insider Participation

During the year ended December 31, 2022, Mses. Biddle and Han and Messrs. Gilbert and DeRosa (as of December 9, 2022) served as members of our Compensation and Human Capital Committee. No member of our Compensation and Human Capital Committee is a current or former officer or employee of the company or any of its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our board or Compensation and Human Capital Committee.

50 EMPIRE STATE REALTY TRUST

Proposal 2: Non-Binding, Advisory Vote to Approve the Compensation of Named Executive Officers
We seek your advisory vote to approve the compensation of our NEOs (as described in the “Compensation Discussion and Analysis” section of this proxy statement and the accompanying compensation tables and narrative disclosure) in accordance with the regulations under Section 14A of the Exchange Act. The following proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2022 executive compensation programs and policies and the compensation paid to our NEOs during 2022. Your non-binding, advisory vote will serve as an additional tool to guide our board and our Compensation and Human Capital Committee in aligning our executive compensation programs with the interests of our company and our shareholders. In considering this vote, we encourage shareholders to review carefully the information presented on our compensation policies and decisions regarding our NEOs, as disclosed in detail in this proxy statement under “Compensation Discussion and Analysis” and the accompanying compensation tables and narrative disclosure.
As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, the primary objectives of our executive compensation program are to attract and retain qualified and talented individuals who possess the skills and expertise necessary to lead, manage and grow our company, and are accountable for the performance of our company. We also seek to promote an ownership mentality among our NEOs by issuing equity grants to them that not only align their interests with the interests of our shareholders, but also enhance the executives’ focus on our long-term performance. We believe this strong tie between compensation and performance leads to the success of our company and serves the best interests of our shareholders. Further, our Compensation and Human Capital Committee regularly reviews all elements of the compensation paid to our NEOs. Our Compensation and Human Capital Committee believes that our present compensation program, as described in the Compensation Discussion and Analysis section and the accompanying tables and related narrative in this proxy statement, aligns the interests of our NEOs with our shareholders, and incentivizes our executives to focus on the achievement of our long-term business objectives.
Approval of this non-binding, advisory “say-on-pay” resolution requires the affirmative vote of the holders of a majority of the votes cast at the annual meeting at which a quorum is present.
The vote on this proposal is non-binding and advisory in nature. Because of this, it will not affect any compensation already paid or awarded to any NEO, and it will not be binding on or overrule any decisions by our board or our Compensation and Human Capital Committee. Nevertheless, our board highly values input from our shareholders, and our Compensation and Human Capital Committee will carefully consider the results of this vote when making future decisions about executive compensation. In addition, even if a majority of our shareholders approves this proposal, if there is a significant vote against the compensation of our NEOs, our Compensation and Human Capital Committee will evaluate whether any actions are appropriate to address the concerns of our shareholders. The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our NEOs, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING NON-BINDING ADVISORY RESOLUTION:
“RESOLVED, that the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables, and narrative discussion, is hereby APPROVED, on a non-binding, advisory basis.”

2023 PROXY STATEMENT 51

Executive Compensation Tables
2022 Summary Compensation Table

The following Summary Compensation Table sets forth information concerning the total compensation paid to, earned by or awarded to our NEOs for the fiscal years ended December 31, 2022, 2021 and 2020, respectively.
Name and Principal Position	Year	Salary(2) ($)	Bonus(3) ($)	Stock Awards(4) ($)	All Other Compensation(5) ($)	Total(6) ($)
Anthony E. Malkin Chairman, President and Chief Executive Officer	2022	810,000	1,475,010	5,946,860	160,951	8,392,821
	2021	626,211	1,409,400	5,751,405	133,116	7,920,132
	2020	514,050	1,032,750	8,459,436	136,348	10,142,584
Christina Chiu Executive Vice President, Chief Operating Officer and Chief Financial Officer	2022	648,077	652,300	2,549,983	16,250	3,866,610
	2021	511,346	660,000	1,984,668	1,250	3,157,264
	2020	310,577	316,700	1,041,826	—	1,669,103
Thomas P. Durels Executive Vice President, Real Estate	2022	700,000	641,550	2,570,481	17,250	3,929,281
	2021	580,866	619,500	2,487,261	1,250	3,688,877
	2020	641,442	446,250	3,655,304	1,250	4,744,246
Thomas N. Keltner, Jr.(1) Former Executive Vice President and General Counsel	2022	625,000	362,813	1,462,631	15,250	2,465,693
	2021	625,000	353,125	1,415,921	1,250	2,395,296
	2020	637,019	265,625	1,411,712	1,250	2,315,606

(1)
Mr. Keltner retired from his role as Executive Vice President and General Counsel as of December 31, 2022.

(2)
Salary. For each covered year, the amounts reflect the actual base salaries paid to our NEOs during the covered year. See page 37 for more information.

(3)
Bonus. NEOs were given the option to receive all or a portion of their 2022 annual incentive bonus (paid in March 2023) (i) in cash, (ii) fully vested LTIP units at 100% of the face amount, or (iii) LTIP units, vesting over a three-year period, at 120% of the face amount (the “Bonus Premium Option”). The amounts included in the “Bonus” column above represent the face amount of the award. The additional value to be received by an NEO who elected the Bonus Premium Option is included as part of the “Stock Awards” column. Each NEO’s election regarding the Bonus Premium Option is shown below, along with the total projected value based on the grant date fair value. For more information, see “Bonus Election Program” on page 42.

Named Executive Officer	Year	Face Amount of Bonus Award ($)	Amount of Award Elected to Be Received in Cash at Face Amount (%)	Amount of Award Elected to be Received in Vested LTIPs at Face Amount (%)	Amount of Award Elected to be Received in Unvested 3-Year Time-Based LTIPs at 120% of Face Amount (%)	Total Value of the Bonus Award (including 20% Premium, as applicable) ($)
Anthony E. Malkin	2022	1,475,010	0	0	100	1,770,022
Christina Chiu	2022	652,300	100	0	0	652,300
Thomas P. Durels	2022	641,550	0	0	100	769,857
Thomas N. Keltner, Jr.	2022	362,813	0	0	100	435,379

(4)
Stock Awards. The amounts in this column reflect:

52 EMPIRE STATE REALTY TRUST

Named Executive Officer	Year	Bonus Premium Option(a) ($)	Time-based Awards(b) ($)	Performance-based Awards(c) ($)	Total ($)
Anthony E. Malkin	2022	295,012	1,640,861	4,010,987	5,946,860
Christina Chiu	2022	0	1,449,991	1,099,992	2,549,983
Thomas P. Durels	2022	128,307	709,032	1,733,142	2,570,481
Thomas N. Keltner, Jr.	2022	72,567	403,592	986,472	1,462,631

(a)
Bonus Premium Option.   For NEOs who elected the Bonus Premium Option, the “Stock Awards” column includes the difference between the face value of the bonus award and the grant date fair value of the LTIP award received in lieu of cash (120% of the face amount). The grant date fair value of the Bonus Premium Option LTIP unit awards is computed in accordance with ASC Topic 718 at $5.69 per unit for the awards issued on March 13, 2023 for Messrs. Malkin, Durels and Ms. Chiu and $5.79 per unit for Mr. Keltner. The grant date fair value of the awards was estimated based on the fair value of our stock at the grant date discounted for the restriction period during which the LTIP units cannot be redeemed or transferred and the uncertainty regarding if, and when, the book capital account of the LTIP units will equal that of the common units. Further discussion of the assumptions used in calculating these values can be found under “LTIP Units — Valuation” on page 47 and in Note 10 to our 2022 audited financial statements included in our 2022 annual report.

(b)
Time-based awards.   Each NEO was granted an annual time-based award that vests 25% annually over a 4-year period, in each case subject to continued employment. Mr. Keltner’s award accelerated to vest as of December 31, 2022 in accordance with a qualifying retirement as contemplated in his grant agreement. The grant date fair value of the annual time-based LTIP unit awards is computed in accordance with ASC Topic 718 at $7.75 per unit for the annual awards issued on March 15, 2022, to Messrs. Malkin, Durels and Ms. Chiu and $7.85 per unit for the award issued to Mr. Keltner. Additionally, on March 15, 2022, Ms. Chiu was granted a one-time time-based award that vests 30% on January 1, 2025, 30% on January 1, 2026, and 40% on January 1, 2027, in each case subject to continued employment. The grant date fair value of the one-time time-based LTIP unit award is computed in accordance with ASC Topic 718 at $8.88 per unit. Further discussion of the assumptions used in calculating these values can be found under “LTIP Units — Valuation” on page 47 and in Note 10 to our 2022 audited financial statements included in our 2022 annual report. The grant date fair value of the awards was estimated based on the fair value of our common stock at the grant date discounted for the restriction period during which the LTIP units cannot be redeemed or transferred and the uncertainty regarding if, and when, the book capital account of the LTIP units will equal that of the common units.

(c)
Performance-based Awards.   The grant date fair value of the performance-based LTIP unit awards is computed in accordance with ASC Topic 718 at $5.67 per unit for the market-based awards, $7.38 per unit for the operational-based awards, and $8.09 per unit for the ESG-based awards, in each case issued on March 15, 2022 to Messrs. Malkin, Durels and Ms. Chiu. The grant date fair value of the performance-based LTIP awards is computed in accordance with ASC Topic 718 at $5.43 per unit for the market-based awards, $6.91 per unit for the operational-based awards, and $7.85 per unit for the ESG-based awards, in each case issued on March 15, 2022 to Mr. Keltner. For the market-based component of such awards, the grant date fair value of the awards was estimated using a Monte Carlo Simulation model. For the operational-based and ESG-based components of such awards, the grant date fair value of the awards was estimated based on the fair value of our stock at the grant date discounted for the restriction period during which the LTIP units cannot be redeemed or transferred and the uncertainty regarding if, and when, the book capital account of the LTIP units will equal that of the common units. The grant date fair value generally equates to the “Maximum” payout as shown on page 45 under this calculation method. Further discussion of the assumptions used in calculating these values can be found under “LTIP Units — Valuation” on page 47 and in Note 10 to our 2022 audited financial statements included in our 2022 annual report.

The amounts reported in the table above are not necessarily representative of the amounts, if any, that the NEOs may receive upon vesting of these awards. The threshold, target and maximum values used by the Compensation and Human Capital Committee in determining the number of shares subject to performance-based LTIP units granted in 2022 are set forth under “Performance-Based Awards” on page 45.
The maximum values of the performance-based LTIP units granted in 2022 (if determined based on stock price on the grant date, rather than fair value), assuming that the highest level of performance is achieved, are shown in the table below.
	Malkin	Chiu	Durels	Keltner
Performance-based, settlement at maximum — 200% ($)	5,863,463	1,608,023	2,533,596	1,511,757

(5)
Other Compensation. We provide our NEOs with other benefits that we believe are reasonable, competitive, and consistent with our overall executive compensation program. We match up to 100% of contributions up to 5% of an employee’s salary in 2022 under our 401(k) program in cash. We additionally fund a portion of our employees’ HSA. See “Employee Benefits” on page 48 for more information. Additionally, we provide Mr. Malkin a car and a full-time driver. The amount reported includes the cost to the company for the car and driver for 2022, which was $105,213 for the driver’s salary and bonus and $40,488 for car-related expenses in 2022.

Named Executive Officer	Year	401(k) Match ($)	HSA Funding ($)	Driver/Car Expenses ($)	Total ($)
Anthony E. Malkin	2022	15,250	—	145,701	160,951
Christina Chiu	2022	15,250	1,000	—	16,250
Thomas P. Durels	2022	15,250	2,000	—	17,250
Thomas N. Keltner, Jr.	2022	15,250	—	—	15,250

2023 PROXY STATEMENT 53

2022 Grants of Plan-Based Awards

The following table discloses the number of plan-based awards granted in 2022 to our NEOs and the grant date fair value of these awards.
		Estimated Future Payouts under Equity Incentive Plan Awards: Number of Performance-Based Shares of Stock or Units			All Other Stock Awards: Number of Time-Based Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Anthony E. Malkin	3/15/22(1)	—	—	—	218,511	1,691,275
	3/15/22(2)	—	—	—	211,724	1,640,861
	3/15/22(3)	88,426	176,852	353,703	—	2,005,496
	3/15/22(3)	40,762	81,524	163,048	—	1,203,294
	3/15/22(3)	24,790	49,580	99,159	—	802,196
Christina Chiu	3/15/22(1)	—	—	—	102,324	791,988
	3/15/22(2)	—	—	—	58,064	449,996
	3/15/22(3)	24,250	48,501	97,001	—	549,996
	3/15/22(3)	11,179	22,358	44,715	—	329,997
	3/15/22(3)	6,799	13,597	27,194	—	219,999
	3/15/22(4)	—	—	—	112,612	999,995
Thomas P. Durels	3/15/22(1)	—	—	—	96,045	743,388
	3/15/22(2)	—	—	—	91,488	709,032
	3/15/22(3)	38,209	76,418	152,835	—	866,574
	3/15/22(3)	17,613	35,227	70,453	—	519,943
	3/15/22(3)	10,712	21,423	42,846	—	346,624
Thomas N. Keltner, Jr.	3/15/22(1)	—	—	—	53,980	423,743
	3/15/22(2)	—	—	—	51,413	403,592
	3/15/22(3)	22,711	45,422	90,844	—	493,283
	3/15/22(3)	10,705	21,410	42,819	—	295,879
	3/15/22(3)	6,284	12,568	25,135	—	197,310

(1)
Bonus Election Program. NEOs were given the option to receive all or a portion of their 2021 annual incentive bonus (paid in Q1 2022) (i) in cash, (ii) fully vested LTIP units at 100% of the face amount, or (iii) LTIP units, vesting over a three-year period, at 120% of the face amount (the “Bonus Premium Option”).

(a)
The number of LTIP units indicated in the table above represents 120% of the face amount of the bonus for Messrs. Malkin, Durels and Keltner and Ms. Chiu who each elected the Bonus Premium Option for 2021. These LTIP units vest 33.3% on each of the three anniversaries of January 1, 2022, in each case subject to continued employment. Mr. Keltner’s award accelerated to vest as of December 31, 2022 in accordance with a qualifying retirement as contemplated in his grant agreement.

(b)
The grant date fair value of the LTIP unit awards is computed in accordance with ASC Topic 718 at $7.74 per unit for Messrs. Malkin, Durels and Ms. Chiu, and $7.85 per unit for Mr. Keltner, based on a grant date of March 15, 2022. The grant date fair value of the awards was estimated based on the fair value of our stock at the grant date discounted for the restriction period during which the LTIP units cannot be redeemed or transferred and the uncertainty regarding if, and when, the book capital account of the LTIP units will equal that of the common units. Further discussion of the assumptions used in calculating these values can be found under “LTIP Units — Valuation” on page 47 and in Note 10 to our 2022 audited financial statements included in our 2022 annual report.

(2)
Annual Time-Based LTIP Unit Awards. Represents time-based LTIP units granted to each NEO pursuant to our 2019 Equity Plan.

(a)
These time-based LTIP units vest 25% on each of the first four anniversaries of January 1, 2022, in each case subject to continued employment. Mr. Keltner’s award accelerated to vest as of December 31, 2022 in accordance with a qualifying retirement as contemplated in his grant agreement.

(b)
The grant date fair value of the time-based LTIP unit awards is computed in accordance with ASC Topic 718 at $7.75 per unit for Messrs. Malkin, Durels and Ms. Chiu, and $7.85 per unit for Mr. Keltner, based on a grant date of March 15, 2022. Further discussion of the assumptions used in calculating these values can be found under “LTIP Units — Valuation” on page 47 and in Note 10 to our 2022 audited financial statements included in our 2022 annual report. The fair value of the awards was estimated based on the fair value of our stock at the grant date discounted for the restriction period during which the LTIP units cannot be redeemed or transferred and the uncertainty regarding if, and when, the book capital account of the LTIP units will equal that of the common units.

(3)
Annual Performance-Based LTIP Unit Awards. Represents performance-based LTIP units granted pursuant to our 2019 Equity Plan based on threshold, target and maximum amounts.

(a)
The number of performance-based LTIP units that vest may range from none to the maximum amount, as shown in the table. Within such range, an interpolated amount would be applied if results fall between such threshold, target and maximum measures.

(b)
Performance-based LTIP units granted on March 15, 2022, to each of Messrs. Malkin, Durels and Keltner and Ms. Chiu will be earned based on the company’s performance metrics set forth on page 44 over a three-year performance period that commenced on January 1, 2022 and concludes on December 31, 2024. Any earned performance-based LTIP units will then vest 50% on January 1, 2024, the end of the three-year performance period, and 50% on December 31, 2024, conditioned on continued employment. Mr. Keltner’s award was earned in part as of December 31, 2022 in accordance with a qualifying retirement as contemplated in his grant agreement.

The grant date fair value of the performance-based LTIP unit awards is computed in accordance with ASC Topic 718 at the following per unit amounts for the awards granted on March 15, 2022 to Messrs. Malkin, Durels and Keltner and Ms. Chiu.

54 EMPIRE STATE REALTY TRUST

	Malkin, Durels, Chiu ($ per unit)	Keltner ($ per unit)
Market-based Component	5.67	5.43
Operational-based Component	7.38	6.91
ESG-based Component	8.09	7.85
For the market-based components of such awards, the fair value of the awards was estimated using a Monte Carlo Simulation model. For the operational-based and ESG-based components of such awards, the fair value of the awards was estimated based on the fair value of our stock at the grant date discounted for the restriction period during which the LTIP units cannot be redeemed or transferred and the uncertainty regarding if, and when, the book capital account of the LTIP units will equal that of the common units. Further discussion of the assumptions used in calculating these values can be found under “LTIP Units — Valuation” on page 47 and in Note 10 to our 2022 audited financial statements included in our 2022 annual report.
(4)
One-Time Time-Based LTIP Unit Award to Ms. Chiu. Represents time-based LTIP units granted to Ms. Chiu for exemplary service during 2022 pursuant to our 2019 Equity Plan.

(a)
These time-based LTIP units vest 30% on January 1, 2025, 30% on January 1, 2026, and the remaining 40% on January 1, 2027, in each case subject to continued employment.

(b)
The grant date fair value of the time-based LTIP unit awards is computed in accordance with ASC Topic 718 at $8.88 per unit. The fair value of the awards was estimated based on the fair value of our stock at the grant date discounted for the restriction period during which the LTIP units cannot be redeemed or transferred and the uncertainty regarding if, and when, the book capital account of the LTIP units will equal that of the common units. Further discussion of the assumptions used in calculating these values can be found under “LTIP Units — Valuation” on page 47 and in Note 10 to our 2022 audited financial statements included in our 2022 annual report.

2023 PROXY STATEMENT 55

2022 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards held by our NEOs as of December 31, 2022.
	Stock Awards
	Time-based Shares or Units(1)		Performance-based Shares or Units(2)
Name	Equity Incentive Plan Awards: Number of Time-based Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Time-based Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Performance-based Shares or Units or That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Performance-based Shares or Units That Have Not Vested ($)
Anthony E. Malkin	1,013,653	6,832,021	1,205,849	8,127,422
Christina Chiu	388,877	2,621,031	354,287	2,387,894
Thomas P. Durels	447,562	3,016,568	521,045	3,511,843
Thomas N. Keltner, Jr.	—	—	—	—

(1)
Time-based Shares or Units.

(a)
Includes the following LTIP units granted to our NEOs, which vested/will vest on the dates set forth below, subject to continued employment, or in the case of Mr. Keltner, all remaining outstanding LTIPs accelerated to vest as of December 31, 2022 by way of a qualifying retirement (see page 47 for more information):

(i)
To each of Messrs. Malkin and Durels and Keltner on March 20, 2019, that vest 25% on January 1, 2020, 2021, 2022 and 2023;

(ii)
To each of Messrs. Malkin, Durels and Keltner on March 16, 2020, that vest 25% on January 1, 2021, 2022, 2023 and 2024;

(iii)
To each of Messrs. Malkin, Durels and Keltner on March 19, 2020, that vest 33.33% on January 1, 2021, 2022 and 2023;

(iv)
To Ms. Chiu on May 7, 2020, that vest 25% on May 7, 2021, 2022, 2023 and 2024;

(v)
To Ms. Chiu on May 7, 2020, that vest 33.33% on May 7, 2021, 2022 and 2023;

(vi)
To each of Messrs. Malkin, Durels and Keltner and Ms. Chiu on March 15, 2021, that vest 25% on January 1, 2022, 2023, 2024 and 2025;

(vii)
To each of Messrs. Malkin, Durels and Keltner on March 15, 2021, that vest 33.33% on January 1, 2022, 2023 and 2024;

(viii)
To Ms. Chiu on March 15, 2021, that vests 30% on January 1, 2024 and 2025, and 40% on January 1, 2026; and

(ix)
To Ms. Chiu on August 9, 2021, that vests 25% on January 1, 2022, 2023, 2024 and 2025.

(x)
To each of Messrs. Malkin, Durels and Keltner and Ms. Chiu on March 15, 2022, that vest 25% on January 1, 2023, 2024, 2025 and 2026;

(xi)
To each of Messrs. Malkin, Durels and Keltner and Ms. Chiu on March 15, 2022, that vest 33.33% on January 1, 2023, 2024 and 2025;

(b)
Market value calculated assuming that the value of an LTIP unit on December 31, 2022 was equal to $6.74, which was the closing price of a share of our Class A common stock on December 30, 2022 (the last trading day of 2022).

(2)
Performance-based Shares or Units.

(a)
Includes the following LTIP units granted to our NEOs:

(i)
To each of Messrs. Malkin, Durels and Keltner on March 16, 2020, of which 24.7% were earned at the end of the performance period on December 31, 2022 (see page 46 for more information) and will vest 50% on January 1, 2023 and 50% on December 31, 2023 (except in the case of Mr. Keltner whose unvested units accelerated as of December 31, 2022 in accordance with his grant agreement);

(ii)
To Ms. Chiu on May 7, 2020, shown in the chart above at the maximum amount of our company’s absolute and relative annualized TSR over a three-year performance period commencing on May 7, 2020.

(iii)
To each of Messrs. Malkin, Durels and Keltner and Ms. Chiu on March 15, 2021, shown in the chart above at the target amount of our company’s absolute and relative annualized TSR over a three-year performance period commencing on January 1, 2021 (except in the case of Mr. Keltner whose performance period was truncated as of December 31, 2022 and all earned units vested as of such date in accordance with his grant agreement);

(iv)
To Ms. Chiu on August 12, 2021, as shown in the chart above at the target amount of our company’s absolute and relative annualized TSR over a three-year performance period commencing on January 1, 2021; and

(v)
To each of Messrs. Malkin, Durels and Keltner and Ms. Chiu on March 15, 2022, shown in the chart above at the maximum amount of the performance criteria described on page 44 for a three-year performance period commencing on January 1, 2022 (except in the case of Mr. Keltner whose performance period was truncated as of December 31, 2022 and all earned units vested as of such date in accordance with his grant agreement).

(b)
Market value calculated assuming that the value of an LTIP unit on December 31, 2022 was equal to $6.74, which was the closing price of a share of our Class A common stock on December 30, 2022 (the last trading day of 2022).

56 EMPIRE STATE REALTY TRUST

2022 Option Exercises and Stock Vested

The following table sets forth certain information regarding LTIP units that vested in 2022 for the NEOs. No other equity awards held by our NEOs were vested or exercised in 2022.
	Stock Awards
Name	Number of Shares or Units Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Anthony E. Malkin	451,756	4,020,628
Christina Chiu	36,581	317,992
Thomas P. Durels	207,214	1,844,205
Thomas N. Keltner, Jr.	468,050	3,351,941

(1)
Number of Shares or Units Acquired on Vesting. Represents the aggregate number of LTIP units that vested in 2022, which includes the following:

	Bonus Election Program(a)		Time-Based LTIP Unit Awards		Performance-Based LTIP Unit Awards		Total Units
	No. of Units	Value ($)	No. of Units	Value ($)	No. of Units	Value ($)	No. of Units	Value ($)
Anthony E. Malkin	222,596	1,981,104	229,160	2,039,524	—	—	451,756	4,020,628
Christina Chiu	—	—	36,581	317,992	—	—	36,581	317,992
Thomas P. Durels	108,195	962,936	99,019	881,269	—	—	207,214	1,844,205
Thomas N. Keltner, Jr.	152,392	1,134,658	166,387	1,211,196	149,271	1,006,087	468,050	3,351,941

(a)
NEOs were given the option to receive all or a portion of their 2019, 2020 and 2021 annual incentive bonus (paid in Q1 of the following year) (i) in cash, (ii) fully vested LTIP units at 100% of the face amount, or (iii) LTIP units, vesting over a three-year period, at a premium over the face amount (125% for 2019 and 2020; 120% for 2021). Messrs. Malkin, Durels and Keltner elected option (iii) for all three years, and Ms. Chiu elected option (i) for 2021, and this column represents the vesting of their 2019, 2020 and 2021 annual bonuses, as applicable on the three-year vest cycle.

(2)
Value Realized on Vesting. The value realized on vesting of the LTIP units is the product of  (i) the closing price on the NYSE of a share of Class A common stock on the vesting date (or, if the vesting date was not a trading day, the immediately preceding trading day), multiplied by (ii) the number of LTIP units vesting. In each case, the value realized is before payment of any applicable taxes and brokerage commissions, if any.

2022 CEO Pay Ratio

We are required by SEC rules to disclose the annual total compensation of our CEO, the annual total compensation of our median employee excluding our CEO, and the ratio of annual total compensation of our CEO to the annual total compensation of our median employee.
The following table provides information, based on our reasonable estimates, about the relationship between the annual total compensation of our CEO and the annual total compensation of our median employee as of December 31, 2022.
Median Employee Annual Total Compensation	Current CEO Annual Total Compensation	Pay Ratio (CEO:Median Employee)
$68,000	$8,392,821	124:1
We determined our median employee, as of December 31, 2022, based on total cash compensation of each of our then active employees (excluding the CEO), comprised of 224 managers and professionals and 442 members covered by collective bargaining agreements who are typically focused on the operations and maintenance of our properties.
In determining the median employee, we annualized total cash compensation for permanent employees who worked less than a full year, but not for temporary or part-time workers including seasonal employees.
The annual total compensation for 2022 of our median employee, a tenant services coordinator, was $68,000, calculated in accordance with SEC rules.
As disclosed in the 2022 Summary Compensation Table appearing on page 52, our CEO’s annual total compensation for 2022 was $8,392,821. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 124:1.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above.
The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2023 PROXY STATEMENT 57

2022 Pay Versus Performance

The Pay Versus Performance Table below discloses the relationship between the compensation actually paid to our NEOs and the company’s financial performance during the year ended December 31, 2022.
					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”)(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(4) ($)	ESRT Total Shareholder Return(5) ($)	Peer Group Total Shareholder Return (NAREIT Office)(6) ($)	Net Income (Loss) (in thousands) ($)	Core FFO Per Share(7) ($)
2022	8,392,821	6,473,365	3,420,528	2,528,900	51.00	62.07	63,212	0.90
2021	7,920,132	(143,619)	3,080,479	1,097,437	66.07	99.50	(13,037)	0.70
2020	10,142,584	9,757,454	2,909,652	2,925,831	68.49	81.56	(22,887)	0.62

(1)
Summary Compensation Table Total for PEO — The amounts in this column are the amounts of total compensation reported in the “Total” column of the Summary Compensation Table for Mr. Malkin, our Chairman, President and CEO, for the covered years.

(2)
Compensation Actually Paid to PEO — The amounts in the following table represent each of the amounts deducted and added to the equity award values for Mr. Malkin for the applicable year for purposes of computing the “compensation actually paid” amounts appearing in these columns of the Pay Versus Performance Table:

Year	Summary Compensation Table Total for PEO ($)	Grant Date Fair Value of Equity Awards Granted During Applicable Year(a) ($)	Equity Award Adjustments for PEO(b) ($)	Compensation Actually Paid ($)
2022	8,392,821	(5,946,860)	4,027,404	6,473,365
2021	7,920,132	(7,160,805)	(902,946)	(143,619)
2020	10,142,584	(9,492,186)	9,107,056	9,757,454

(a)
Represents the grant date fair value of the equity awards to our PEO, as reported in the “Stock Award” column in the Summary Compensation Table for each applicable year.

(b)
Represents the year-over-year change in the fair value of equity awards to our PEO, as itemized in the table below. No awards vested in the year they were granted.

Year	Year-End Fair Value of Equity Awards Granted During Applicable Year ($)	Change in Fair Value as of Year- End of Any Prior Year Awards that Remain Un-vested as of Year-End ($)	Change in Fair Value as of the Vesting Date of Any Prior Year Awards that Vested During Applicable Year ($)	Fair Value of Stock Awards Forfeited during the Covered Year ($)	Dollar Value of Dividends and Dividend Equivalent Rights Paid on Unvested Equity Awards During Applicable Year(i) ($)	Total Equity Award Adjustments ($)
2022	5,300,490	(212,271)	(427,668)	(778,468)	145,322	4,027,404
2021	4,500,590	(4,210,372)	308,662	(1,637,942)	136,116	(902,946)
2020	10,641,332	(1,861,570)	71,985	(42,233)	297,542	9,107,056

(i)
Represents dividends paid or accrued on stock awards in 2022 prior to the vesting date(s) that are not otherwise reflected in the Compensation Actually Paid to the PEO.

(3)
Average Summary Compensation Table Total for Non-PEO NEOs — The amounts in this column are the average amounts of total compensation reported in the “Total” column of the Summary Compensation Table for our NEOs other than Mr. Malkin for the covered years. For all covered years, our NEOs other than Mr. Malkin were Ms. Chiu and Messrs. Durels and Keltner.

(4)
Average Compensation Actually Paid to Non-PEO NEOs — The amounts in the following table represent each of the average amounts deducted and added to the equity award values for the Non-PEO NEOs for the applicable year for purposes of computing the average “compensation actually paid” amounts appearing in these columns of the Pay Versus Performance Table:

58 EMPIRE STATE REALTY TRUST

Year(a)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Grant Date Fair Value of Equity Awards Granted During Applicable Year(b) ($)	Average Equity Award Adjustments for Non-PEO NEOs(c) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	3,420,528	2,194,365	1,302,850	2,528,900
2021	3,080,479	1,962,617	303,783	1,097,437
2020	2,909,652	2,036,281	2,289,752	2,925,831

(a)
For all covered years, our non-PEO NEOs were Ms. Chiu and Messrs. Durels and Keltner.

(b)
Represents the average grant date fair value of the equity awards to our Non-PEO NEOs, based on the average of the amounts reported for the Non-PEO NEOs in the “Stock Award” column in the Summary Compensation Table for each applicable year.

(c)
Represents the average year-or-year change in the fair value of equity awards to our Non-PEO NEOs, as itemized in the table below.

Year	Average Year-End Fair Value of Equity Awards Granted During Applicable Year ($)	Average Change in Fair Value as of Year-End of Any Prior Year Awards that Remain Un-vested as of Year-End ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Average Change in Fair Value as of the Vesting Date of Any Prior Year Awards that Vested During Applicable Year ($)	Fair Value of Stock Awards Forfeited during the Covered Year ($)	Average Dollar Value of Dividends and Dividend Equivalent Rights Paid on Unvested Equity Awards During Applicable Year(i) ($)	Average Total Equity Award Adjustments ($)
2022	1,560,034	(178,152)	384,946	(32,116)	(469,959)	38,097	1,302,850
2021	1,446,771	(928,143)	—	74,984	(325,478)	35,649	303,783
2020	2,646,599	(434,985)	—	15,452	(9,133)	71,819	2,289,752

(i)
Represents the average dividends paid or accrued on stock awards in 2022 prior to the vesting date(s) that are not otherwise reflected in the Average Compensation Actually Paid to the Non-PEO NEOs.

(5)
The amounts in this column represent cumulative total return on our company’s Class A common stock, assuming $100 invested on December 31, 2019, with quarterly investment of dividends before consideration of income taxes and without the payment of any commissions.

(6)
FTSE NAREIT US Office Index.

(7)
See page 83 for a reconciliation of Core FFO per Share to the most directly comparable GAAP measure.

2023 PROXY STATEMENT 59

Relationship between Executive Compensation Actually Paid and TSR, Net Income and Core FFO Per Share

60 EMPIRE STATE REALTY TRUST

Other Financial Performance Measures
The following measures represent the most important financial performance measures used by the company to link compensation actually paid to that of our NEOs to company performance, each as described more fully on pages 38 through 44:
◗
Relative TSR (Nareit Office Index)

◗
Core FFO per share

◗
Same-store cash NOI (excluding Observatory)

◗
G&A expense as a percentage of revenues

◗
Net debt to Adj. EBITDA

In addition to financial results for these measures that are reported in accordance with GAAP, we report certain measures on a non-GAAP basis. These measures are not in accordance with, or a substitute for, GAAP, and our financial measures may differ from the non-GAAP financial measures used by other companies. Please see pages 82-83 a reconciliation of non-GAAP measures to the most directly comparable GAAP measure.

2023 PROXY STATEMENT 61

Employment Agreements and Severance Agreements
Employment Agreement with Our Chairman, President and CEO

On October 6, 2021, we entered into a second amended and restated employment agreement with Anthony E. Malkin (the “Employment Agreement”). The Employment Agreement extends Mr. Malkin’s employment term for three years to October 7, 2024 (the “Term”). The Employment Agreement also modifies the prior agreement to, among other changes:
◗
Modify the definition of  “Good Reason” in certain respects as set forth therein;

◗
Provide Mr. Malkin with a retention bonus to incentivize him to remain employed through the Term in the amount of  $700,000 to be paid at the end of the Term or upon termination of his employment by the company without Cause or by him for Good Reason (each as defined therein); and

◗
Reduce the period of the non-competition and non-solicitation and no-hire provision from one year to six months following a termination.

Mr. Malkin’s Employment Agreement also provides for:
◗
Mr. Malkin to devote a majority of his business time and attention to the performance of his duties under the Employment Agreement;

◗
an annual base salary of not less than $810,000 subject to annual review by our Compensation and Human Capital Committee for increase, but not decrease, unless Mr. Malkin otherwise agrees in writing in light of extenuating business conditions;

◗
eligibility for annual cash performance bonuses with a target bonus equal to 150% of Mr. Malkin’s annual base salary, based on the satisfaction of company and individual performance criteria established by our Compensation and Human Capital Committee;

◗
participation in our long-term incentive program with the amount of such awards granted to Mr. Malkin to be no less than that granted to other senior executives and be reasonable in light of the contributions made or expected to be made by Mr. Malkin for the period for which such grant is made, with the terms and conditions of such awards to be no less favorable than those applicable to awards of a similar nature made to other senior executives;

◗
participation in all of our benefit plans and entitlement to receive benefits and perquisites at a level no less favorable than those provided to our other senior executives;

◗
a company-owned or leased automobile and a driver with a value of up to $165,250 per year as of January 1, 2021 (as adjusted for CPI);

◗
consistent with company policy, reimbursement to Mr. Malkin for appropriate company business-related private air travel where he reasonably determines that such travel will enhance his effectiveness and efficiency;

◗
security services for Mr. Malkin and his family, when required in the board’s or his reasonable judgment, provided that Mr. Malkin provides the Compensation and Human Capital Committee with reasonable justification for any such expense which exceeds $50,000 in any consecutive 12-month period, excluding (i) up to $50,000 total per residence for security assessment and related installations at any time during Term, and (ii) amounts provided for the company-owned car, driver and related expenses; and

◗
administrative assistance and office space for Mr. Malkin, and services that are appropriate with respect to the level of services provided by him, so long as Mr. Malkin is providing services to us in any capacity.

RESTRICTIVE COVENANTS AND OTHER PROVISIONS
Although the Employment Agreement requires Mr. Malkin to devote a majority of his business time and attention to the performance of his duties under the Employment Agreement, Mr. Malkin may (i) serve on the board of one or more business corporations identified by Mr. Malkin with the consent of our board (such consent not to be unreasonably withheld), (ii) participate in charitable, civic, educational, professional, community or industry affairs, and (iii) manage his and his family’s personal investments (including the excluded properties and excluded businesses (see “Excluded Properties and Businesses” on page 74)), including providing services to or maintaining a family office for purposes of managing such investments, provided that (a) the activities set out in clauses (i), (ii), and (iii) shall be limited by Mr. Malkin so as not to interfere materially, individually or in the aggregate, with the performance of his duties and responsibilities under his Employment Agreement or create a potential business or fiduciary conflict, and (b) with respect to the activities set out in clause (iii), such activities shall be limited to non-controlling investments to the extent such investments are office or retail real estate properties located in New York County, New York, Fairfield County, Connecticut, Westchester County, New York, and any other geographic area in which we invest in such properties.
The Employment Agreement contains standard confidentiality and mutual non-disparagement provisions, which apply indefinitely, and non-competition provisions and no-hire and non-solicitation provisions, which apply during the term of the Employment Agreement and will continue for a period of six months following the termination of Mr. Malkin’s employment.

62 EMPIRE STATE REALTY TRUST

The Employment Agreement provides that until the later of the date on which (i) Mr. Malkin is no longer serving as our Chief Executive Officer and (ii) Mr. Malkin and his affiliates no longer hold on a consolidated basis at least (a) 50% of the amount of our Class A common stock, Class B common stock and operating partnership units in our operating partnership which were held by Mr. Malkin and his affiliates as of the date of the closing of the Consolidation (as defined therein) and (b) 10% of the voting power of our outstanding common stock voting together as a single class, our board shall cause Mr. Malkin to be nominated for re-election to our board at the expiration of the then current term. Unless Mr. Malkin has resigned as a director, for so long as the foregoing ownership thresholds are met, this obligation shall survive beyond the expiration of the Term and the termination of Mr. Malkin’s employment for any reason other than for Cause (as defined therein) unless prohibited by legal or regulatory requirements. Failure of our board to nominate Mr. Malkin for election to our board, the failure of Mr. Malkin to be elected or re-elected, or his removal as a member of our board constitute Good Reason under the Employment Agreement.
All disputes, except equitable enforcement of restrictive covenants, under the Employment Agreement will be resolved by arbitration in accordance with the rules of the Judicial Arbitration and Mediation Services, Inc. in New York City. We have agreed to pay all costs of the arbitration except, if applicable, Mr. Malkin’s petitioner’s filing fee. If an arbitrator determines that Mr. Malkin has prevailed on the issues in dispute in the arbitration, we will pay or reimburse any reasonable expenses, including reasonable attorney’s fees, which Mr. Malkin incurs in such arbitration.
The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to our current report on Form 8-K filed on October 8, 2021.
TERMINATION OF EMPLOYMENT
The consequences of a termination of employment of Mr. Malkin pursuant to his Employment Agreement and equity award agreements are as follows:
	Termination Without Cause or for Good Reason (not Following a Change in Control)	Termination Without Cause or for Good Reason Within Two Years Following a Change in Control	Termination Due to Death or Disability	Termination Due to Retirement (following the later of (x) 65th birthday(1) and (y) ten years of service)	Resignation (not for Good Reason) or Non-Renewal	Termination for Cause
Annual Base Salary	annual base salary and other benefits earned but unpaid prior to the date of termination			N/A	annual base salary and other benefits earned but unpaid prior to the date of termination
Annual Bonus
earned but unpaid annual bonus for the prior fiscal year
a pro-rated annual bonus for the year in which the termination of employment occurs, calculated based on actual performance for the entire performance period (disregarding any subjective performance goals and without the exercise of any negative discretion), to be paid at the end of the performance period
				N/A	subject to execution of a mutual release of claims, any earned but unpaid annual bonus for the prior fiscal year	N/A
Retention Bonus	Retention bonus of $700,000		N/A	N/A	N/A	N/A
Additional Cash Compensation	a lump sum amount equal to two times the sum of Mr. Malkin’s then-current annual base salary plus the average annual bonus paid to Mr. Malkin over the three most-recently completed fiscal years	a lump sum amount equal to three times the sum of Mr. Malkin’s then-current annual base salary plus the average annual bonus paid to Mr. Malkin over the three most-recently completed fiscal years	N/A	N/A	N/A	N/A
COBRA Coverage
subject to Mr. Malkin’s election of COBRA coverage under the company’s group health plan, for up to 18 months following his termination, a monthly payment equal to the difference between the monthly COBRA premium cost and the premium cost to Mr. Malkin as if he continued to be our employee
			N/A	N/A	N/A	N/A
Time-Based Equity	equity awards subject to time-based vesting immediately vest in full				N/A	N/A
Performance-Based Equity
pro-rated vesting of equity awards subject to performance-based vesting to the extent the underlying performance requirements have been met based on performance from commencement of the performance period through termination date equity awards subject to performance-based vesting will vest to the extent the underlying performance requirements have been met based on performance from commencement of the performance period through termination date pro-rated vesting of equity awards subject to performance-based vesting to the extent the underlying performance requirements have been met based on performance from commencement of the performance period through termination date
					N/A	N/A
Stock Options	stock options will remain exercisable for three years following the termination, but in no event later than their expiration			N/A	N/A	N/A

(1)
The retirement age under our 2019 Equity Plan was amended to be 65 instead of 60 on July 13, 2020, and the award agreements for awards made to Mr. Malkin in March 2020 were amended so that this change would have retroactive effect and be applicable to such awards. See “Equity Awards — Retirement Age” on page 47 for more information.

PARACHUTE PAYMENTS
In the event that any amount payable to Mr. Malkin is determined to be subject to the excise tax under Section 4999 of the Code, such amount will be reduced to one dollar less than the threshold amount that would trigger an excise tax under Section 4999 of the Code, unless that reduction would result in Mr. Malkin receiving a lesser net after-tax amount.

2023 PROXY STATEMENT 63

Consulting Agreement with Our Former General Counsel

In connection with his retirement as General Counsel of the company on December 31, 2022, we entered into a consulting agreement with Mr. Kelter that that runs through March 31, 2023. Pursuant to the agreement, Mr. Keltner will receive a consulting fee of  $31,250, along with payment of his 2022 bonus in accordance with the terms described on page 37 and accelerated vesting of all of his unvested equity as of December 31, 2022 in accordance with the terms of each applicable grant agreement by reason of a qualifying retirement.
Change in Control Severance Agreements

MS. CHIU AND MR. DURELS
We have entered into change of control severance agreements with each of Ms. Chiu and Mr. Durels that contain substantially similar terms. Each of the change in control severance agreements will terminate two years after the date of any written notice of termination from us to the applicable executive officer; provided, that if a “change in control” (as defined in our then effective equity plan) occurs while the agreement is still operative, any written notice to the executive officer terminating the agreement will not be effective prior to the second anniversary of the “change in control.”
RESTRICTIVE COVENANTS AND OTHER PROVISIONS
The change in control severance agreements also contain standard confidentiality and mutual non-disparagement provisions, which apply indefinitely, and non-competition provisions and no-hire and non-solicitation provisions, which apply during the term of the agreements and will continue following termination of employment for a period as follows:
◗
Ms. Chiu: non-competition — 6 months; no-hire and non-solicitation — 2 years

◗
Mr. Durels: non-competition, no-hire and non-solicitation — 1 year

All disputes, except equitable enforcement of restrictive covenants, under the change in control severance agreements will be resolved by arbitration in accordance with the rules of the Judicial Arbitration and Mediation Services, Inc. in New York City. We have agreed to pay all costs of the arbitration except, if applicable, the executive officer’s petitioner’s filing fee. If an arbitrator determines that the applicable executive officer has prevailed on the issues in dispute in the arbitration, we will pay or reimburse any reasonable expenses, including reasonable attorney’s fees, which the executive officer incurs in such arbitration.
The foregoing summary of the Change in Control Severance Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements, copies of which are filed as exhibits to our 2022 annual report.
TERMINATION OF EMPLOYMENT
The consequences of a termination of employment of any such executive pursuant to his or her change in control severance agreement and equity award agreements are as follows:
	Termination Without Cause or Resignation for Good Reason (not Following a Change in Control)	Termination Without Cause or Resignation for Good Reason Within Two Years Following a Change in Control	Termination Due to Death or Disability Following a Change in Control	Termination Due to Retirement (Whether or not Following a Change in Control) (following the later of (x) 65th(1) birthday and (y) ten years of service)	Resignation (not for Good Reason, Following a Change in Control)
Annual Base Salary	N/A	accrued and unpaid annual base salary and other benefits		N/A	accrued and unpaid annual base salary and other benefits
Annual Bonus	N/A	earned but unpaid annual bonus for the prior fiscal year a pro-rated annual bonus for the year in which the termination of employment occurs, calculated based on actual performance for the entire performance period (disregarding any subjective performance goals and without the exercise of any negative discretion), and paid at the end of the performance period	earned but unpaid annual bonus for the prior fiscal year	N/A	earned but unpaid annual bonus for the prior fiscal year
Additional Cash Compensation	N/A	an amount equal to two times the sum of the executive officer’s then- current annual base salary plus the average bonus earned over the three most-recently completed fiscal years	N/A	N/A	N/A
COBRA Coverage	N/A	subject to the executive officer’s election of COBRA coverage under the company’s group health plan, for up to 18 months, a monthly payment equal to the difference between the monthly COBRA premium cost and the premium cost to the executive officer as if he continued to be our employee	N/A	N/A	N/A
Time-Based Equity	immediately vest in full	equity awards subject to time-based vesting immediately vest in full		immediately vest in full	N/A
Performance- Based Equity	will vest based on performance from commencement of the performance period through the date of termination (i) on a pro-rated basis, if the termination occurs before the performance period ends and (ii) in full, if the termination occurs after the performance period ends	will vest based on performance from commencement of the performance period through the date of termination (i) on a pro-rated basis, if the termination occurs before the performance period ends and (ii) in full, if the termination occurs after the performance period ends		will vest based on performance from commencement of the performance period through the date of termination (i) on a pro-rated basis, if the termination occurs before the performance period ends and (ii) in full, if the termination occurs after the performance period ends	N/A

(1)
The retirement age under our 2019 Equity Plan was amended to be 65 instead of 60 on July 13, 2020, and the award agreements for awards made to each NEO in March 2020 were amended so that this change would have retroactive effect and be applicable to such awards. See “Equity Awards — Retirement Age” on page 47 for more information.

64 EMPIRE STATE REALTY TRUST

PARACHUTE PAYMENTS
In the event that any amount payable to an executive officer would be subject to the excise tax under Section 4999 of the Code, such amount will be reduced to one dollar less than the threshold amount that would trigger an excise tax under Section 4999 of the Code, unless that reduction would result in the executive receiving a lesser net after-tax amount.
Potential Payments Upon Termination

As set forth in “Employment Agreement and Severance Agreements” on page 62, our NEOs will be entitled to certain compensation and benefits in the event of termination of employment. Assuming a termination of employment and change in control (if applicable) occurred on December 31, 2022, and a price per share of our common stock on the date of termination of  $6.74 (the closing price of our Class A common stock on the NYSE on December 30, 2022 (the last trading day in 2022)), the amount of compensation that would have been payable to each NEO in each situation is listed in the table below. Mr. Keltner is not listed in the table as he retired as Executive Vice President and General Counsel of the company on December 31, 2022. Mr. Keltner did not receive any severance payments or benefits as a result of his retirement and entered into the consulting agreement described on page 64.
Name	Severance ($)	Cash Bonus(1) ($)	Continued Medical Benefits ($)	Retention Bonus ($)	Unvested Time-Based LTIP Units(2) ($)	Unvested Performance- Based LTIP Units(3) ($)	Total(4) ($)
Anthony E. Malkin
Involuntary Termination Without Cause or Resignation for Good Reason	4,581,434	1,475,010	21,927	700,000	6,832,028	7,123,590	20,733,989
Involuntary Termination Without Cause or Resignation for Good Reason Following Change in Control	6,872,151	1,475,010	21,927	700,000	6,832,028	7,123,590	23,024,706
Death or Disability	—	1,475,010	—	—	6,832,028	7,123,590	15,430,628
Termination for Cause	—	—	—	—	—	—	—
Resignation or Non-Renewal of Employment Contract	—	1,475,010	—	—	—	—	1,475,010
Retirement	—	—	—	—	—	—	—
Christina Chiu
Involuntary Termination Without Cause or Resignation for Good Reason	—	—	—	—	2,621,031	904,091	3,525,122
Involuntary Termination Without Cause or Resignation for Good Reason Following Change in Control	2,276,700	652,300	9,019	—	2,621,031	904,091	6,463,141
Death or Disability	—	—	—	—	2,621,031	904,091	3,525,122
Termination for Cause	—	—	—	—	—	—	—
Resignation or Non-Renewal of Employment Contract	—	—	—	—	—	—	—
Retirement	—	—	—	—	—	—	—
Thomas P. Durels
Involuntary Termination Without Cause or Resignation for Good Reason	—	—	—	—	3,016,581	1,830,876	4,847,457
Involuntary Termination Without Cause or Resignation for Good Reason Following Change in Control	2,777,166	641,550	17,407	—	3,016,581	1,830,876	8,283,580
Death or Disability				—	3,016,581	1,830,876	4,847,457
Termination for Cause	—	—	—	—	—	—	—
Resignation or Non-Renewal of Employment Contract	—	—	—	—	—	—	—
Retirement	—	—	—	—	—	—	—

(1)
For purposes of this table, the amount of the cash bonus component of severance equals the face amount of the annual incentive bonus awarded to each NEO with respect to 2022 (paid in 2023). For more detail on bonus elections, see “Bonus Election Program” on page 42.

(2)
Calculated assuming that the value of an LTIP unit on December 31, 2022 was equal to the $6.74 closing price of a share of our Class A common stock on December 30, 2022 (the last trading day of 2022). Further discussion of the assumptions used in calculating these values can be found under “LTIP Units — Valuation” on page 47, herein, and in Note 10 to our 2022 audited financial statements included in our 2022 annual report.

(3)
Calculated based on the number of unvested performance-based LTIP units that were estimated to have been earned at December 31, 2022.

(4)
According to Mr. Malkin’s employment agreement and the change in control severance agreement of each other NEO, if any payments or benefits to be paid or provided to such individual would be subject to “golden parachute” excise taxes under Section 280G of the Code, such individual’s payments and benefits will be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater net after-tax receipt for the NEO.

2023 PROXY STATEMENT 65

Audit Proposal 3: Ratification of Election of Independent Registered Public Accounting Firm
Our Audit Committee has selected the accounting firm of Ernst & Young LLP (“EY”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023, subject to ratification of this appointment by our shareholders. Action by shareholders is not required by law, the NYSE or our organizational documents in the appointment of an independent registered public accounting firm, but this appointment is submitted by our board for ratification as a matter of good corporate governance in order to give our shareholders a voice in the designation of auditors. If the appointment is not ratified by our shareholders, our board will further consider its choice of EY as our independent registered public accounting firm. EY has served as our independent registered public accounting firm since May 2010 and is considered by our management to be well-qualified. EY has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in our company or any of our subsidiaries in any capacity.
A representative of EY will be present at the annual meeting. The representative will have an opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.
Fee Disclosure

The following table lists the fees for services rendered by our independent registered public accounting firm for the years ended December 31, 2022 and 2021.
	2022 ($)	2021 ($)
Audit Fees(1)	2,416,905	2,402,500
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	55,000	—
TOTAL	2,471,905	2,402,500

(1)
Audit Fees billed in 2022 and 2021 include the audit of our annual consolidated financial statements, audit of the consolidated financial statements of First Stamford Place and 250 West 57th Street, reviews of our quarterly consolidated financial statements and consents and other services related to filings with the SEC, and related expenses.

(2)
All Other Fees billed in 2022 include fees related to our cyber tabletop exercise conducted by EY.

Pre-Approval Policies and Procedures of Our Audit Committee

Our Audit Committee must pre-approve all audit services and permissible non-audit services provided by our independent registered public accounting firm. In the intervals between the scheduled meetings of the Audit Committee, the Audit Committee delegates pre-approval authority under the pre-approval policy to the Chair of the Audit Committee. The Chair must report any pre-approval decisions under such policy to the Audit Committee at its next scheduled meeting.
The proposal to ratify the selection of EY as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the votes cast at the annual meeting at which a quorum is present.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

66 EMPIRE STATE REALTY TRUST

Audit Committee Report

The following is a report by the Audit Committee of our board regarding the responsibilities and functions of the Audit Committee. This report shall not be deemed to be incorporated by reference in any previous or future documents filed by us with the SEC, under the Securities Act or Exchange Act, except to the extent that we specifically incorporate this report by reference in any such document.

The Audit Committee’s purposes are to (i) assist the board in its oversight of  (a) the integrity of the company’s financial statements, (b) the company’s compliance with legal and regulatory requirements, (c) the qualifications and independence of the company’s independent registered public accounting firm, and (d) the performance of the company’s independent registered public accounting firm and the company’s internal audit function; and (ii) prepare an Audit Committee Report as required by the SEC for inclusion in the company’s annual proxy statement. The function of the Audit Committee is oversight. The board, in its business judgment, has determined that all members of the Audit Committee are “independent,” as required by applicable listing standards of the NYSE, as currently in effect, and in accordance with the rules and regulations promulgated by the SEC. The board has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and that each of S. Michael Giliberto, and Thomas J. DeRosa is an “audit committee financial expert” as defined in Item 407(d)(5) of the SEC Regulation S-K. The Audit Committee operates pursuant to an Audit Committee Charter.
Management is responsible for the preparation, presentation and integrity of the company’s financial statements, for the establishment and effectiveness of internal control over financial reporting, and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, Ernst & Young LLP, is responsible for planning and carrying out a proper audit of the company’s annual financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.
In performing its oversight role, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and Ernst & Young LLP. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rules 3526, Communication with Audit Committees Concerning Independence.
The Audit Committee has also discussed with the independent registered public accounting firm its independence. The independent registered public accounting firm has free access to the Audit Committee to discuss any matters the firm deems appropriate. The Audit Committee has also met with and discussed internal audit reports with an internal auditor. Further, the Audit Committee has overseen the company’s Whistleblower Policy and performed a periodic review of related reports.
Based on the reports and discussions described in the preceding paragraph and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter in effect during 2022, the Audit Committee recommended to the board that the audited consolidated financial statements be included in the annual report on Form 10-K for the fiscal year ended December 31, 2022.
Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the company’s consolidated financial statements has been carried out in accordance with the auditing standards of the PCAOB, that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that Ernst & Young LLP is in fact “independent,” or that the company’s internal controls are effective.
Submitted by our Audit Committee

S. Michael Giliberto (Chair)	Thomas J. DeRosa	R. Paige Hood

2023 PROXY STATEMENT 67

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information, as of March 2, 2023, regarding the beneficial ownership of shares of our common stock and units of partnership interest in Empire State Realty OP, L.P. (“operating partnership units”) by (i) each of our directors; (ii) each of our NEOs; (iii) each person known by us to be the beneficial owner of 5% or more of our outstanding common stock; and (iv) all of our directors and executive officers as a group.
In accordance with SEC rules, each listed person’s beneficial ownership includes:
◗
all shares the shareholder actually owns beneficially or of record;

◗
all shares over which the shareholder has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

◗
all shares the shareholder has the right to acquire within 60 days after March 2, 2023 (unless otherwise noted).

As of March 2, 2023, ESRT and its operating partnership had the following equity outstanding:
Common Stock Outstanding		Operating Partnership Units Outstanding
Class A	160,472,539	Series PR(1)	67,847,449
Restricted Class A	253,523	Series ES(1)	20,744,494
Class B	989,776	Series 60(1)	5,514,754
		Series 250(1)	2,727,779
		LTIP units – 2013 Equity Plan(2)	3,210,863
		LTIP units – 2019 Equity Plan(2)	7,498,339
Total	161,715,838	Total	107,543,678

(1)
May be exchanged for shares of Class A common stock on a one-for-one basis or cash, at the company’s option.

(2)
Upon the satisfaction of certain conditions, convertible into operating partnership units of our operating partnership.

Unless otherwise indicated in the footnotes below, all shares are owned directly, and the indicated person has sole voting and investment power. The business address of the directors and NEOs in the table below is the address of our principal executive offices, Empire State Realty Trust, Inc., 111 West 33rd Street, 12th Floor, New York, New York 10120.

68 EMPIRE STATE REALTY TRUST

	Common Stock (Class A and Class B)				Operating Partnership Units	Common Stock and Operating Partnership Units
Name	Number of Class A Shares Beneficially Owned	Percent of Class A Shares	Number of Class B Shares Beneficially Owned	Percent of All Shares of Common Stock (Voting Interest)(1)	Number of Units Beneficially Owned(2)	Number of Shares of Common Stock and Units Beneficially Owned	Percentage of All Shares of Common Stock and Operating Partnership Units
Anthony E. Malkin(3)	60,368	*	642,979	15.32%	33,710,416	34,413,763	12.78%
Thomas J. DeRosa	—	*	—	*	82,869	82,869	**
Steven J. Gilbert	20,000	*	—	*	71,660	91,660	**
S. Michael Giliberto	3,500	*	—	*	64,944	68,444	**
Patricia S. Han	—	*	—	*	36,938	36,938	**
Grant H. Hill	—	*	—	*	27,690	27,690	**
R. Paige Hood	—	*	—	*	22,294	22,294	**
James D. Robinson IV	—	*	—	*	86,198	86,198	**
Christina Chiu	—	*	—	*	121,785	121,785	**
Thomas P. Durels	—	*	2,407	*	1,354,010	1,356,417	**
Thomas N. Keltner, Jr.(4)	—	*	—	*	1,254,577	1,254,577	**
All directors and executive officers as a group (12 persons)	83,868	*	645,386	15.39%	36,833,381	37,562,635	13.95%
5% or Greater Owners
Quark Holding LLC(5)	29,894,869	18.67%	—	9.90%	—
The Vanguard Group, Inc.(6)	22,168,349	13.82%	—	10.55%	—
Southeastern Asset Management, Inc.(6)	8,269,302	5.2%	—	3.93%	—
Massachusetts Financial Services Company(6)	10,452,953	6.5%	—	4.97%	—
BlackRock Inc(6)	14,165,302	8.8%	—	6.74%	—
Credit Suisse AG(6)	10,256,566	6.39%	—	4.88%

*
Represents less than 1% of the number of shares of Class A common stock or Class B common stock (as applicable) outstanding.

**
Represents less than 1% of the number of shares of Class A common stock, Class B common stock and operating partnership units, including vested LTIP units outstanding.

(1)
Percent of All Shares of Common Stock. For purposes of this column, ownership of each share of Class B common stock is treated as 50 shares of Class A common stock. Holders of Class B common stock are entitled to fifty votes per share, to the extent they own 49 limited partnership units in our operating partnership for each share of Class B common stock so voted. Holders of Class A common stock and Class B common stock vote together as a single class on the matters to be considered at the annual shareholders meeting, and their votes are counted and totaled together. The percentages shown in this column are based on 210,214,862 votes, the aggregate number of votes that may be cast by our common stockholders.

(2)
Operating Partnership Units. Includes all operating partnership units and vested LTIP units, which may be convertible into operating partnership units after certain conditions have been met, that the individual continues to hold as of March 2, 2023. The LTIP units shown in the table are the vested portion of totals previously awarded, so that the balance of such totals remains subject to time or performance-based vesting conditions in the chart below:

	Time-Based LTIP Units		Performance-based LTIP Units
Name	Vested	Total Awarded	Vested	Total Awarded
Anthony E. Malkin	1,972,130	2,629,346	232,239	5,014,710
Thomas J. DeRosa	82,869	113,251	—	—
Steven J. Gilbert	71,660	107,721	—	—
S. Michael Giliberto	64,944	95,326	—	—
Patricia S. Han	36,938	72,999	—	—
Grant H. Hill	27,690	53,692	—	—
R. Paige Hood	22,294	73,541	—	—
James D. Robinson IV	86,198	126,485	—	—
Christina Chiu	121,785	449,905	—	422,737
Thomas P. Durels	1,177,662	1,410,933	176,348	2,229,373
Thomas N. Keltner, Jr.	471,248	677,670	83,323	931,502

2023 PROXY STATEMENT 69

(3)
Anthony E. Malkin. In addition to the 2,402,216 vested LTIP units referenced in footnote (2), includes 60,368 shares of Class A common stock, 642,979 shares of Class B common stock and 31,506,047 operating partnership units held by: (i) family trusts and entities for which Mr. Malkin has sole voting and investment power as sole manager or sole trustee, as applicable, or Mr. Malkin and his wife have shared voting and investment power as managers or trustees, as applicable, all for the benefit of Mr. Malkin, his wife, and certain other members of their extended family, (ii) family trusts for the benefit of Mr. Malkin’s children, (iii) Mr. Malkin’s wife and/or (iv) a charitable foundation over which Mr. Malkin and his wife have shared voting and investment power; and of which, in each case, Mr. Malkin disclaims beneficial ownership of such shares and units except to the extent of his pecuniary interest therein (if any).

(4)
Thomas N. Keltner, Jr. In addition to the 554,571 vested LTIP units referenced in footnote (2), includes 209,127 operating partnership units held by Thomas N. Keltner, Jr. Revocable Trust dated February 23, 2008, for which Mr. Keltner is the trustee, 163,717 operating partnership units held by Paula S. Keltner Revocable Trust dated March 1, 2008, for which Mr. Keltner’s wife is the trustee, 162,162 operating partnership units held by the Thomas N. Keltner, Jr. Family Trust, for which Mr. Keltner’s wife and sister are the trustees, and 165,000 operating partnership units held by the Paula S. Keltner Family Trust, for which Mr. Keltner is the trustee.

(5)
Quark Holding LLC. As of December 31, 2022, Quark Holding LLC directly owns 29,894,869 shares of Class A common stock, which equates to 18.67% of our outstanding Class A common stock as of such date, and Qatar Investment Authority (“QIA”), which is the sole member of Quark Holding LLC, and may be deemed an indirect beneficial owner of shares of Class A Common Stock directly owned by Quark Holding LLC. QIA and its affiliates acquired 29,610,854 shares pursuant to a Securities Purchase Agreement with us on August 23, 2016, and 284,015 shares during 2018 pursuant to its top-up right under its Stockholders Agreement with us. Pursuant to the Stockholders Agreement, QIA granted to our board an irrevocable proxy to vote any shares of Class A common stock directly owned beneficially by QIA in excess of 9.9% of the total number of shares of Class A common stock outstanding in the same manner and proportion as the votes cast by other common stockholders. In April 2020, we provided QIA with an ownership limit waiver granting an exception and limited waiver from the restrictions on ownership and transfer contained in our charter and agreements with QIA, which permits QIA’s ownership of our Class A common stock to exceed 9.9% solely to the extent that such excess is caused by the company’s redemptions or repurchases of its equity securities and/or similar company transactions that reduce (or have the effect of reducing) the outstanding number of equity securities. Due to our share repurchases activity in 2022, QIA’s ownership as of December 31, 2022, is 14.22% on a fully diluted economic interest in us (inclusive of all outstanding operating partnership units and LTIP units). See “QIA” on page 71 for a discussion of the Securities Purchase Agreement and Stockholders Agreement.

(6)
Based solely on information as of December 31, 2022, provided on a Schedule 13G filed with the SEC:

5% Beneficial Owner	Address	Schedule 13G Filing Date	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power	Total Beneficial Ownership	Percent of Class A Owned
The Vanguard Group(a)	100 Vanguard Blvd., Malvern, PA 19355	2/9/23	0	216,467	21,808,315	360,034	22,168,349	13.82%
Southeastern Asset Management, Inc.(b)	6410 Poplar Ave., Suite 900, Memphis, TN 38119	2/14/23	5,054	8,264,248	5,054	8,264,248	8,269,302	5.2%
Massachusetts Financial Services Company(c)	111 Huntington Ave., Boston, MA 02199	2/8/23	10,396,200	0	10,452,953	0	10,452,953	6.5%
BlackRock, Inc.(d)	55 East 52nd St., New York, NY 10055	1/25/23	13,761,695	0	14,165,302	0	14,165,302	8.8%
Credit Suisse AG(e)	Paradeplatz 8 CH 8001 Zurich, Switzerland	2/2/23	0	10,256,566	0	10,256,566	10,256,566	6.39%

(a)
The Vanguard Group may be deemed to own beneficially an aggregate of 22,168,349 shares of our Class A common stock in its capacity as an investment advisor, which includes shares of Class A common stock held by certain of its subsidiaries.

(b)
Southeastern Asset Management, Inc. may be deemed to own beneficially an aggregate of 8,269,302 shares of our Class A common stock in its capacity as an investment advisor. The Schedule 13G was filed jointly with Longleaf Partners Small-Cap Fund, an investment company, which has shared voting and dispositive power over 8,264,248 (5.2%) shares, according to the Schedule 13G. The Schedule 13G was also filed jointly with Mr. O. Mason Hawkins, Chairman of the Board of Southeastern Asset in the event he could be deemed to be a controlling person of that firm as the result of his official positions with, or ownership of, its voting securities. In November 2021, we provided Southeastern with an ownership limit waiver granting an exception and limited waiver from the restrictions on ownership and transfer contained in our charter, which permits Southeastern’s ownership of our Class A common stock to exceed 9.9% solely to the extent that such excess is caused by the company’s redemptions or repurchases of its equity securities and/or similar company transactions that reduce (or have the effect of reducing) the outstanding number of equity securities.

(c)
Massachusetts Financial Services Company may be deemed to own beneficially an aggregate of 10,452,953 shares of our Class A common stock in its capacity as an investment advisor, which includes shares of Class A common stock held by certain of its subsidiaries.

(d)
BlackRock, Inc. may be deemed to own beneficially an aggregate of 14,165,302 shares of our Class A common stock in its capacity as a parent holding company, which includes shares of Class A common stock held by certain of its subsidiaries.

(e)
Credit Suisse AG may be deemed to own beneficially an aggregate of 10,256,566 shares of our Class A common stock in its capacity as a Bank as defined in section 3(a)(6) of the Securities Act.

70 EMPIRE STATE REALTY TRUST

Certain Relationships and Related Party Transactions
Policies and Procedures with Respect to Related Party Transactions

It is the written policy of our board that all related party transactions (generally, transactions involving amounts exceeding $120,000 in which a related party (directors and executive officers or their immediate family members, or shareholders owning 5% of more of our outstanding stock) has a direct or indirect material interest) is subject to approval or ratification in accordance with the following procedures.
Our Nominating and Corporate Governance Committee reviews the material facts of all related party transactions that require its approval and either approves or disapproves of the entry into the related party transaction, subject to some exceptions. If advance approval of a related party transaction is not feasible, then the related party transaction is considered and ratified, if deemed appropriate by our Nominating and Corporate Governance Committee, at its next regularly scheduled meeting. In determining whether to approve or ratify a related party transaction, our Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable to the company than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.
If a related party transaction will be ongoing, our Nominating and Corporate Governance Committee may establish guidelines for our management to follow in its ongoing dealings with the related party. Thereafter, our Nominating and Corporate Governance Committee, on at least an annual basis, reviews and assesses ongoing relationships with the related party to see that they are in compliance with our Nominating and Corporate Governance Committee’s guidelines and that the related party transaction remains appropriate.
All related party transactions are disclosed in our applicable filings with the SEC as required under SEC rules.
QIA

SECURITIES PURCHASE AGREEMENT
On August 23, 2016, we entered into the securities purchase agreement with Q REIT Holding LLC, a wholly owned subsidiary of the Qatar Investment Authority, a governmental authority of the State of Qatar (“Q REIT” and, together with any wholly-owned eligible assignee, “QIA”), pursuant to which QIA purchased from us 29,610,854 shares of our Class A common stock at a purchase price of  $21.00 per share (the “Original QIA Shares”). We received approximately $621.8 million in gross proceeds at the August 23, 2016, closing of the purchase and sale of the Original QIA Shares.
During the second quarter of 2018, pursuant to the terms of our Stockholders Agreement with QIA described below, we sold 284,015 shares of our Class A common stock to QIA at an aggregate purchase price of  $4.7 million, or $16.72 per share (the “Top Up Shares” and, together with the Original QIA Shares, the “Total QIA Shares”). We sold the Top Up Shares to QIA pursuant to its right under the Stockholders Agreement to acquire its 9.9% pro rata share of new equity securities we issue during any quarter. The per share purchase for the Top Up Shares was determined in accordance with a formula in the Stockholders Agreement equal to the average closing price per share during the five consecutive trading days immediately preceding the issuance of the applicable new equity securities.
In April 2020, we provided QIA with an Ownership Limit Waiver granting an exception and limited waiver from the restrictions on ownership and transfer contained in Section 7.2.1(a)(i)(1)-(2) of the company’s Articles of Amendment and Restatement and the Agreement Regarding Waiver of Ownership Limit entered into with QIA on August 23, 2016, which permits QIA’s ownership of our Class A common stock to exceed 9.9% solely to the extent that such excess is caused by the company’s redemptions or repurchases of its equity securities and/or similar company transactions that reduce (or have the effect of reducing) the outstanding number of equity securities. Due to our share repurchases activity since March 2020, QIA’s ownership now exceeds 9.9%. As of December 31, 2022, QIA owns approximately 18.67% of our common stock.
STOCKHOLDERS AGREEMENT
In connection with the sale of the Original QIA Shares to QIA, we and QIA entered into the Stockholders Agreement dated August 23, 2016, which sets forth certain rights and obligations of us and QIA relating to QIA’s ownership of our Class A common stock, including the following:
◗
QIA was not permitted to transfer any Original QIA Shares during the six-month period that followed the closing and could not transfer more than 50% of the Original QIA Shares during the period that began six months after the closing and ended on the one-year anniversary of the closing.

◗
QIA agreed to limit its voting power on all matters coming before our shareholders (whether at a meeting or by written consent) to no more than 9.9% of the total number of votes entitled to be cast on such matter. QIA granted our board an irrevocable proxy to vote any shares of Class A common stock

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it holds in excess of such 9.9% in the same manner and proportion as the votes cast by other common stockholders. Further, QIA has agreed to vote all of its shares of Class A common stock up to the 9.9% threshold in favor of the election of each member of any slate of director nominees recommended by our board.
◗
In connection with any new issuance by us of common equity securities, for so long as QIA maintains at least a 5.0% fully diluted economic interest in us and remains in material compliance with the terms of the Stockholders Agreement, QIA has the right (but not the obligation) to purchase its pro rata share of such new equity securities in the form of newly issued Class A common stock, as it did with its purchase of the Top Up Shares in the second quarter of 2018. These “top up” rights are generally exercisable on a quarterly basis, or sooner if we or the operating partnership issues new equity securities in an issuance in excess of  $1.0 million.

◗
For an initial period of five years from the date of the closing (through August 23, 2021), to the extent QIA remained in material compliance with the terms of the Stockholders Agreement, QIA had the right of first offer to co-invest with us as a joint venture partner in real estate investment opportunities initiated by us where we elected, at our discretion, to seek a joint venture partner. The right of first offer period could have been extended for a 30-month term if at least one joint venture transaction was consummated among us and QIA during the initial five-year term, but this extension right was not triggered.

◗
Subject to certain minimum thresholds and conditions, we will indemnify QIA for certain applicable U.S. federal and state taxes payable by QIA in connection with dividends paid by us on the Original QIA Shares (and any Top Up Shares) that are attributable to capital gains from the sale or exchange of any U.S. real property interests. Our obligation to indemnify QIA will terminate one year following the date on which the sum of the QIA Shares and any Top Up Shares then owned by QIA falls below 10% of our outstanding common shares.

REGISTRATION RIGHTS AGREEMENT
In connection with the sale of the Original QIA Shares to QIA, we and QIA entered into a registration rights agreement, dated as of August 23, 2016, which required us, among other things, to file with the SEC within 180 days following the closing, a resale shelf registration statement providing for the resale of the Original QIA Shares. We filed the initial resale shelf registration statement with the SEC on February 2, 2017, and renewed it on August 3, 2017, and July 31, 2020. In addition, QIA is entitled to cause us to include in the registration statement such Top Up Shares as QIA may acquire from time to time, up to a 9.9% fully diluted economic interest in us. The registration rights are subject to certain conditions and limitations, including restrictions on sales of shares by the holder in connection with certain public offerings and our right to delay or withdraw a registration statement under certain circumstances. We will generally pay all registration expenses in connection with our obligations under the registration rights agreement.
Transactions and Agreements with the Malkin Group

SALE OF WESTPORT RETAIL PROPERTIES
On February 1, 2023, we closed on the disposition of our retail assets located at 69-97 and 103-107 Main Street in Westport, Connecticut, for total consideration of  $40.0 million, to an entity affiliated with our Chairman, President and Chief Executive Officer, Anthony E. Malkin (the “Westport Transaction”). The Company determined to make the sale to the related party entity after a marketed sale process conducted from February 2022 through August 2022 through a broker in which it received several third-party bids. Deals with third party purchasers failed to materialize due to adverse changes in capital market conditions during that time. The Westport Transaction materialized because the related party entity completed a sale of property and was in the market for exchange property to defer tax in a 1031 exchange, and the company recently executed on the acquisition of 298 Mulberry Street.
The company has a written Related Party Transactions Policy (the “Policy”) which requires the Nominating and Corporate Governance Committee to review the material facts of all related party transactions and consider all relevant factors in approving any related party transaction. Further, the Policy provides that a director or executive officer shall not participate in any consideration, discussion or approval of such related party transaction in which he or she is a related party. The Westport Transaction process was completed in compliance with the Policy.
The independent members of the Nominating and Corporate Governance Committee conducted an independent review under the guidance of outside counsel and then approved the transaction. The Company reviewed with outside counsel best practices for the specific Westport Transaction and took additional precautions to ensure an arms-length process. There were separate counsels and appraisals for both buyer and seller. The $40.0 million valuation for the Westport Transaction is in the range of the bids the Company received during the marketed sale process.
In connection with the Westport Transaction, we advanced a loan to the buyer to facilitate closing with a maximum principal amount of up to $1.0 million, which bears interest at SOFR plus 3.5% and requires repayment of principal to the extent of available cash flow of the property. We anticipate that the loan will be fully repaid within one year. Post-sale, we have provided certain supervisory and property management services to the buyer on similar terms as those we provide to our other excluded properties. See “— Excluded Properties and Businesses” below.
TAX PROTECTION AGREEMENT
In 2013, we entered into a tax protection agreement with Anthony E. Malkin and Peter L. Malkin that is intended to protect to a limited extent the Malkin Group and an additional third party investor in Metro Center (who was one of the original landowners and was involved in the development of the property) (collectively, the “protected parties”) against certain tax consequences arising from a transaction involving one of four properties, which we refer to in this section as the “protected assets”.

72 EMPIRE STATE REALTY TRUST

First, this agreement provides that our operating partnership will not sell, exchange, transfer or otherwise dispose of such protected assets, or any interest in a protected asset, until (i) October 7, 2025, with respect to one protected asset, First Stamford Place, and (ii) the later of  (a) October 7, 2021, and (b) the death of both Peter L. Malkin and Isabel W. Malkin, who are 89 and 86 years old, respectively, for the three other protected assets, Metro Center, 298 Mulberry Street (“substituted basis property” as contemplated by the tax protection agreement for 10 Bank Street, which was sold on December 7, 2022) and 1542 Third Avenue, unless:
(1)
Anthony E. Malkin consents to the sale, exchange, transfer or other disposition; or

(2)
our operating partnership delivers to each protected party thereunder a cash payment intended to approximate the tax liability arising from the recognition of the pre-contribution built-in gain resulting from the sale, exchange, transfer or other disposition of such protected asset (with the pre- contribution “built-in gain” being not more than the taxable gain that would have been recognized by such protected party if the protected asset been sold for fair market value in a taxable transaction at the time of the consolidation) plus an additional amount so that, after the payment of all taxes on amounts received pursuant to the agreement (including any tax liability incurred as a result of receiving such payment), the protected party retains an amount equal to such protected party’s total tax liability incurred as a result of the recognition of the pre-contribution built-in gain pursuant to such sale, exchange, transfer or other disposition; or

(3)
the disposition does not result in a recognition of any built-in gain by the protected party.

Second, to protect the protected parties against gain recognition resulting from a reduction in such continuing investor’s share of the operating partnership liabilities, the agreement provides that during the period from October 7, 2013, until such continuing investor owns less than the aggregate number of operating partnership units and shares of common stock equal to 50% of the aggregate number of such units and shares such investor received in the formation transactions (the “tax protection period’) our operating partnership will (i) refrain from prepaying any amounts outstanding under any indebtedness secured by the protected assets and (ii) use its commercially reasonable efforts to refinance such indebtedness at or prior to maturity at its current principal amount, or, if our operating partnership is unable to refinance such indebtedness at its current principal amount, at the highest principal amount possible. The agreement also provides that, during the tax protection period, our operating partnership will make available to such continuing investors the opportunity (i) to enter into a “bottom dollar” guarantee of their allocable share of  $160.0 million of aggregate indebtedness of our operating partnership meeting certain requirements or (ii) in the event our operating partnership has recourse debt outstanding and such a continuing investor agrees, in lieu of guaranteeing debt pursuant to clause (i) above, to enter into a deficit restoration obligation, in each case, in a manner intended to provide an allocation of operating partnership liabilities to the continuing investor. In the event that a continuing investor guarantees debt of our operating partnership, such continuing investor will be responsible, under certain circumstances, for the repayment of the guaranteed amount to the lender in the event that the lender would otherwise recognize a loss on the loan, such as, for example, if property securing the loan was foreclosed and the value was not sufficient to repay a certain amount of the debt. A deficit restoration obligation is a continuing investor’s obligation, under certain circumstances, to contribute a designated amount of capital to our operating partnership upon our operating partnership’s liquidation in the event that the assets of our operating partnership are insufficient to repay our operating partnership liabilities.
Because we expect that our operating partnership will at all times have sufficient liabilities to allow it to meet its obligations to allocate liabilities to its partners that are protected parties under the tax protection agreement, our operating partnership’s indemnification obligation with respect to “certain tax liabilities” would generally arise only in the event that the operating partnership disposes in a taxable transaction of a protected asset within the period specified above in a taxable transaction. In the event of such a disposition, the amount of our operating partnership’s indemnification obligation would depend on several factors, including the amount of  “built-in gain,” if any, recognized and allocated to the indemnified partners with respect to such disposition and the effective tax rate to be applied to such gain at the time of such disposition. Our disposition of the 10 Bank Street asset on December 7, 2022 did not trigger any obligation of payment pursuant to the tax protection agreement.
The operating partnership agreement requires that allocations with respect to such acquired property be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of allocating book-tax differences. Under the tax protection agreement, our operating partnership has agreed to use the “traditional method” for accounting for book-tax differences for the properties acquired by our operating partnership in the consolidation. Under the traditional method, which is the least favorable method from our perspective, the carryover basis of the acquired properties in the hands of our operating partnership (i) may cause us to be allocated lower amounts of depreciation and other deductions for tax purposes than would be allocated to us if all of the acquired properties were to have a tax basis equal to their fair market value at the time of acquisition and (ii) in the event of a sale of such properties, could cause us to be allocated gain in excess of its corresponding economic or book gain (or taxable loss that is less than its economic or book loss), with a corresponding benefit to the partners transferring such properties to our operating partnership for interests in our operating partnership.
REGISTRATION RIGHTS AGREEMENT
We entered into a registration rights agreement with certain persons receiving shares of our common stock or operating partnership units in the formation transactions, including certain members of our senior management team and our other continuing investors. In connection therewith, we have filed, and are obligated to maintain the effectiveness of, an automatic effective shelf registration statement, along with a prospectus supplement, with respect to, among other things, shares of our Class A common stock that may be issued upon redemption of operating partnership units or issued upon conversion of shares of Class B common stock to continuing investors in the public existing entities. We filed the initial shelf registration statement with the SEC on October 7, 2014, and renewed it on August 3, 2017, and July 31, 2020.
Pursuant to the registration rights agreement, under certain circumstances, we will also be required to undertake an underwritten offering upon the written request of the Malkin Group, which we refer to as the holder, provided (i) the registrable shares to be registered in such offering will have a market value of

2023 PROXY STATEMENT 73

at least $150.0 million, (ii) we will not be obligated to effect more than two underwritten offerings during any 12-month period; and (iii) the holder will not have the ability to effect more than four underwritten offerings. In addition, if we file a registration statement with respect to an underwritten offering for our own account or on behalf of the holder, the holder will have the right, subject to certain limitations, to register such number of registrable shares held by him, her or it as each such holder requests. With respect to underwritten offerings on behalf of the holder, we will have the right to register such number of primary shares as we request; provided, however, that if cut-backs are required by the managing underwriters of such an offering, our primary shares shall be cut-back first (but in no event will our shares be cut-back to less than $25.0 million).
We have also agreed to indemnify the persons receiving rights against specified liabilities, including certain potential liabilities arising under the Securities Act, or to contribute to the payments such persons may be required to make in respect thereof. We have agreed to pay all of the expenses relating to the registration and any underwritten offerings of such securities, including, without limitation, all registration, listing, filing and stock exchange or FINRA fees, all fees and expenses of complying with securities or “blue sky” laws, all printing expenses and all fees and disbursements of counsel and independent public accountants retained by us, but excluding underwriting discounts and commissions, any out-of-pocket expenses (except we will pay any holder’s out- of-pocket fees (including disbursements of such holder’s counsel, accountants and other advisors) up to $25,000 in the aggregate for each underwritten offering and each filing of a resale shelf registration statement or demand registration statement), and any transfer taxes.
EXCLUDED PROPERTIES AND BUSINESSES
The Malkin Group, including Anthony E. Malkin, our Chairman, President and CEO, owns non-controlling interests in, and Anthony E. Malkin and Peter L. Malkin control the general partners or managers of, the entities that own interests in eight multi-family properties and five net leased retail properties (including one single tenant retail property in Greenwich, Connecticut). The Malkin Group also owns non-controlling interests in one Manhattan office property, two Manhattan retail properties and several retail properties outside of Manhattan, none of which were contributed to us in the formation transactions. Additionally, in February 2023, ESRT sold its two retail properties in Westport, CT to an entity controlled by the Malkin Group (see Sale of Westport Retail Properties on page 72). We refer to the non-controlling interests described above collectively as the “excluded properties”. In addition, the Malkin Group owns interests in one mezzanine (which was repaid in full on December 6, 2022) and senior equity fund and four residential property managers, and which we refer to collectively as the “excluded businesses”. We do not believe that the excluded properties or the excluded businesses are consistent with our commercial portfolio geographic or property type composition, management or strategic direction.
Pursuant to management and/or service agreements with the owners of interests in those excluded properties and services agreements with five residential property managers and the managers of certain other excluded businesses which historically were managed by affiliates of our predecessor, we are designated as the asset manager (supervisor) and/or property manager of the excluded properties and will provide services to the owners of certain of the excluded properties and the five residential property managers and provide services and access to office space to the existing managers of the other excluded businesses. As the manager or service provider, we are paid a management or other fee with respect to those excluded properties and excluded businesses where our predecessor had previously received a management fee on the same terms as the fee paid to our predecessor and are reimbursed for our costs in providing the management and other services to those excluded properties and businesses where our predecessor had not previously received a management fee. Our management of the excluded properties and provision of services to the five residential property managers and the existing managers of the other excluded businesses represent a minimal portion of our overall business. There is no established time period in which we will manage such properties or provide services to the owners of certain of the excluded properties and the five residential property managers and provide services and access to office space to the existing managers of the other excluded businesses; and Peter L. Malkin and Anthony E. Malkin expect to sell certain properties or unwind these businesses over time. We are not precluded from acquiring all or certain interests in the excluded properties or businesses. If we were to attempt any such acquisition, we anticipate that Anthony E. Malkin, our Chairman, President and CEO, will not participate in the negotiation process on our behalf with respect to our potential acquisition of any of these excluded properties or businesses, and the approval of a majority of our independent directors will be required to approve any such acquisition.
Services are and were provided by us to excluded properties and businesses. These transactions are reflected in our consolidated statements of operations as third-party management and other fees.
We earned asset management (supervisory) and service fees from excluded properties and businesses of  $1.0 million during the year ended December 31, 2022.
We earned property management fees from excluded properties of  $0.3 million during the year ended December 31, 2022.
OTHER
We receive rent generally at a market rental rate for 5,447 square feet of leased space from entities affiliated with Anthony E. Malkin at one of our properties. Under the lease, the tenant has the right to cancel such lease without special payment on 90 days’ notice. We also have a shared use agreement with such tenant to occupy a portion of the leased premises as the office location for Peter L. Malkin, our Chairman Emeritus, utilizing approximately 15% of the space, for which we pay to such tenant an allocable pro rata share of the cost. We also cover the cost of office and administrative support for Mr. Malkin. We also have agreements with these entities and excluded properties and businesses to provide them with general computer-related support services. Total aggregate revenue was $0.3 million for the year ended December 31, 2022.

74 EMPIRE STATE REALTY TRUST

Other Matters
Questions and Answers About the Annual Meeting

We are sending this proxy statement and the proxy card(s) to our Class A and Class B common stockholders on or about March 30, 2023, in connection with the solicitation of proxies by the board of Empire State Realty Trust, Inc., a Maryland corporation, for use at the 2023 annual meeting to be held on Thursday, May 11, 2023, at 11:00 a.m. (Eastern Time) to be conducted in person at State Grill, 21 West 33rd Street, New York, New York 10118 and via live webcast, or at any postponement or adjournment of the meeting.
WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?
Holders of record of our Class A common stock and Class B common stock at the close of business on March 2, 2023, which is referred to in this proxy statement as the “record date,” are entitled to attend and vote their shares at the annual meeting. Holders of Class B common stock are entitled to fifty votes per share, to the extent they own 49 limited partnership units in our operating partnership for each share of Class B common stock they hold. We may request verification from holders of Class B common stock of their (or their qualified transferee’s) continued ownership of operating partnership units in connection with the counting of votes associated with Class B common stock.
WHO MAY ATTEND THE MEETING?
You are entitled to attend the annual meeting only if you were a shareholder of record of shares of Class A common stock or Class B common stock of Empire State Realty Trust, Inc. at the close of business on the record date, or you hold a valid proxy for the meeting.
WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF THE PROXY MATERIALS INSTEAD OF A PAPER COPY OF THE MATERIALS?
Under rules adopted by the SEC we may furnish proxy materials to our shareholders primarily over the Internet, instead of mailing a printed copy. We believe that this process should expedite shareholders’ receipt of proxy materials, lower the costs of our annual meeting and help to conserve natural resources. On or about March 30, 2023, we mailed to most of our shareholders the notice of availability containing instructions on how to access and review the proxy materials, including this proxy statement and our 2022 annual report, on the Internet and instructions on how to vote on the Internet, in person, or by mail. The notice of availability also contains instructions on how to receive a paper or electronic copy of the proxy materials. If you received a notice of availability by mail, you will not receive a printed copy of the proxy materials unless you request one. If you received paper copies of our proxy materials, you may also view these materials over the Internet by following the instructions contained in the notice of availability or proxy card. The proxy statement and our 2022 annual report are available at www.proxyvote.com.
WHAT IS THE PURPOSE OF THE MEETING?
At the annual meeting, you will be asked to vote on the following:
Proposal 1:	the election of the eight director nominees named in the proxy statement to serve on our board until the next annual shareholders meeting or until their successors are elected and qualify;
Proposal 2:	the approval, on a non-binding, advisory basis, of the compensation of our NEOs as described in this proxy statement; and
Proposal 3:	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
You may also be asked to consider and act upon any other matters that may properly be brought before the annual meeting or at any adjournments or postponements thereof.
WHAT CONSTITUTES A QUORUM?
The presence, in person or by proxy, of Class A and Class B common stockholders entitled to cast a majority of all votes entitled to be cast at the annual meeting is necessary to constitute a quorum for the transaction of business at the meeting. Holders of Class A common stock are entitled to one vote per share. Holders of Class B common stock are entitled to fifty votes per share, to the extent they own 49 limited partnership units in our operating partnership for each share of Class B common stock so voted. Holders of Class A common stock and Class B common stock vote together as a single class on the matters to be considered at such meeting, and their votes are counted and totaled together. As of March 2, 2023, 160,472,539 shares of Class A common stock totaling 160,472,539 votes entitled to be cast, 253,523 shares of Class A restricted stock totaling 253,523 votes entitled to be cast, and 989,776 shares of Class B common stock totaling 49,488,800 votes entitled to be cast were outstanding, so that an aggregate of 210,214,862 votes are entitled to be cast at such meeting. Class A and Class B common stockholders do not have the right to cumulative voting for the election of directors or otherwise.

2023 PROXY STATEMENT 75

WHAT VOTE IS NEEDED TO APPROVE EACH PROPOSAL?
Proposal 1. The affirmative vote of a plurality of all the votes cast at the annual meeting at which a quorum is present is necessary for election of each nominee for director named in this proxy statement. However, our Policy on Majority Voting requires that any nominee who receives a greater number of votes of  “withhold” than votes “for” in an uncontested election will, within two weeks following certification of the shareholder vote, submit a written resignation offer to our board for consideration by our Nominating and Corporate Governance Committee. See “Identifying and Evaluating Candidates for Director — Annual Shareholder Vote to Elect Directors” on page 14.
Proposals 2 and 3. A majority of all the votes cast at such meeting at which a quorum is present is necessary for: (i) approval, on a non-binding, advisory basis, of the compensation of our NEOs and (ii) ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
Abstentions. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions do not constitute a vote “for” or “against” any matter being voted on at such meeting and will not be counted as “votes cast.” Therefore, abstentions will have no effect on Proposals 1 through 3 or any other matter that may properly be brought before such meeting or at any adjournment or postponement thereof, assuming a quorum is present.
Broker Non-Votes. Broker “non-votes,” or proxies from brokers or nominees indicating that such broker or nominee has not received instructions from the beneficial owner or other entity entitled to vote such shares on a particular matter with respect to which such broker or nominee does not have discretionary voting power, will be treated in the same manner as abstentions for purposes of such meeting. There will not be any broker non-votes with respect to Proposal 3, because Proposal 3 is a routine matter on which brokers are permitted to vote without instructions from the beneficial owner. If you are a beneficial owner whose shares of common stock are held of record by a broker, your broker has discretionary voting authority under the NYSE rules to vote your shares on Proposal 3, even if the broker does not receive voting instructions from you. However, under the NYSE rules, your broker does not have discretionary authority to vote on Proposals 1 and 2 or any other matter that may properly be brought before such meeting or any adjournment or postponement thereof without instructions from you, in which case a broker “non-vote” will occur and your shares of common stock will not be voted on these matters at such meeting. None of the proposals, if approved, entitle any of our shareholders to appraisal rights under Maryland law or our charter.
WHAT IS THE FORMAT FOR THE ANNUAL MEETING THIS YEAR?
The Annual Meeting will be held at State Grill, 21 West 33rd Street, New York, New York 10118 on May 11, 2023 at 11:00 a.m. (Eastern Time) and also via live webcast at www.virtualshareholdermeeting.com/ESRT2023. The annual meeting will begin promptly at 11:00 a.m. (Eastern Time). During the annual meeting, you may ask questions and will be able to vote your shares as described below. The company will respond to as many inquiries at the annual meeting as time allows.
If you plan to attend the annual meeting in person, you must present proof of ownership of the company’s common stock on the record date, which can be your notice of availability or your proxy card, or if your shares are held in “street name” (i.e., through a broker, bank or other nominee), a copy of a brokerage statement reflecting your stock ownership as of the record date. If your shares are held in “street name,” you will also need a duly authorized proxy from your broker, bank or other nominee to vote your shares at the annual meeting. Shareholders and proxyholders may also be asked to present a form of photo identification such as a driver’s license or passport. Check-in will begin at 10:30 a.m. (Eastern Time), and you should allow ample time for check-in procedures.
If you plan to attend the annual meeting online, you will need the 16-digit control number included in your notice of availability, on your proxy card or on the instructions that accompany your proxy materials. Online check-in will begin at 10:30 a.m. (Eastern Time), and you should allow ample time for the online check-in procedures. Instructions on how to attend and participate in the annual meeting via the webcast are posted on www.virtualshareholdermeeting.com/ESRT2023. You will be able to vote your common stock while attending the annual meeting by following the instructions on the website. You may also submit questions in advance of the annual meeting or during the meeting through the website.
As part of the annual meeting, we will hold a live question and answer session, during which we intend to answer questions submitted by shareholders that are pertinent to our company and the meeting matters as time permits.
Even if you plan to attend such annual meeting, we recommend that you also vote by proxy as described herein, so your vote will be counted if you decide not to attend such meeting.
HOW DO I VOTE?
VOTING AT THE ANNUAL MEETING
If you are a Class A or Class B common stockholder of record and attend the annual meeting and have not voted prior to the meeting, you may vote in person or electronically during the meeting. If your shares of common stock are held in street name through a broker, bank or other nominee and you have not voted prior to the meeting, and you wish to vote during the meeting, you will need to obtain a “legal proxy” from the broker, bank or other nominee that holds your shares of common stock of record.

76 EMPIRE STATE REALTY TRUST

VOTING BY PROXY FOR SHARES REGISTERED DIRECTLY IN THE NAME OF THE SHAREHOLDER
If you hold your shares of common stock in your own name as a holder of record with our transfer agent, American Stock Transfer & Trust Company, you may instruct the proxy holders named in the proxy card how to vote your shares of common stock in one of the following ways:

VOTE BY INTERNET	VOTE BY TELEPHONE	VOTE BY MAIL

You may vote via the Internet by following the instructions provided in the notice of availability or, if you received printed materials, on your proxy card. The website for Internet voting is printed on the notice of availability and/or proxy card. Please have your notice of availability or proxy card in hand. Internet voting is available 24 hours a day until 11:59 p.m. (Eastern Time) on May 10, 2023. You will receive a series of instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

You also have the option to vote by telephone by calling the toll-free number listed on your notice of availability and/or proxy card. Telephone voting is available 24 hours a day until 11:59 p.m. (Eastern Time) on May 10, 2023. When you call, please have your notice of availability or proxy card in hand. You will receive a series of voice instructions that will allow you to vote your shares of common stock. You will also be given the opportunity to confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

If you received printed materials and would like to vote by mail, please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.
If you did not receive printed materials and would like to vote by mail, you must request printed copies of the proxy materials by following the instructions on your notice of availability.

VOTING BY PROXY FOR SHARES REGISTERED IN STREET NAME
If your shares of common stock are held in street name through a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.
Please see the notice of availability and/or proxy card for further instructions on how to submit your vote. If you have any question regarding how to authorize your proxy by telephone or Internet, please call (212) 850-2700.
MAY I CHANGE MY VOTE AFTER I SUBMIT MY PROXY CARD?
If you cast a vote by proxy, you may revoke it at any time before it is voted by:
filing a written notice revoking the proxy with our Secretary at Empire State Realty Trust, Inc., 111 West 33rd Street, 12th Floor, New York, New York 10120;
properly executing and forwarding to us a proxy with a later date;
voting electronically at the annual meeting; or
appearing in person and voting by ballot at the annual meeting.
If you attend the annual meeting, you may vote whether or not you have previously given a proxy, but your presence (without further action) at such meeting will not constitute revocation of a previously given proxy.
HOW DOES THE BOARD RECOMMEND THAT I VOTE ON EACH OF THE PROPOSALS?
Our board of directors recommends that you vote:
Proposal 1:	the election of the eight director nominees named in the enclosed proxy statement to serve on our board until the next annual shareholders meeting or until their successors are elected and qualify;	FOR each director nominee
Proposal 2:	the approval, on a non-binding, advisory basis, of the compensation of our NEOs as described in this proxy statement;	FOR
Proposal 3:	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	FOR

2023 PROXY STATEMENT 77

HOW IS MY VOTE COUNTED, AND ARE THERE ANY SPECIFIC VOTING ARRANGEMENTS IN PLACE?
If you properly execute a proxy, and if we receive it prior to voting at the meeting, or authorize your proxy to vote your shares, electronically through the Internet, by telephone or during the annual meeting, the shares of common stock that the proxy represents will be voted in the manner specified on the proxy. If no specification is made therein, the shares of common stock will be voted (i) FOR election of each of the director nominees named in this proxy statement; (ii) FOR approval, on a non-binding, advisory basis, of the compensation of our NEOs; (iii) FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and (iv) as recommended by our board of directors in its discretion with regard to all other matters.
We have a voting arrangement in place with QIA. Please see “QIA” on page 71 for more information.
It is not anticipated that any matter other than those set forth in the proxy statement will be presented at the meeting. No shareholder proposals or nominations were received on a timely basis, so no such matters may be brought to a vote at the annual shareholders meeting. In any case, if other matters are presented, proxies will be voted at the discretion of the proxy holders.
WHAT OTHER INFORMATION SHOULD I REVIEW BEFORE VOTING?
For your review, we make available free of charge through our website at investors.esrtreit.com our annual reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Further, we will provide, without charge to each shareholder upon written request, a copy of our and our operating partnership’s annual reports on Form 10-K (including our consolidated financial statements, schedules and list of exhibits), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Requests for copies should be addressed to Secretary, Empire State Realty Trust, Inc., 111 West 33rd Street, 12th Floor, New York, New York 10120. Copies may also be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. Our 2022 annual report shall not constitute a part of the proxy solicitation materials.
WHAT SHOULD I DO IF I RECEIVED MORE THAN ONE NOTICE OF AVAILABILITY?
There are circumstances under which you may receive more than one notice of availability. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each such brokerage account. In addition, if you are a shareholder of record and your shares are registered in more than one name, you will receive more than one notice of availability. Please authorize your proxy in accordance with the instructions of each notice of availability separately, since each one represents different shares that you own.
Additional Annual Meeting and Voting Matters

SOLICITATION OF PROXIES
We will pay the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies personally, by telephone, via the Internet or by mail without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are owned beneficially by others, to send proxy materials to, and obtain proxies from, such beneficial owners. In addition, we intend to utilize the advisory, consulting and proxy solicitation services of Mackenzie Partners, Inc. at an aggregate estimated cost of  $7,500 plus out-of-pocket expenses.
CHANGING THE WAY YOU RECEIVE PROXY MATERIALS IN THE FUTURE
Instead of receiving a notice of availability in the mail for future meetings, shareholders may elect to receive links to proxy materials by e-mail or to receive a paper copy of the proxy materials and a paper proxy card by mail. If you elect to receive proxy materials by e-mail, you will not receive a notice of availability in the mail. Instead, you will receive an e-mail with links to proxy materials and online voting. In addition, if you elect to receive a paper copy of the proxy materials, or if applicable rules or regulations require paper delivery of the proxy materials, you will not receive a notice of availability in the mail. If you received a paper copy of the proxy materials or the notice of availability in the mail, you can eliminate all such paper mailings in the future by electing to receive an e-mail that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing such documents to you and help us conserve natural resources. You can change your election by directing your request in writing to Empire State Realty Trust, Inc., 111 West 33rd Street, 12th Floor, New York, New York 10120, Attention: Investor Relations, by sending a blank e-mail with the 16-digit control number on your notice of availability to sendmaterial@proxyvote.com, via the Internet at www.proxyvote.com, or by telephone at (212) 850-2700. Your election will remain in effect until you change it.

78 EMPIRE STATE REALTY TRUST

MULTIPLE COPIES OF OUR 2022 ANNUAL REPORT TO SHAREHOLDERS
Our 2022 annual report accompanies this proxy statement. In order to reduce printing and postage costs and in accordance with the SEC rules, we have undertaken an effort to deliver only one set of our 2022 annual report, proxy statement or notice of availability, as applicable, to any group of multiple shareholders of record sharing one address. This delivery method, called “householding”, is not being used, however, if we have received contrary instructions from one or more of the shareholders sharing such address. If your household has received only one set of our 2022 annual report, proxy statement or notice of availability, as applicable, we will deliver promptly a separate copy of our 2022 annual report, this proxy statement or notice of availability, as applicable, to any shareholder who sends a written request to the Secretary, Empire State Realty Trust, Inc., 111 West 33rd Street, 12th Floor, New York, New York 10120. Requests may also be directed to the Secretary at (212) 850-2700. You can also notify us that you would like to receive separate copies of our annual reports, proxy statements or notices of internet availability of proxy materials in the future by sending a written request to our Secretary at the address set forth above or by contacting the Secretary at (212) 850-2700. If your household is receiving multiple copies of our annual reports, proxy statements and notices of internet availability of proxy materials, and you wish to request delivery of a single copy, you may send a written request to our Secretary at the address set forth above. Even if your household has received only one set of our 2022 annual report and proxy statement, a separate proxy card has been provided for each shareholder account. Each proxy card should be signed, dated, and returned in the enclosed self-addressed envelope (if you received printed proxy materials).
If you own shares of common stock through a bank, broker or other nominee and receive more than one set of annual reports, proxy statements or notices of internet availability of proxy materials, you can contact the bank, broker or other nominee to eliminate duplicate mailings.
CONFIDENTIALITY OF VOTING
We keep all the proxies, ballots, and voting tabulations confidential as a matter of practice. We only let our Inspector of Election, Broadridge Financial Solutions, Inc., examine these documents. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to us by Broadridge.
VOTING RESULTS
Broadridge, our independent tabulating agent, will count the votes and act as the Inspector of Election. We will publish the voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the annual meeting.
OTHER MATTERS
Our board does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.
Shareholder Proposals and Proxy Access

SHAREHOLDER PROPOSALS
Shareholder proposals intended to be presented at the 2024 annual meeting of shareholders must be received by our Secretary no later than December 1, 2023 in order to be considered for inclusion in our proxy statement relating to the 2024 meeting pursuant to Rule 14a-8 under the Exchange Act. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Secretary, Empire State Realty Trust, Inc., 111 West 33rd Street, 12th Floor, New York, New York 10120.
For a proposal of a shareholder to be properly presented at the 2024 annual shareholders meeting, including nominations for inclusion in the proxy statement, other than a shareholder proposal included in the proxy statement pursuant to Rule 14a-8, such proposal must be received at our principal executive offices on or after November 1, 2023, and prior to 5:00 p.m. (Eastern Time) on December 1, 2023, unless the 2024 annual shareholders meeting is scheduled to take place before April 11, 2024, or after June 10, 2024. Under our bylaws, shareholders must follow certain procedures to nominate a person for election as a director at an annual shareholders meeting, or to introduce an item of business at such meeting. A shareholder must notify our Secretary in writing of the director nominee or the other business. To be timely under our current bylaws, the notice must be delivered to our Secretary, along with the appropriate supporting documentation, as applicable, at our principal executive office not earlier than the 150th day nor later than 5:00 p.m. (Eastern Time) on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m. (Eastern Time) on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the 10th day following the day on which public announcement of the date of such meeting is first made.
To comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 12, 2024; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice must be provided by the later of 60 days prior to the date of the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made.

2023 PROXY STATEMENT 79

Director Nominees (Proxy Access)

Our proxy access bylaw permits a shareholder (or a group of no more than 20 shareholders) owning at least 3% of the aggregate of the issued and outstanding shares of common stock of the company continuously for at least the prior three (3) years to nominate and include in the company’s proxy materials director nominees constituting up to 20% of the number of directors then in office, if the nominating shareholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. In order for an eligible shareholder or group of shareholders to nominate a director nominee for election at the 2024 annual shareholders meeting pursuant to the proxy access provision of our bylaws, notice of such nomination and other required information must be received in writing by the company’s Secretary, Empire State Realty Trust, Inc., 111 West 33rd Street, 12th Floor, New York, New York 10120 on or after November 1, 2023 and prior to 5:00 p.m. (Eastern Time) on December 1, 2023, unless the 2024 annual shareholders meeting is scheduled to take place before April 11, 2024 or after June 10, 2024. Our bylaws state that such notice and other required information must be received by the company’s Secretary not earlier than the 150th day nor later than 5:00 p.m. (Eastern Time) on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m. (Eastern Time) on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the 10th day following the day on which public announcement of the date of such meeting is first made. In addition, our bylaws require the eligible shareholder or group of shareholders to update and supplement such information (or provide notice stating that there are no updates or supplements) as of specified dates.
Cautionary Note Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases.
In particular, statements pertaining to our capital resources, portfolio performance, dividend policy and results of operations contain forward-looking statements. Likewise, all of our statements regarding anticipated growth in our portfolio from operations, acquisitions and anticipated market conditions, demographics and results of operations are forward-looking statements.
Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).
The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward- looking statements: (i) economic, market, political and social impact of, and uncertainty relating to, any pandemic; (ii) a failure of conditions or performance regarding any event or transaction described herein, (iii) resolution of legal proceedings involving the company; (iv) reduced demand for office, multifamily or retail space, including as a result of changes in the use of office space and remote work; (v) changes in our business strategy; (vi) changes in technology and market competition that affect utilization of our office, retail, observatory, broadcast or other facilities; (vii) changes in domestic or international tourism, including due to health crises and pandemics, geopolitical events, including global hostilities, currency exchange rates, and/or competition from recently opened observatories in New York City, any or all of which may cause a decline in Observatory visitors; (viii) defaults on, early terminations of, or non-renewal of, leases by tenants; (ix) increases in the company’s borrowing costs as a result of changes in interest rates and other factors, including the current phasing out of LIBOR; (x) declining real estate valuations and impairment charges; (xi) termination of our ground leases; (xii) changes in our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due and potential limitations on our ability to borrow additional funds in compliance with drawdown conditions and financial covenants; (xiii) decreased rental rates or increased vacancy rates; (xiv) our failure to execute any newly planned capital project successfully or on the anticipated timeline or budget; (xv) difficulties in identifying and completing acquisitions; (xvi) risks related to any development project (including our Metro Tower potential development site); (xvii) impact of changes in governmental regulations, tax laws and rates and similar matters; (xviii) our failure to qualify as a REIT; (xix) environmental uncertainties and climate- related risks, adverse weather conditions, rising sea levels and natural disasters; (xx) incurrence of taxable capital gain on disposition of an asset due to failure of use or compliance with a 1031 exchange program; and (xxi) accuracy of our methodologies and estimates regarding ESG metrics and goals, tenant willingness and ability to collaborate in reporting ESG metrics and meeting ESG goals, and impact of governmental regulation on our ESG efforts. For a further discussion of these and other factors that could impact the company’s future results, performance or transactions, see the section entitled “Risk Factors” in out 2022 annual report.
While forward-looking statements reflect the company’s good faith beliefs, they are not guarantees of future performance. The company disclaims any obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this proxy statement, except as required by applicable law. Prospective investors should not place undue reliance on any forward- looking statements, which are based only on information currently available to the company.

80 EMPIRE STATE REALTY TRUST

Non-GAAP Financial Measures
Definitions

NET OPERATING INCOME (“NOI”)
Net operating income, or NOI, is a non-GAAP financial measure of performance. NOI is used by our management to evaluate and compare the performance of our properties and to determine trends in earnings and to compute the fair value of our properties as it is not affected by: (i) the cost of funds of the property owner, (ii) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (iii) acquisition expenses, loss on early extinguishment of debt and loss from derivative financial instruments, or (iv) general and administrative expenses and other gains and losses that are specific to the property owner. The cost of funds is eliminated from NOI because it is specific to the particular financing capabilities and constraints of the owner and because it is dependent on historical interest rates and other costs of capital as well as past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our office or retail properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly-timed purchases or sales. We believe that eliminating these costs from net income is useful because the resulting measure captures the actual revenue, generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs.
However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness.
NOI is a measure of the operating performance of our properties but does not measure our performance as a whole. NOI is therefore not a substitute for net income as computed in accordance with GAAP. This measure should be analyzed in conjunction with net income computed in accordance with GAAP. Other companies may use different methods for calculating NOI or similarly titled measures and, accordingly, our NOI may not be comparable to similarly titled measures reported by other companies that do not define the measure exactly as we do.
SAME-STORE NET OPERATING INCOME (“SSNOI”)
In addition to NOI, we present Same-Store NOI. Our Same-Store portfolio includes all of our properties owned and included in our portfolio for all periods presented. It does not include properties held-for-sale or those properties which we otherwise expect to dispose of in the subsequent quarter.
FUNDS FROM OPERATIONS (“FFO”) AND CORE FUNDS FROM OPERATIONS (“CORE FFO”)
We compute FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts, or Nareit, which defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment writedowns of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate- related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized non-GAAP financial measure for REITs that we believe, when considered with financial statements determined in accordance with GAAP, is useful to investors in understanding financial performance and providing a relevant basis for comparison among REITs. In addition, FFO is useful to investors as it captures features particular to real estate performance by recognizing that real estate has generally appreciated over time or maintains residual value to a much greater extent than do other depreciable assets. Investors should review FFO, along with GAAP net income, when trying to understand an equity REIT’s operating performance. We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of performance is limited. There can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs. FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Although FFO is a measure used for comparability in assessing the performance of REITs, as the Nareit White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one company to another.

2023 PROXY STATEMENT 81

Core FFO adds back to FFO the following items: an adjustment for any above or below-market ground lease amortization to traditionally defined FFO, IPO litigation expense, severance expenses and loss on early extinguishment of debt. The company presents Core FFO because it considers it an important supplemental measure of its operating performance in that it excludes items associated with its IPO and formation transactions and other non-recurring items. There can be no assurance that Core FFO presented by the company is comparable to similarly titled measures of other REITs. Core FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.
EBITDA AND ADJUSTED EBITDA
We compute EBITDA as net income plus interest expense, income taxes and depreciation and amortization. We present EBITDA because we believe that EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of its ability to incur and service debt. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of its liquidity. For Adjusted EBITDA, we add back impairment charges.
Reconciliations

NET INCOME TO NET OPERATING INCOME (UNAUDITED AND AMOUNTS IN THOUSANDS)
	Years Ended December 31,
	2022 ($)	2021 ($)	2020 ($)
Net income (loss)	63,212	(13,037)	(22,889)
Add:
General and administrative expenses	61,765	55,947	62,244
Depreciation and amortization	216,894	201,806	191,006
Interest expense	101,206	94,394	89,907
Loss on early extinguishment of debt	—	214	86
Income tax expense (benefit)	1,546	(1,734)	(6,971)
Impairment charges	—	7,723	5,360
IPO litigation expense	—	—	1,165
Less:
Gain on sale/disposition of properties	(33,988)	—	—
Interest income	(4,948)	(704)	(2,637)
Third-party management and other fees	(1,361)	(1,219)	(1,225)
Net operating income	404,326	343,390	316,046

82 EMPIRE STATE REALTY TRUST

NET INCOME TO FUNDS FROM OPERATIONS (“FFO”) AND CORE FUNDS FROM OPERATIONS (“CORE FFO”) (UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
	Years Ended December 31,
	2022 ($)	2021 ($)	2020 ($)
Net income (loss)	63,212	(13,037)	(22,889)
Non-controlling interests in other partnerships	243	—	—
Private perpetual preferred unit distributions	(4,201)	(4,201)	(4,197)
Real estate depreciation and amortization	210,522	196,360	184,245
Impairment charges	—	7,723	5,360
Gain on sale/disposition of properties	(33,988)	—	—
Funds from operations attributable to common stockholders and non-controlled interests	235,788	186,845	162,519
Amortization of below-market ground leases	7,831	7,831	7,831
Loss on early extinguishment of debt	—	214	86
Severance expenses	—	—	3,813
IPO litigation expense	—	—	1,165
Core funds from operations attributable to common stockholders and non-controlled interests	243,619	194,890	175,414
Weighted average shares and Operating Partnership units
Basic	268,337	277,420	283,826
Diluted	269,948	277,420	283,837
FFO per share
Basic	0.88	0.67	0.57
Diluted	0.87	0.67	0.57
Core FFO per share
Basic	0.91	0.70	0.62
Diluted	0.90	0.70	0.62
NET INCOME TO ADJUSTED EBITDA (UNAUDITED AND AMOUNTS IN THOUSANDS)
	2022 ($)	2021 ($)	2020 ($)
Net income (loss)	63,212	(13,037)	(22,889)
Interest expense	101,206	94,394	89,907
Income tax (expense) benefit	(1,546)	1,734	6,971
Depreciation and amortization	216,894	201,806	191,006
EBITDA	382,858	281,429	251,053
Impairment charges, net of reimbursement	—	7,723	5,360
Adjusted EBITDA	382,858	289,152	256,413

2023 PROXY STATEMENT 83

EMPIRE STATE REALTY TRUST, INC. 111 WEST 33RD STREET, 12 FL. NEW YORK, NY 10120 SCAN TO w VIEW MATERIALS & VOTE AUTHORIZE YOUR PROXY BY INTERNET Before the meeting — Go to www.proxyvote.com or scan the QR Barcode above Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (Eastern Time) on May 10, 2023. Have your proxy card in hand and follow the instructions to obtain your records and create an electronic voting instruction form. During the meeting — Go to www.virtualshareholdermeeting.com/ESRT2023 You may attend the meeting via the internet and vote during the meeting. Have available the information printed in the box marked by the arrow and follow the instructions. AUTHORIZE YOUR PROXY BY PHONE —1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. (Eastern Time) on May 10, 2023. Have your proxy card in hand when you call and follow the instructions. AUTHORIZE YOUR PROXY BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by May 10, 2023. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS To reduce company mailing costs, you can consent to receiving all future proxy statements, cards and annual reports electronically via e-mail or internet. To do so, follow the voting instructions above and, when prompted, indicate you agree to receive all such materials electronically in the future. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V04846-P84139 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY EMPIRE STATE REALTY TRUST, INC. For Withhold For All To withhold authority to vote for any individual The board of directors recommends you vote FOR the following: AllAll Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1.Election of directors 01)Anthony E. Malkin 02)Thomas J. DeRosa 03)Steven J. Gilbert 05)Patricia S. Han 06)Grant H. Hill 07)R. Paige Hood 04)      S. Michael Giliberto   08) James D. Robinson IV The board of directors recommends you vote FOR Proposal 2. For Against Abstain 2.To approve, on a non-binding, advisory basis, the compensation of our named executive officers. !! ! The board of directors recommends you vote FOR Proposal 3.   For Against Abstain 3.To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. ! ! ! NOTE: The proxies are also authorized to vote in their discretion upon such other matters as may properly be brought before the Annual Shareholders Meeting or any adjournments or postponements thereof. The undersigned hereby acknowledge(s) receipt of a copy of the accompanying notice of Annual Shareholders Meeting, the proxy statement with respect thereto and our annual report to shareholders with respect to our 2022 fiscal year, the terms of each of which are incorporated by reference, and hereby revoke(s) any proxy or proxies heretofore given with respect to the meeting. This proxy may be revoked at any time before it is exercised. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX]   Date   Signature (Joint Owners)   Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders Meeting: The Notice and Proxy statement and Annual Report are available at www.proxyvote.com. V04847-P84139 EMPIRE STATE REALTY TRUST, INC. Annual Shareholders Meeting May 11, 2023 at 11:00 a.m. (Eastern Time) This proxy is solicited on behalf of the board of directors The undersigned shareholder(s) hereby appoint(s) Heather L. Houston and Susanne J. Lieu, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of EMPIRE STATE REALTY TRUST, INC. that the shareholder(s) is/are entitled to vote at the Annual Shareholders Meeting to be held at 11:00 a.m. (Eastern Time) on May 11, 2023, at State Grill, 21 West 33rd Street, New York, NY 10118, and via webcast at www.virtualshareholdermeeting.com/ESRT2023, and any adjournment or postponement thereof. When properly executed, votes entitled to be cast by the undersigned will be cast in the manner directed herein by the undersigned shareholder(s). If no direction is given, the votes entitled to be cast by the undersigned will be cast FOR the nominees of our board of directors listed in Proposal 1, FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as described in Proposal 2, and FOR the ratification of the selection of our independent registered public accounting firm as described in Proposal 3. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the Annual Shareholders Meeting and any adjournments or postponements thereof. A shareholder wishing to vote in accordance with our board of directors’recommendations need only sign and date this proxy and return it in the enclosed envelope. Continued and to be signed on reverse side.

EMPIRE STATE REALTY TRUST, INC. 111 WEST 33RD STREET, 12 FL. NEW YORK, NY 10120 SCAN TO w VIEW MATERIALS & VOTE AUTHORIZE YOUR PROXY BY INTERNET Before the meeting — Go to www.proxyvote.com or scan the QR Barcode above Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (Eastern Time) on May 10, 2023. Have your proxy card in hand and follow the instructions to obtain your records and create an electronic voting instruction form. During the meeting — Go to www.virtualshareholdermeeting.com/ESRT2023 You may attend the meeting via the internet and vote during the meeting. Have available the information printed in the box marked by the arrow and follow the instructions. AUTHORIZE YOUR PROXY BY PHONE —1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. (Eastern Time) on May 10, 2023. Have your proxy card in hand when you call and follow the instructions. AUTHORIZE YOUR PROXY BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by May 10, 2023. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS To reduce company mailing costs, you can consent to receiving all future proxy statements, cards and annual reports electronically via e-mail or internet. To do so, follow the voting instructions above and, when prompted, indicate you agree to receive all such materials electronically in the future. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V04848-P84139 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY EMPIRE STATE REALTY TRUST, INC. For Withhold For All To withhold authority to vote for any individual The board of directors recommends you vote FOR the following: AllAll Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1.Election of directors 01)Anthony E. Malkin 02)Thomas J. DeRosa 03)Steven J. Gilbert 05)Patricia S. Han 06)Grant H. Hill 07)R. Paige Hood !! ! 04)      S. Michael Giliberto 08) James D. Robinson IV The board of directors recommends you vote FOR Proposal 2. For Against Abstain 2.To approve, on a non-binding, advisory basis, the compensation of our named executive officers. The board of directors recommends you vote FOR Proposal 3. For Against Abstain 3.To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. ! ! ! NOTE: The proxies are also authorized to vote in their discretion upon such other matters as may properly be brought before the Annual Shareholders Meeting or any adjournments or postponements thereof. The undersigned hereby acknowledge(s) receipt of a copy of the accompanying notice of Annual Shareholders Meeting, the proxy statement with respect thereto and our annual report to shareholders with respect to our 2022 fiscal year, the terms of each of which are incorporated by reference, and hereby revoke(s) any proxy or proxies heretofore given with respect to the meeting. This proxy may be revoked at any time before it is exercised. By checking the yes box, you confirm that you hold Yes   No ! ! at least 49 Empire State Realty OP, L.P. operating partnership units for each share of Class B common stock of Empire State Realty Trust, Inc. that you own and are voting pursuant to this proxy. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX]   Date   Signature (Joint Owners)   Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V04849-P84139 EMPIRE STATE REALTY TRUST, INC. Annual Shareholders Meeting May 11, 2023 at 11:00 a.m. (Eastern Time) This proxy is solicited on behalf of the board of directors The undersigned shareholder(s) hereby appoint(s) Heather L. Houston and Susanne J. Lieu, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class B common stock of EMPIRE STATE REALTY TRUST, INC. that the shareholder(s) is/are entitled to vote at the Annual Shareholders Meeting to be held at 11:00 a.m. (Eastern Time) on May 11, 2023, at State Grill, 21 West 33rd Street, New York, NY 10118, and via webcast at www.virtualshareholdermeeting.com/ESRT2023 and any adjournment or postponement thereof. When properly executed, votes entitled to be cast by the undersigned will be cast in the manner directed herein by the undersigned shareholder(s). If no direction is given, the votes entitled to be cast by the undersigned will be cast FOR the nominees of our board of directors listed in Proposal 1, FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as described in Proposal 2, and FOR the ratification of the selection of our independent registered public accounting firm as described in Proposal 3. In their discretion, the proxies are each authorized to vote upon such other business as may properly come before the Annual Shareholders Meeting and any adjournments or postponements thereof. A shareholder wishing to vote in accordance with our board of directors’recommendations need only sign and date this proxy and return it in the enclosed envelope. Continued and to be signed on reverse side.